Filed Pursuant to Rule 424(b)(3)

Registration No. 333-293347

PROSPECTUS

ARRIVE AI INC.

Up to 10,000,000 Shares of

Common Stock

This prospectus relates to the registration of the resale of up to 10,000,000 shares of our common stock (the “Resale Shares”) by the selling stockholder identified in this prospectus, or its permitted transferees. The shares being registered herein may be freely sold in market transactions following the listing and upon the effectiveness of this registration statement. Shares of our common stock are listed on the Nasdaq Global Market.

The selling stockholder may sell shares from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may offer shares to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. Streeterville Capital, LLC (“Streeterville”) and any underwriters, broker-dealers or agents that participate in the sale of our common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, Streeterville Capital, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to shares of common stock issued and issuable to it in connection with the Streeterville Purchase Agreement (defined below). We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus, and the selling stockholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in the sale of the shares. See “Plan of Distribution”.

By a separate registration statement (File No, 333-284042, the “Direct Listing Registration Statement”), we have registered an aggregate of 29,978,212 shares of common stock which we offered for resale to the public through direct listing.

The 10,000,000 shares of common stock offered by the selling stockholder is defined herein as the “Resale Shares.” The Resale Shares are being registered for the benefit of a single selling stockholder, Streeterville Capital, LLC, pursuant to the Streeterville Purchase Agreement (defined below), which may be issued to satisfy amounts owed under Pre-Paid Purchases (defined below) outstanding as of, or arising after, the effective date of this registration statement. Please see “Selling Stockholder” for more details.

Our Common Stock is approved to be listed on the Nasdaq Global Market under the symbol “ARAI.” On February 9, 2026, the last reported sale price of our common stock on Nasdaq was $1.49 per share.

Our founder and Chief Executive Officer, Daniel S. O’Toole, beneficially owns approximately 63.6% of the voting power of our outstanding voting securities and we are and will continue to be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC. We may rely on the exemptions from the corporate governance requirements that are available to controlled companies.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our common stock involves risks. See the “Risk Factors” section beginning on page 6 for risks you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved, or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2026

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect latest information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

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USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the agents have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC using a continuous offering process. Under this process, the selling stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

Our board of directors and our stockholders each approved a 1-for-4 reverse stock split of all classes of our issued and outstanding capital stock (the “Reverse Stock Split”). On November 25, 2024, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in this prospectus, before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements.” Unless otherwise indicated in this prospectus, “Arrive AI Inc.,” “Arrive,” “the Corporation,” “the Company,” “we,” “us” and “our” refer to Arrive AI Inc. and, where appropriate, its subsidiaries.

Company Background

We were incorporated on April 30, 2020, in the State of Delaware under the name of Dronedek Corporation. The Company changed its name to Arrive Technology Inc. on July 27, 2023. The Company changed its name to Arrive AI Inc. on September 30, 2024. We are a developmental technology company with a focus on designing and implementing a commercially viable smart mailbox and platform system for smart, secure, and seamless exchange of packages, goods, supplies, food, and medications between people, through the use of robots, and drones. We began conducting commercial operations in 2025 and we had no revenues for fiscal years 2022, 2023 or 2024.

Arrive executed an exclusive patent license agreement on May 26, 2020 with its CEO, Mr. O’Toole and amended in December 2024 and March 2025, whereby Mr. O’Toole granted Arrive rights to use, sell, manufacture and otherwise commercialize certain technologies relating to secured drone delivery ALM mailboxes in exchange for license fees. Such technologies helped jumpstart our business operations and will continue to play such a critical role in our growth that we became heavily reliant on the right to use them. Please see a more detailed description of the terms of such agreement under “Certain Relationships and Related Person Transactions-Exclusive Patent License Agreement” and the risks related to our reliance on such agreement under “Risk Factors-Risks Related to our Business and Future Commercial Operations - Regulations and Compliance-We may become reliant on our intellectual property; failure to protect our intellectual property could negatively affect our business, financial condition or results of operations” and “Risk Factors-Risks Related to our Business and Future Commercial Operations - Regulations and Compliance-If we materially breach the Exclusive Patent License Agreement and fail to cure such breach timely and to Mr. O’Toole’s satisfaction, such license agreement may transition to a non-exclusive license agreement which will allow Mr. O’Toole to seek other and/or additional licensees for exploitation of similar technology, in such an event, and if the company is not able to find other sources for the use of similar technology to support its future business operations, in such a case, our future business operations may be adversely affected or even essentially terminated, in such event investors may potentially lose a portion or even the entire amount of their investment.

Implications of being a Controlled Company

Our founder and Chief Executive Officer, Daniel S. O’Toole, beneficially owns approximately 63.6% of the voting power of our outstanding voting securities and we are and will continue to be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

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As long as our principal shareholder owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under Nasdaq Listing Rules. As a controlled company, we are permitted to rely on certain exemptions from Nasdaq’s corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. As a result, you may not in the future have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company for up to five years from the date of the closing of our public offering, or until such earlier time as we have more than $1.235 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of the final day of our second fiscal quarter, in which case we would cease to be an “emerging growth company” as of the following final day of our fiscal year, or we issue more than $1 billion of non-convertible debt over a three-year period.

For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements.

Reverse Stock Split

Our board of directors and our stockholders each approved the Reverse Stock Split. On November 25, 2024, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

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Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. This summary may not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should carefully consider the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

● Our lack of commercial operations makes evaluating our business difficult and as result, our securities are considered highly speculative.

● We had negative operating cash flow for the nine months ended September 30, 2025 and 2024, respectively.

● We have not based our financial projections or valuation on actual commercial operations.

● Arrive will need to engage in certain transactions, including raising substantial additional funds, which may not be available on acceptable terms and transactions with insiders which may generate a possible conflict of interest.

● Arrive’s future suppliers may be subject to governmental regulations including regulations regarding the operation of drones in certain environments.

● Product development is a long, expensive, and uncertain process, and investments in product development often involve a long wait until a return, if any, can be achieved on such an investment.

● Arrive AI’s success will depend on the growth of drone and mobile robot automated delivery services and will need to market its products successfully.

● Our collection, processing, use and disclosure of individually identifiable biometric or other personally identifiable information (PII) is subject to evolving and expanding privacy and security regulations.

● Arrive may be forced to litigate to defend its Intellectual Property (“IP”) rights, or defend against claims by third parties against Arrive relating to IP rights.

● We may become reliant on our intellectual property; failure to protect our intellectual property could negatively affect our business, financial condition or results of operations.

● If we materially breach the Exclusive Patent License Agreement and fail to cure such breach timely and to Mr. O’Toole’s satisfaction, such Exclusive Patent License Agreement may transition to a non-exclusive license agreement which will allow Mr. O’Toole to seek other and/or additional licensees for exploitation of similar technology, in such an event, and if the company is not able to find other sources for the use of similar technology to support its future business operations, in such a case, our business operation may be adversely affected or even essentially terminated, in such event investors may potentially lose a portion or even the entire amount of their investment.

● Arrive may be subject to risks related to information technology systems, including cyber-security risks which could disrupt business operations, result in the loss of critical and confidential information, and adversely impact Arrive AI’s reputation and results of operations.

● Privacy and data security laws and regulations could require us to make changes to our business, impose additional costs on us and reduce the demand for our software solutions.

● Once we start conducting commercial operations, if our security measures are breached or unauthorized access to personally identifiable information (PII) is otherwise obtained, our reputation may be harmed, and we may incur significant liabilities.

● Our collection, processing, use and disclosure of personally identifiable information (PII) is subject to evolving and expanding privacy and security regulations.

● Defects in our future products or failures in quality control could impair our ability to sell our products and services or could result in product liability claims, litigation and other significant events involving substantial costs.

● The Company is subject to ongoing litigation and may be subject to more including securities litigation, which is expensive and could divert management attention, including securities class action and derivative lawsuits which could result in substantial costs.

● Our technology may contain third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to provide our offered products and services.

● Failures in internet infrastructure or interference with internet or Wi-Fi access could cause prospective users to believe that our systems are unreliable, potentially causing our future customers to decline to renew their subscriptions.

● Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

● We may not be successful in our artificial intelligence initiatives, which could adversely affect our business, reputation, or financial results.

● The adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain.

● Failure by our customers to continue to adopt infrastructure to support AI use cases in their systems, or our ability to keep up with evolving AI infrastructure requirements, could have a material adverse effect on our business, financial condition, and results of operations.

● A disruption of our IT Systems and capabilities could lead to business disruption and could harm our reputation and result in financial penalty and legal liabilities, which would reduce our revenue and have a material adverse effect on our business, financial condition and results of operations

● We may face a shortage in talent or professionals with the appropriate experience and training in AI technology

● Arrive will rely on third party vendors such as software developers, suppliers, and service partners to create its products which may lead to interruptions outside of Arrive AI’s control.

● Arrive AI’s software platform may be at risk of unexpected technical failure due to the unavailability of third-party information and infrastructure services or because of data or security breaches or attacks.

● It is not possible to predict how many Pre-Paid Purchases we can or will sell under the Streeterville Purchase Agreement (as defined below), or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under such agreement.

● Raising additional capital, including selling the Pre-Paid Purchase or the future Pre-Paid Purchases, may directly or indirectly cause dilution to our existing stockholders or restrict our commercial operations.

● Arrive may be subject to litigation proceedings.

● We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules because our insiders beneficially own more than 50% of the voting power of our outstanding voting securities. Our largest shareholder, officer and director, Daniel O’Toole holds substantial control over the Company and is able to influence all corporate matters.

Corporate Information

Our corporate address is 9100 Fall View Drive, Fishers, Indiana 46037. Our website can be found at https://www.arriveai.com/ The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our shares of common stock. We were incorporated on April 30, 2020, in the State of Delaware under the name of Dronedek Corporation. The Company changed its name to Arrive Technology Inc. on July 27, 2023. The Company changed its name to Arrive AI Inc. on September 30, 2024.

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SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following tables set forth our summary of historical financial data as of September 30, 2025 and December 31, 2024 and 2023.

The summary statements of operations data for the periods ended September 30, 2025 and 2024 are derived from our unaudited interim financial statements and notes that are included elsewhere in this prospectus. The summary statements of operations data for the periods ended December 31, 2024 and 2023 are derived from our audited financial statements and notes that are included elsewhere in this prospectus.

Our board of directors and our stockholders each approved the Reverse Stock Split. On November 25, 2024, we filed a certificate of amendment of certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

We have prepared the audited financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our results in any future period. Results from our interim period may not necessarily be indicative of the entire year’s results.

	Nine Months Ended
	September 30,
	2025	2024

Statement of Operations Data:
General and Administrative Expenses	$7,551,884	$2,395,881
Loss From Operations	$(8,183,087)	$(3,225,920)
Net loss	$(8,904,672)	$(3,199,606)

Statement of Cash Flows Data:
Cash Flows From Operating Activities	$(5,048,431)	$(1,959,447)
Cash Flows From Investing Activities	$(2,036,474)	$-
Cash Flows From Financing Activities	$7,772,302	$1,925,768
Cash, End of Period	$816,715	$291,793

	As of	As of
	September 30, 2025	December 31, 2024
	(Unaudited)
Balance Sheet Data:
Total assets	$9,719,064	$987,788
Total liabilities	$5,009,191	$1,970,963
Total stockholders’ equity (deficit)	$4,709,873	$(983,175)

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023

Statement of Operations Data:
General and Administrative Expenses	$4,558,849	$7,323,075
Loss From Operations	$4,558,849	$7,323,075
Net loss	$4,537,901	$7,321,134

Statement of Cash Flows Data:
Cash Flows From Operating Activities	$(2,289,273)	$(2,816,791)
Cash Flows From Investing Activities	$(114,655)	$(104,991)
Cash Flows From Financing Activities	$2,207,774	$1,690,158
Cash, End of Period	$129,318	$325,472

	As of	As of
	December 31, 2024	December 31, 2023

Balance Sheet Data:
Total assets	$987,788	$619,601
Total liabilities	$1,970,963	$1,097,367
Total stockholders’ deficit	$(983,175)	$(477,766)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus before deciding whether to invest in our common stock. If any of the following risks are realized, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Business and Operations - General Risks

Our lack of commercial operations makes evaluating our business difficult and as result, our securities are considered highly speculative.

We were founded in 2020 and have a history of incurring substantial operating losses in connection with the development of our products. We began commercial operations in 2025, and reported $98,175 in revenue for the nine months ending September 30, 2025. Our lack of a significant history and the evolving nature of the market in which we will operate have risks inherent to our business that are yet to be recognized by us or others, or not fully appreciated as of this moment and until the company commences commercial operations, additionally, we may incur in further losses before we receive any revenues. As a result of the foregoing, an investment in our common stock necessarily involves uncertainty about the stability of our operating results or results of operations after we commence commercial operations.

We had negative operating cash flow for the nine months ended September 30, 2025 and 2024, respectively.

We had a negative operating cash flows of $5,048,431 during the nine months ended September 30, 2025, and $1,959,447 for the nine months ended September 30, 2024. Our management team believes our company will have sufficient funds to meet operational needs as of the date of this prospectus to conduct commercial operations. As of September 30, 2025, the Company had $816,715 cash on hand and short-term liquid investment of $1,918,995 to support an average cash burn rate of approximately $1,000,000 per month. However, to the extent that we have negative operating cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. Additionally, we may be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that we will be able to generate positive cash flow from our operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to us.

We have not based our financial projections or valuation on actual commercial operations.

Our pre-operational stage precludes us from providing financial information based on actual commercial operations. Current financial projections are based on assumptions concerning future commercial operations that we believe are reasonable but may prove incorrect. Because actual conditions will differ from those assumptions, and the differences may be material, we cannot assure you that these projections will prove accurate and caution you against excessive reliance on them in deciding whether to invest in our equity securities. Any increase in our costs or decrease in our revenues after we commence operations could affect your ability to receive a return on your investment.

We are highly dependent on our management team, and the loss of our senior executive officers or other key employees could harm our ability to implement our strategies, impair our relationships with clients and adversely affect our business, results of operations and growth prospects.

Our success depends, to a large degree, on the skills of our management team and our ability to retain, recruit and motivate key officers and employees. Our active senior executive leadership team has significant experience, and their knowledge and relationships would be difficult to replace. Leadership changes will occur from time to time, and we cannot predict whether significant resignations will occur or whether we will be able to recruit additional qualified personnel. Competition for senior executives and skilled personnel who possess an understanding and technical expertise in the artificial intelligence industry is intense, which means the cost of hiring, paying incentives and retaining skilled personnel may continue to increase. We need to continue attracting and retaining key personnel and recruiting qualified individuals to succeed existing key personnel to ensure the continued growth and successful operation of our business. In addition, as a provider of high-tech products and services, we must attract and retain qualified personnel to continue to grow our business, and competition for such personnel can be intense. Our ability to effectively compete for senior executives and other qualified personnel by offering competitive compensation and benefit arrangements may be restricted by cash flow and other operational restraints. The loss of the services of any senior executive or other key personnel, or the inability to recruit and retain qualified personnel in the future, could have a material adverse effect on our business, financial condition or results of operations. In addition, to attract and retain personnel with appropriate skills and knowledge to support our business, we may offer a variety of benefits, which could reduce our earnings or have a material adverse effect on our business, financial condition or results of operations.

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Our insurance may not adequately cover our future operating risk.

We have insurance to protect our assets, future operations and employees. While we believe our insurance coverage addresses all material risks to which we may be exposed and is adequate and customary according to our current projections for our future operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which we may be exposed. In addition, no assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If we were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, results of operations and financial condition could be materially adversely affected. Additionally, the cost of insurance coverage may increase upon the commencement of our operations, such increase may have a negative impact on our business and financial position. Our lack of commercial operating history in an emerging area may make it difficult to obtain insurance policies at competitive rates. Insurance that is otherwise readily available, such as workers’ compensation, general liability, title insurance and directors’ and officers’ insurance, is more difficult for us to find and more expensive because of our involvement in emerging areas. There are no guarantees that we will be able to find insurance coverage at otherwise competitive, or even economically viable terms.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Accounting principles generally accepted in the United States (“U.S. GAAP”) and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

A new outbreak of the COVID-19 or other pandemic(s) could materially adversely affect our business, financial condition, results of operations, cash flows and day-to-day operations.

Any future outbreak of COVID-19, or any other pandemic across the globe including the U.S., may have an adverse impact on many businesses and their operations and financial condition. The response to this coronavirus by federal, state and local governments in the U.S. in the past, has resulted in the significant market and business disruptions across many industries and affecting businesses of all sizes. This pandemic has also caused significant stock market volatility and further tightened capital access for most businesses.

The ultimate magnitude of COVID-19 or another pandemic, including the extent of its impact on our financial and operational results, which could be material, will depend on the length of time and magnitude of a new outbreak of the pandemic, its effect on the demand for our services and our supply chain, the effect of governmental regulations imposed in response to any new pandemic, as well as uncertainty regarding all of the foregoing. We cannot at this time predict the full impact of a new outbreak such as the COVID-19 pandemic, but it could have a larger material adverse effect on our future business, financial condition, results of operations and cash flows beyond what is discussed within this prospectus.

Our growth and financial health are subject to a number of economic risks including extreme volatility in securities prices.

The financial markets in the United States have experienced substantial uncertainty during recent years, particularly following the COVID-19 outbreak. This uncertainty has included, among other things, extreme volatility in securities prices, reduced liquidity and credit availability, rating downgrades of certain investments and declining values with respect to others. If capital and credit markets continue to experience uncertainty and available funds remain limited, we may not be able to obtain debt or equity financing or to refinance our existing indebtedness on favorable terms or at all, which could affect our planned strategic commercial operations and our financial performance and force modifications to our planned commercial operations. These conditions currently have not precluded us from accessing credit markets or financing our product development operations, but there can be no assurance that financial markets and confidence in major economies will not deteriorate. In addition, we are vulnerable to changes in market preferences or other market changes, such as general economic conditions, recession and fears of recession, interest rates, tax rates and policies, and inflation. The U.S. is currently experiencing unusually high rates of inflation, and we may experience a compression in our margins as a result. The U.S. and global economies have in the past, and will in the future, experience recessionary periods and periods of economic instability. During such periods, our potential customers may choose not to expend the amounts that we anticipate based on our expectations with respect to the addressable market for the services we offer. There could also be a number of other effects from adverse general business and economic conditions on our future business, including insolvency of any of our future third-party suppliers or contractors, decreased market confidence, decreased interest in communications solutions, decreased discretionary spending and reduced customer demand for the services we offer, any of which could have a material adverse effect on our business, financial condition and results of operations.

7

A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

The quality and safety of our products and services will be critical to the success of our business and future commercial operations. As such, it is imperative that our and our future service providers’ quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training programs and adherence by employees to quality control guidelines. Although we strive to ensure that all of our service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business and operating results.

We may experience physical breaches of security at our facilities, any security breaches could result in loss of sensitive information as well as loss as a result of any such breach.

A physical security breach at one of our facilities could result in a significant loss of available products, expose us to additional liability under applicable regulations and to potentially costly litigation or increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing our products and services, any of which could have an adverse effect on our business, financial condition and results of operations.

We may face commercial operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business will require us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We intend to use various technology systems to manage our customer relationships and general ledger. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our commercial operational risks may include the risk of malfeasance by persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Such risks related to cyber-attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures. In the event of a breakdown in our internal control systems, improper operation of our systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations after we start conducting commercial operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

8

The Company’s products and future services may be affected from time to time by design and manufacturing defects that could materially adversely affect the Company’s business and result in harm to the Company’s reputation.

The Company will offer complex hardware and software products and services that can be affected by design and manufacturing defects. Sophisticated operating system software and applications, such as those to be offered by the Company, often have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects can also exist in components and products the Company will purchase from third parties. Component defects could make the Company’s products unsafe and create a risk of environmental or property damage and personal injury. In addition, the Company’s service offerings could have quality issues and may from time to time experience outages, service slowdowns or errors. As a result, the Company’s services may from time to time not perform as anticipated and may not meet customer expectations. There can be no assurance the Company will be able to detect and fix all issues and defects in the hardware, software and services it offers. Failure to do so can result in widespread technical and performance issues affecting the Company’s future products and services. In addition, the Company can be exposed to product liability claims, recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, and/or intangible assets, and significant warranty and other expenses, including litigation costs and regulatory fines. Quality problems can also adversely affect the experience for users of the Company’s products and services, and result in harm to the Company’s reputation, loss of competitive advantage, poor market acceptance, reduced demand for products and services, delay in new product and service introductions and lost sales.

We will need to raise substantial additional funds in the future, which funds may not be available or, if available, may not be available on acceptable terms.

Changing circumstances may cause us to consume capital more rapidly than we currently anticipate. The continued growth of our business, including the development, regulatory approval and commercialization of our products, will significantly increase our expenses going forward, regardless of our ability to generate revenue. As a result, we are required to seek substantial additional funds to continue our business and start commercial operations. Our future capital requirements will depend on many factors, including:

●	the cost of developing our products and services;
●	obtaining and maintaining regulatory clearance or approvals;
●	the costs associated with commercializing our products and services;
●	any change in our development priorities;
●	the revenue generated by sales of our products and services, once we reach the commercialization phase;
●	the costs associated with expanding our sales and marketing infrastructure for commercialization of our products and services;
●	any change in our plans regarding the manner in which we choose to commercialize any product or service in the United States or internationally;
●	the cost of ongoing compliance with regulatory requirements;
●	expenses we incur in connection with potential litigation or governmental investigations;
●	the costs to develop additional intellectual property:
●	anticipated or unanticipated capital expenditures; and
●	unanticipated general and administrative expenses.

We may need to raise additional funds in the future to support our commercial operations. If we are required to secure additional financing, such additional fundraising efforts may divert our management from our day-to-day activities. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be prevented from carrying out our business plan. This would have a material adverse effect on our business, financial condition and results of operations.

Raising additional capital, including selling the Pre-Paid Purchase or the future Pre-Paid Purchases, may directly or indirectly cause dilution to our existing stockholders or restrict our commercial operations.

We may seek additional capital through a variety of means, including through equity, debt financings, or other sources. We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a stockholder.

Such financing may also result in imposition of debt covenants, increased fixed payment obligations or other restrictions that may adversely affect our ability to conduct our business. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that are not favorable to us.

9

Pursuant to the Streeterville Purchase Agreement and the form of Pre-Paid Purchase, Streeterville has the discretion on whether to receive repayment of the Pre-Paid Purchases in cash or Purchase Shares. If Streeterville elects to receive Purchase Shares in lieu of cash, we would normally issue a certain number of shares of common stock calculated on the basis of the initial listing reference price of our common stock on Nasdaq. However, if certain events were to occur and assuming Streeterville elected to receive Purchase Shares as repayment of the Pre-Paid Purchases anyway, for example, if our market capitalization went below certain amount or if we fail to pay any principal, interest, fees, charges, or any other amount when due and payable under any Pre-Paid Purchases, we may have to issue a significantly larger number of Purchase Shares based on a market price-based formula whose floor is $0.25 per share, which is much lower than the price at the time of the effectiveness of this registration statement. Such issuances could result in substantial dilution to the interests of other holders of its shares of our common stock. Please see “Selling Stockholders” for more detailed discussion on the pricing mechanism of the Purchase Shares issuable under the Pre-Paid Purchases.

This registration statement registers an aggregate of up to 10,000,000 shares of common stock that have been or may be issued to Streeterville under the Streeterville Purchase Agreement and the Pre-Paid Purchases, but this does not represent the full amount of shares of common stock that could be issued and sold to Streeterville under the Streeterville Purchase Agreement. As a result of the above factors, it is possible that we may need to issue and sell more than the number of shares that we initially expects to issue to Streeterville under Streeterville Purchase Agreement in order to receive aggregate gross proceeds equal to Streeterville’s $40 million total aggregate purchase commitment under the Streeterville Purchase Agreement, which could cause additional substantial dilution to holders of our common stock. Such dilution could result in a decrease of the share price for existing holders of our common stock.

We may be exposed to the effects of changing energy prices, and interruptions in supplies of this commodity.

We will not own nor operate the drones used by third parties in making deliveries to our mailboxes. However such drones are electrically operated and changing energy costs may have a significant impact on the operations of such third parties. The service delivery vehicles operated by third parties are exposed to the risks associated with variations in the energy market price. Such third parties could experience a disruption in energy supplies as a result of any war, weather-related events or natural disasters, actions by producers (including as part of their own sustainability efforts) or other factors beyond our control, which could have a material adverse effect on us, such as increase in costs related to finding alternative third parties.

We may be subject to risks associated with climate change, including the potential increased impacts of severe weather events on our future commercial operations and infrastructure.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect our future commercial operations, infrastructure and financial results. We could incur significant costs to improve the climate resiliency of our products infrastructure such as making our mailboxes weather resistant and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change and the costs associated to adapting or improving our products to be weather resistant.

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We and our future third-party suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do, or interrupt our, business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the generation, use, storage and disposal of hazardous materials. We may work with materials, compounds and samples that could be hazardous to human health and safety or the environment, such as refrigerant substances, which are working fluids used in the refrigeration cycle of air conditioning systems and heat pumps where in most cases they undergo a repeated phase transition from a liquid to a gas and back again, as it does so, it absorbs heat and then releases it along its journey, helping to bring cool air and keep an area dry avoiding overheating, these substances may be used in our business with the purpose to preserve a steady temperature and prevent any damage to the products that will be temporarily store in our mail boxes. Our future operations may also produce waste products. Accordingly, we and our third-party manufacturers and future suppliers are subject to federal, state, local and foreign environmental, health and safety laws and regulations, and permitting and licensing requirements, including those governing the use, manufacture, storage, handling, transportation, disposal of, and exposure to, these products or materials, as well as worker health and safety. We cannot eliminate the risk of contamination or injury resulting from such products or materials. We also cannot guarantee that the procedures utilized by our third-party manufacturers for handling and disposing of hazardous materials comply with all applicable environmental, health and safety laws and regulations. As a result, we may be held liable for any resulting damages, costs or liabilities, including clean-up costs and liabilities, which could be significant, or our commercialization, research and development efforts and business operations may be restricted or interrupted. Environmental, health and safety laws and regulations are complex, change frequently and have tended to become more stringent. Compliance with such laws and regulations is expensive, and current or future environmental, health and safety laws and regulations may restrict our operations. If we do not comply with applicable environmental health and safety laws and regulations, and permitting and licensing requirements, we may be subject to fines, penalties, a suspension of our business or other sanctions. Changes in the technology regulatory environment, technological advances that render our technologies obsolete, availability of resources product trials, acceptance of technologies into the community, and competition from larger, more well-funded companies. These adverse conditions could affect the Company’s financial condition and the results of its operations after the company starts conducting commercial operations.

Our future business partners and customers operation of drones and mobile robotics in work, campus, residential, suburban, and urban environments may be subject to regulation and operational risks, such as accidental collisions and transmission interference, which may limit demand for our smart mailbox service in such environments and harm our business and operating results.

Work, campus, residential, suburban, and urban environments may present certain challenges to our smart mailbox service partners and customers. Automation may accidentally collide with other aircraft, robots, persons or property, which could result in injury, death or property damage and significantly damage the reputation of and support for automation in general. As the usage of drone and robot automation has increased by causal users and by businesses, the danger of such collisions and other risks have increased. Furthermore, the incorporation of our new technology into our smart mailboxes for automation may increase the demand for the number of vehicles operating simultaneously in a given area and with this increase has come an increase in the risk of accidental collision. In addition, obstructions to effective transmissions in urban and other environments, such as large buildings, may limit the ability of the operator to utilize the aircraft for its intended purpose. The risks or limitations of operating drones and robots in urban and other environments may limit their value to partners and customers, which may limit demand for our smart mailbox services and consequently materially harm our business and operating results.

Product development is a long, expensive and uncertain process.

The product development process is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such an investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing companies offering similar products and services to emerge during the development and certification process. We anticipate making significant investments in research and development relating to our products and services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, which may substantially increase development costs to be able to manufacture products and services which would be competitive and sustainable for our potential customers, and these potential costs may negatively affect our results of operations after we commence providing our services.

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Rapid technological changes may adversely affect the market acceptance of our products and services and could adversely affect our business, financial condition and results of operations as we would incur in additional costs associated with developing products that would effectively obtain market acceptance and demand.

The Smart Mailbox for Automation (“SMA”) market is subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and new products in our future commercial operations. We may not be successful in developing and marketing our products in response to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of our products and services may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of our new products or services are delayed or, if when released, they fail to achieve market acceptance, our business, operating results and financial condition may be adversely affected as we would incur in additional costs associated with developing products that would effectively obtain market acceptance and demand, in addition to any other potential costs incurred to find viable alternatives in the event any of our future third party providers fail to keep up with the market demand for our potential products and services or become obsolete in the industry.

We may face competition from other Smart Mailbox for Automation companies, many of which have substantially greater resources.

The SMA industry is evolving rapidly and is highly competitive. There are many Smart Lockerbox and Smart Mailbox companies. What largely distinguishes our offerings is our focus and patents for Smart Mailboxes that support Automation, like drones and mobile robotics, in the delivery and pickup from our mailboxes. Our direct competitors include, but are not limited to, Matternet, and Valqari. Carriers like FedEx and UPS and retailers like Walmart and CVS have automation efforts underway as well but they are prospective customers for us. Some of these competitive firms have substantially greater financial, management, research and marketing resources than we have. Our Smart Mailbox for Automation business may also face competition from smaller businesses. Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price and the availability of key professional personnel, including those with security clearances. Furthermore, our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products, services, and technologies more efficiently, divert sales away from us by winning broader contracts, or hire away our employees by offering more lucrative compensation packages. The market for drone and robotic delivery is expanding, and competition intensifying which both provides an opportunity for our Smart Mailboxes but also may create additional competitors to enter the market, and current competitors expand their product and service lines. In order to secure contracts successfully when competing with larger, well-financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of our future contracts, which could adversely affect our margins upon commencement of our commercial operations once we start providing our services to our potential customers. In addition, larger diversified competitors serving as prime contractors may be able to supply underlying products and services from affiliated entities, which would prevent us from competing for subcontracting opportunities on these contracts. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

If the drone and mobile robot automated delivery and pickup services do not experience significant growth, if we cannot create and expand our customer base, or if our products and these services do not achieve broad acceptance, then we may not be able to achieve our anticipated level of growth.

We cannot accurately predict the future growth rates or sizes of the markets for our products and future services. Demand for our products and services may not increase, or may decrease, either generally or in specific markets, for particular types of products and services or during particular time periods. We believe the SMA, drone, and mobile robotics for all for the automated delivery and pickup market, are all nascent and we cannot assure you that our continued efforts to further increase our sales to customers will be successful. The expansion of these markets in general, and the market for our products and services in particular, depends on a number of factors, including the following:

●	customer satisfaction with drone delivery and pickup as an alternative solution;
●	customer satisfaction with mobile robotic delivery and pickup as an alternative solution;
●	our ability to technologically reduce the friction of handoffs between people, robots, and drones;
●	the cost, performance and reliability of our products and products offered by our competitors;
●	customer perceptions regarding the effectiveness and value of our system and it’s inter-operability with drone, robotic, and customers’ business and operational systems;
●	obtaining timely automation regulatory approvals, including, access to airspace and wireless spectrum; and
●	marketing efforts and publicity regarding these types of systems and services.

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Our products and services, and our automation partners’ products and services, may not adequately address market requirements and may not continue to gain market acceptance. If these types of systems generally, or our products and services specifically, do not gain wide market acceptance, then we may not be able to achieve our anticipated level of growth and our revenue and results of operations would decline.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue after we commence commercial operations to become profitable.

Our future growth depends on our gaining market acceptance and regular production orders for our products and services. We plan to bring our technology and services to market with an initial focused market target of medical operations such as hospitals, labs, clinic, doctors, pharmacies, and large assisted living businesses, which will then further expand to other market segments as we aim to eventually achieve ubiquity and business and residential density necessary for a future of pervasive automated logistics for everyone; we will use methods initially such as direct sales; automation partners as channel sales, tradeshows, publicized innovation research and projects with bellwether customers, white-papers, and targeted digital marketing campaigns and organic (search engine optimization, blogs). In the event we are not successful in obtaining a significant volume of early strategic innovation customers’ orders for our products and services, then we will face significant obstacles in expanding our business into an early adopters and mainstream market where the majority of future revenue would come from. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

We may engage in transactions with businesses that may be affiliated with our officers, directors or significant stockholders, and which may involve actual or potential conflicts of interest.

We may decide to make investments in one or more businesses affiliated with our officers, directors or significant stockholders. Such investment opportunities may compete with other opportunities for our investment dollars. Although we will not specifically focus on, or target, any particular transaction with any affiliates or affiliated entities, we would pursue such a transaction if we determined that such an affiliated investment was attractive from a risk-adjusted return perspective, and such transaction were approved by a majority of our independent and disinterested directors. Any such activity would involve actual or potential conflicts of interest. Although we are confident that we can navigate these conflicts consistent with best practices and applicable law, the existence or appearance of such conflicts of interest could make our publicly traded securities less attractive and thereby reduce their trading prices.

The ongoing conflict between Ukraine and Russia could adversely affect our business, consolidated financial condition, and results of operations.

Russia’s military actions against Ukraine have led to an unprecedented expansion of export restrictions and sanctions imposed by the United States, the European Union, the United Kingdom, and numerous other countries against Russia and Belarus. In addition, Russian authorities have imposed significant currency control measures, other sanctions, and imposed other economic and financial restrictions. The situation continues to evolve, and further sanctions and export restrictions could negatively impact the global economy and financial markets and could adversely affect our business, consolidated financial condition, and results of operations. The conflict may result in an increased likelihood of cyber-attacks that could directly or indirectly impact our operations. Any attempts by cyber attackers to disrupt our services or systems, or those of our vendors, suppliers, or customers, if successful, could harm our business both reputationally and financially. Measures to remediate such cyber-attacks may be costly and could have a material adverse effect on our business, financial condition and results of operations. We cannot predict the progress, outcome, or impact of the conflict in Ukraine, as the conflict and any resulting government reactions are beyond our control. We are monitoring the conflict in Ukraine to assess its impact on our business, as well as on our potential vendors, suppliers, future customers, and other parties with whom we plan to do business.

13

The Company is subject to ongoing litigation and may be subject to more including securities litigation, which is expensive and could divert management attention, including securities class action and derivative lawsuits which could result in substantial costs.

As discussed in details under the “Business-Legal Proceedings” section, we are subject to ongoing litigations, including an employment action which we are fervently defending ourselves against. In addition, following the completion of our direct listing, our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock or shares have been subject to securities litigation, including class action litigation. The Company may be the target of this type of litigation in the future. Litigation of this type and our ongoing litigation could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative, and sometimes insurmountable impact on our liquidity and financial condition. We can neither assure that we will prevail in our ongoing litigation, nor predict whether any such lawsuits will be filed.

Risks Related to our Business and Future Commercial Operations - Regulations and Compliance

Operating in highly regulated businesses requires significant resources.

We intend to operate in highly regulated businesses. As a result, we expect a significant amount of our management’s time and external resources to be used to comply with the laws, regulations and guidelines that impact our business, and changes thereto, and such compliance may place a significant burden on our management and other resources. Additionally, we may be subject to a variety of local laws, regulations and guidelines in each of the jurisdictions in which we plan to operate, which may differ among these various jurisdictions. Complying with multiple regulatory regimes will require additional resources and may impair our ability to expand into certain jurisdictions.

The growth of our business will be subject to potential new and changing federal, state, and local laws and regulations.

Although the majority of regulations directly affect our potential third party service providers, such regulations may also ultimately affect our business as our third party service providers may not be able to comply or may incur additional costs in order to be in compliance with such regulations, which in turn would result in additional expenses for our Company. Additionally, changes in applicable federal, state, and local regulations, including zoning restrictions, environmental requirements, Federal Aviation Administration (the “FAA”) and the Federal Communications Commission (the “FCC”) compliance, security requirements, or permitting requirements and fees, could restrict the products and services we may offer or impose additional compliance costs on us. Violations of applicable laws, or allegations of such violations, could disrupt our future business and result in a material adverse effect on our commercial operations once we start conducting business and offering our services. We cannot predict the nature of any future laws, regulations, interpretations or applications, including local, state or federal, and it is possible that regulations may be enacted in the future that will be materially adverse to our business or which would have materially significant costs of compliance which could negatively impact our business and commercial operations.

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Our intended support of automated delivery strategies and technologies by other companies using our smart mailboxes for automation, is dependent upon our ability to successfully mitigate unique technological, operational, and regulatory risks.

Automated and autonomous delivery and pickup are new and evolving capabilities and markets, which makes it difficult to predict its acceptance, growth, the magnitude and timing of necessary investments, and other trends. This aspect of our business strategy and our partners’ and customers’ strategies who utilize our SMA services may be subject to a variety of risks inherent with the development of new technologies, including the ability to continue to develop automated and autonomous delivery and pickup software and hardware; access to sufficient capital; our ability to develop and maintain necessary partnerships; risks related to the manufacture of automated and autonomous devices; and significant competition from other companies, some of which may have more resources and capital to devote to automated and autonomous delivery and pickup technologies than we do. In addition, we may face risks related to the commercial deployment of our SMA technology and services and associated automated and autonomous delivery and pickup devices on our targeted timeline or at all, including consumer acceptance; achievement of adequate safety and other performance standards; and compliance with uncertain, evolving, and potentially conflicting federal and state regulations. To the extent accidents, cybersecurity breaches, or other adverse events associated with our autonomous delivery devices occur, we could be subject to liability, government scrutiny, further regulation, and reputational damage. Any of the foregoing could adversely impact our results of operations, financial condition, and growth prospects.

We will be subject to rapidly changing and increasingly stringent laws, regulations, industry standards, and other obligations relating to privacy, data protection, and data security. The restrictions and costs imposed by these requirements, or our actual or perceived failure to comply with them, could harm our business and commercial operations.

Once we start conducting commercial operations, we will be collecting, using, and disclosing personal information of customers, personnel, business contacts, and others in the course of operating our business. These activities will or may become regulated by a variety of domestic and foreign laws and regulations relating to privacy, data protection, and data security, which are complex, rapidly evolving, and increasingly stringent.

State legislatures have begun to adopt comprehensive privacy laws. For example, the California Consumer Privacy Act of 2018, which took effect on January 1, 2020, gives California residents expanded rights related to their personal information, including the right to access and delete their personal information, and receive detailed information about how their personal information is used and shared. Similar laws have been passed or been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging.

Also, in our early market focus involving placing our products and providing services to medical facilities, we must also comply with the Health Insurance Portability and Accountability Act (HIPAA) if we handle protected health information (PHI) in the course of our commercial business operations. HIPAA imposes strict requirements for the use, disclosure, and safeguarding of PHI, including specific administrative, physical, and technical safeguards to protect the confidentiality, integrity, and availability of PHI. Failure to comply with HIPAA can result in severe penalties, including substantial fines and even criminal charges. Therefore, we may need to take appropriate measures to ensure our HIPAA compliance and protect the privacy and security of PHI in our possession. Any non-compliance with HIPAA could result in harm to our business once we start conducting commercial operations and providing our services to our potential customers, including regulatory action, loss of customer trust, negative publicity, and financial damage.

Finally, the services we plan to provide to our potential customers involve the processing, storage, or transmission of their data, we may be required to comply with certain industry standards and regulations, such as SOC 2 (Service Organization Controls 2). SOC 2 is a widely recognized auditing standard developed by the American Institute of Certified Public Accountants (AICPA) that evaluates the effectiveness of a service provider’s controls over the security, availability, processing integrity, confidentiality, and privacy of customers’ data. To maintain SOC 2 compliance, we must undergo regular audits and assessments by independent auditors to demonstrate that our controls are designed and operating effectively to achieve the desired outcomes. Any deficiencies identified during the audit could result in remediation requirements, reputational damage, and potential impacts on our customers. Any non-compliance with SOC 2 could result in harm to our business, including regulatory action, loss of customer trust, negative publicity, and financial damage.

Despite our best efforts, we may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements discussed above. Any actual or perceived non-compliance with such requirements could result in litigation and proceedings against us by governmental entities, passengers, or others, fines, civil or criminal penalties, limited ability or inability to operate our business, offer services, or market our platform in certain jurisdictions, negative publicity and harm to our brand and reputation. Such occurrences could have a material adverse effect on our business, financial condition or results of operations once we start conducting business and providing our services to our potential customers.

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Potential Risks Related to our Future Business and Commercial Operations - Intellectual Property

We may be forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights.

We may be forced to litigate, to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business and commercial operations.

Once we start conducting commercial operations and providing our services to our potential customers, other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies will infringe on the proprietary rights of any third party but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products and the services we plan to offer to our potential customers. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products or services were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

Upon commencement of our commercial operations and we start providing our planned services to our potential customers, we may be subject to risks related to information technology systems, including cyber-security risks; successful cyber-attacks or technological malfunctions

Any cyber-attacks or technological malfunctions can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential information and reputational risk, all of which would negatively impact our business, financial condition or results of operations. Our use of technology is critical to our future commercial operations. We may be susceptible to operational, financial and information security risks resulting from cyber-attacks or technological malfunctions. Successful cyber-attacks or technological malfunctions affecting us or our service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential or proprietary information and reputational risk. As cybersecurity threats continue to evolve, we may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities, which could have a material adverse effect on our business, financial condition or results of operations.

We may become reliant on our intellectual property; failure to protect our intellectual property could negatively affect our business, financial condition or results of operations.

Our success will depend in part on our ability to use and develop new technologies that are accepted by the market in which we plan to operate. We may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets of acquired businesses. In addition, effective future patent, copyright and trade secret protection may be unavailable or limited in the U.S. Our patents are usually protected for a term of twenty years, but in the event we fail to adequately maintain them, for example, a late payment of the maintenance fees due, we can face surcharges or even suspension of those patents. Failure to adequately maintain and enhance protection over our proprietary techniques and processes, as well as over our unregistered intellectual property, including policies, procedures and training manuals, could have a material adverse effect on our business, financial condition or results of operations, if any such cost or additional expense related to finding a viable solution to protect our intellectual property is high and our expected income is not sufficient to cover such potential cost or expense. Our patent license agreement in connection with the intellectual property owned by our chief executive officer, Mr. O’Toole, was recently amended by the Company and Mr. O’Toole. The amendment contains the extension of the term of the patent license agreement from seven years to perpetuity of the full life of the licensed intellectual properties. The amendment also provides that Mr. O’Toole may terminate the agreement if the Company materially defaults on its obligations under the agreement, and such default is not timely cured by the Company. In the event of such termination, we would not be able to use licensed intellectual property and provide our planned services, which would adversely affect our future revenue and operations.

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If we materially breach the Exclusive Patent License Agreement and fail to cure such breach timely and to Mr. O’Toole’s satisfaction, such license agreement will transition to a non-exclusive license agreement, and our business operation may be adversely affected or even essentially terminated.

As discussed above, we heavily rely on the patents Mr. O’Toole licensed us to use under the Exclusive Patent License Agreement, as amended in December 2024 and March 2025. In the event that we are sixty (60) days late in any payment after it becomes due, or materially default in performing any of the other terms under the Exclusive Patent License Agreement otherwise, Mr. O’Toole has the right to give us a notice of such default and to ultimately transition to a non-exclusive license agreement if we fail to cure such default within sixty (60) days after such notice to Mr. O’Toole’s satisfaction. In the event that Mr. O’Toole terminates the Exclusive Patent License Agreement, our business would be adversely affected and we may essentially terminate some or all of our operations if that occurs, investors could potentially lose a portion of or even the entire amount of their investment in our Company. In the second amendment executed on March 10, 2025, Mr. O’Toole also agreed that the Company could engage in the use, sale or other commercialization of the technologies otherwise licensed to us and we could sell related products with other technology agreements, provided however, the sale of remaining Mr. O’Toole’s-based inventory sold by Arrive AI may continue for up to 90 days post-termination of the O’Toole’s technology-based products.

Once we start conducting our planned commercial operations, maintaining the integrity of our computer systems and protecting confidential information and personal identifying information may become increasingly costly

Any cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations. Global cybersecurity threats and incidents can range from uncoordinated individual attempts that gain unauthorized access to information technology systems, both internally and externally, to sophisticated and targeted measures, known as advanced persistent threats, directed at us and our affiliated agents. In the ordinary course of our business, we intend to collect and store sensitive data, including our proprietary business information and intellectual property, and personally identifiable information (PII) of our customers. Additionally, we may rely on third-party providers, including cloud storage solution providers. The secure processing, maintenance and transmission of this information are critical to our operations and with respect to information collected and stored by our third-party service providers, we may be reliant upon their security procedures. Our systems and the confidential information on them may also be compromised by employee misconduct or employee error. We and third-party service providers may experience these types of internal and external threats and incidents, which can result in the misappropriation and unavailability of critical data and confidential or proprietary information (our own and that of third parties, including personally identifiable information) and the disruption of business operations. Depending on their nature and scope, these incidents could potentially also result in the destruction or corruption of such data and information. The potential consequences of a material cybersecurity incident include reputational damage, litigation with third parties, diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness and results of operations. Developments in the laws and regulations governing the handling and transmission of personal identifying information in the United States may require us to devote more resources to protecting such information, which could in turn adversely affect our results of operations and financial condition.

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Once we start conducting our planned commercial operations, losses or unauthorized access to or releases of confidential information, including personal information, could subject the Company to significant reputational, financial, legal and operational consequences.

The Company’s business intends to use and store confidential information, including personal information, with respect to the Company’s customers and employees. The Company intends to devote significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data. But these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect the Company’s business, reputation, results of operations and financial condition. The Company’s business also intends to share confidential information with suppliers and other third parties. The Company may rely on global suppliers that are also exposed to ransomware and other malicious attacks that can disrupt business operations. Although the Company intends to take steps to secure confidential information that is provided to or accessible by third parties working on the Company’s behalf, such measures may not always be effective and losses or unauthorized access to or releases of confidential information occur. Such incidents and other malicious attacks could materially adversely affect the Company’s business, reputation, results of operations and financial condition.

Once we start conducting commercial operations, any material disruption in our information systems could adversely affect our business.

We may rely on information technology networks and systems to operate and manage our business. Our information technology networks and systems will process, transmit and store personal and financial information, proprietary information of our business, and also allow us to coordinate our business across our operation bases, and allow us to communicate with our employees and externally with customers, suppliers, partners, and other third parties. While we believe we take reasonable steps to secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information. Any of the foregoing could cause substantial harm to our business, require us to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our information technology systems and networks.

Risks Related to Third Parties

The Company’s future performance depends in part on support from third-party software developers.

The Company believes decisions by customers to purchase its hardware products will depend in part on the availability of third-party software applications and services available at the moment we start conducting commercial operations. There can be no assurance third-party developers will continue to develop and maintain software applications and services for the Company’s products once we begin providing our planned services to our potential new customers. If third-party software applications and services cease to be developed and maintained for the Company’s products, customers may choose not to buy the Company’s products which would result in the loss revenue. The Company intends to rely on the continued availability and development of compelling and innovative software applications for its products. The Company’s products and operating systems may be subject to rapid technological change, and when developers are unable to or choose not to keep up with this pace of change, their applications can fail to take advantage of these changes to deliver improved customer experiences and can operate incorrectly and can result in dissatisfied customers.

Our dependence on suppliers and service partners for the parts and components in our Smart Mailboxes and for automation operational needs of our customers once we start conducting commercial operations.

Once we start commercial operations, we intend to rely on purchased parts and services which we will source from several suppliers and service partners, some of whom are currently single source suppliers for these components and services. Many of the components used in our Smart Mailboxes must be custom made for us. This supply chain will potentially expose us to multiple potential sources of delivery failure or component shortages for our products and future services. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components and services, we may be unable to do so in the short term or at all at prices that are favorable to us. We may experience source disruptions in our supply and service chains which may cause delays in our production process for both prototype and commercial production of the Smart Mailbox product and services. We are also in some cases subject to sole source suppliers for certain pieces of manufacturing equipment for which we will rely on, or may be potentially reliant on to achieve our projected high-volume production numbers. Changes in business conditions, wars, governmental changes, political intervention, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components and services to us on a timely basis. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are acceptable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The disruption in the supply of components from suppliers could lead to delays in Smart Mailbox production, which could materially adversely affect our business prospects and forecasted operating results.

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If we or our future third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to our potential customers’ data, our reputation may be harmed, demand for services may be reduced, and we may incur significant liabilities.

Our services intend to involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cybersecurity attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to our reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations. If our security measures are breached as a result of third-party action, employee error, a defect or bug in our products or those of our third-party service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services. We may engage third-party vendors and service providers to store and otherwise process our data, including confidential, sensitive, and other information about individuals. Our future vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our future ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential, sensitive, and other information about individuals. Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.

For certain of the components and services included in our products there may be a limited number of suppliers we can rely upon and if we are unable to obtain these components and services when needed we could experience delays in the manufacturing of our products and delivering our services, and our financial results could be adversely affected.

We intend to acquire most of the components for the manufacture of our products from suppliers and subcontractors. Suppliers of some of the components may require us to place orders with significant lead-times to assure supply is in accordance with its manufacturing requirements. Any delay in the supply of any of the components of our products by any third party may cause us to delay the placement of any future potential orders and may result in the cancellation of an order or the services we plan to provide. Delays in supply, or unavailability of services, may significantly hurt our ability to fulfil our contractual obligations and may significantly hurt our business and result of operations. In addition, we may not be able to continue to obtain such components or services from these suppliers on satisfactory commercial terms. Disruptions of our manufacturing and information systems operations could ensue if we were required to obtain components or services from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

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We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business plan. As of the date of this prospectus, we have not entered into any agreements for such acquisitions. After we start conducting commercial operations, we may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected. These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits, and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Our software platform may be at risk of unexpected technical failure due to the unavailability of third-party information and infrastructure services such as communications, data processing, compute, software as a service (“SaaS”), and other information and infrastructure services or technical issues with our third party dependent data and software platform.

Our planned future platform may experience technical difficulties that prevent customers from collecting and processing data in near real-time or a timely manner. The most common technical problem our customers may experience is the unavailability of third-party communications, data processing, compute, SaaS, and other information and infrastructure services which is necessary in order to process and collect data through our product and services in the cloud. While this may not affect the performance of our platform or the collection of the data, it could potentially prevent customers and Smart Mailbox for Automation market participants from being able to access their data, services, and analysis in near real-time or a timely manner.

Once we start conducting commercial operations, we may be subject to additional risks associated with SaaS, Smart Mailbox, Last-mile logistics coordination with automation.

Dependence on cloud infrastructure providers

We may depend on cloud infrastructure providers, as a company supplying software, SaaS, and APIs as an integral part of our Mailbox-as-a-Service. We will rely on third-party cloud infrastructure providers, such as Amazon Web Services, Microsoft Azure, or Google Cloud, to host and deliver their software products. Any disruption or failure of these providers could have a negative impact on the company’s operations and financial results.

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Customer churn and contract renewals

Software, software as a service, application programming interface (“SaaS,” and “API”) based companies like ours, typically rely on subscription-based revenue models, where customers pay for access to the software on a recurring basis. The company may face challenges in retaining customers or renewing their contracts if they fail to deliver value or if customers find better alternatives.

Intellectual property protection

Software, SaaS, and API based companies like ours may rely on proprietary software code or other intellectual property to differentiate themselves from competitors. Any infringement on the company’s intellectual property could have a negative impact on its ability to compete and generate revenue.

Difficulty in forecasting revenue and financial results for software, SaaS, and API-based businesses

Software, SaaS, and API -based companies may experience variability in their revenue and financial results due to a range of factors, such as customer acquisition, retention, and expansion, pricing strategies, seasonality, and macroeconomic conditions.

Lack of commercial operating history and historical financial results as a software, SaaS, and API company

Our company has no operating history, and may face difficulty in generating revenue, achieving profitability, and scaling operations, which utilize and deliver software, SaaS, and API as part of our business. As we move forward with our continued efforts to develop our product and future services, improvements and innovation, and the continued changes in leading-edge software technology we depend on, it may be more challenging for us because of our lack of history conducting commercial operations.

Evolving technology and customer preferences

Our company, and the companies of our customers and go-to-market, service, information processing, and infrastructure partners, expects to operate in a rapidly changing technology and business landscape, where new technologies and customer preferences can quickly disrupt existing business models. Our company, and the companies of our customers and go-to-market, service, information processing, and infrastructure partners may face difficulty in adapting to these changes and in maintaining their competitive position and success.

Dependence on strategic partners

Our company will rely on strategic partners, once we start conducting commercial operations and providing our planned services to potential customers, such as information processing, infrastructure partners, and automation resellers, distributors, system integrators, to go-to-market, reach new customers, and expand existing market reach. Any disruption or termination of these partnerships could have a negative impact on the company’s operations and financial results as a result of additional costs incurred by the Company in connection to finding new partners or alternative solutions to avoid any interruption of our services once we have started conducting commercial operations.

Exposure to foreign currency fluctuations

We may operate in multiple countries and therefore may be exposed to foreign currency fluctuations, which could negatively impact on our financial results. The company may face difficulty in hedging or managing currency risks.

Exposure to foreign regulation

We may operate in multiple countries and therefore may be exposed to foreign changes in foreign regulations, which could negatively impact our financial results. The company may face difficulty in adapting to or managing foreign regulatory risks.

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Dependence on annually recurring revenue subscriptions (“ARR”)

SaaS companies often rely heavily on ARR to generate revenue, and a decline in ARR could have a negative impact on their financial results. We are offering Mailbox-as-a-Service subscriptions to our customers, which are also based on ARR. Factors that could negatively impact our results and success in obtaining positive financial results with ARR include customer churn, pricing strategies, competitive pressures, and customer demand.

Inability to innovate or respond to customer needs

Technology companies like ours need to invest in continuously innovating their products to meet changing customer needs and to remain competitive. Any inability to do so could result in reduced demand for the company’s products and services.

Warranty, installation, uninstall, insurance, and repair costs

Our Mailbox-as-a-Service includes the warranting, installation, uninstallation, insurance, and repair of our Smart Mailbox hardware in the field. Though we have designed it for minimal maintenance and modularized for quick and easy repair in most cases, our hardware may be responsible for unexpected and large warranty, repair, and other costs that could impact the company’s financial results.

Product liability and safety risks

As a SaaS company, we may be exposed to product liability and safety risks from its hardware and software, if they cause direct or indirect injury or harm to our partners, our customers, their operations, or their customers. The company may be subject to legal claims, fines, or reputational damage from liability and safety risks.

Additional regulatory requirements

Since we sell Hardware in the form of Maibox-as-a-Service we may subject our company to additional regulatory requirements, such as safety or environmental regulations. Any non-compliance with these regulations could result in fines, legal liability, or reputational damage.

Dependence on the physical environment

Smart locker box or smart mailbox companies rely on physical infrastructure and locations to provide their services. Any damage to, or from, the physical environment, such as vandalism, natural disasters, ecological damage, power outages, and communications outages, could impact the company’s operations and financial results once we start conducting commercial operations and provide services to potential customers.

Cybersecurity risks from selling hardware-as-a-service

Smart locker box or smart mailbox companies handle sensitive customer data, such as delivery information, user identification, and location data. Any breach or loss of this data could have a negative impact on the company’s reputation and financial results.

Dependence on last-mile and automation operations partners

Last-mile automated delivery and pickup series that can take advantage of our Smart Mailboxes for Automation, rely on third-party logistics and service companies, who in-turn may rely on partnerships with retailers, restaurants, or other businesses to provide their services. Any disruption or termination of their operations or their partnerships could have a negative impact on their company’s operations and financial results, which in turn would have a negative impact on our Smart Mailbox company’s operations and financial results.

Last-mile services and partners’ dependence on hardware and technology

Last-mile automated delivery and pickup logistics companies rely heavily on hardware and technology, such as drones, robots, or autonomous vehicles, to provide their services. Any disruption or failure of these hardware, services, and technology systems could have a negative impact on the company’s operations and financial results, which in turn would have a negative impact on our Smart Mailbox company’s operations and financial results.

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Last-mile services and partners’ regulatory compliance

Last-mile automated delivery and pickup services and companies may be subject to a range of legal and regulatory requirements, such as data protection, privacy, and cybersecurity regulations, as well as regulations related to drones, robots, or autonomous vehicles. Non-compliance with these regulations could result in fines, legal liability, and reputational damage, which in turn would have a negative impact on our Smart Mailbox company’s operations and financial results.

Last-mile services and partners’ supply chain and logistics risks

Last-mile automated delivery and pickup logistics companies may face supply chain and logistics risks, such as product delays, disruptions, or shipping and delivery failures. Any disruptions to the supply chain or logistics could impact on the company’s operations and financial results, which in turn would have a negative impact on our Smart Mailbox company’s operations and financial results.

Privacy and data security laws and regulations could require us to make changes to our business, impose additional costs on us and reduce the demand for our software solutions.

We contemplate that we will transmit a significant amount of personally identifiable information (“PII”) through our platform. Privacy and data security have become significant issues in the United States and in other jurisdictions where we may offer our video surveillance solutions. The regulatory framework relating to privacy and data security issues worldwide is evolving rapidly and is likely to remain uncertain for the foreseeable future. Federal, state and foreign government bodies and agencies have in the past adopted, or may in the future adopt, laws and regulations regarding the collection, use, processing, storage and disclosure of personal or identifying information obtained from customers and other individuals. In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to our business. Because the interpretation and application of many privacy and data security laws, regulations and applicable industry standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in a manner inconsistent with our existing privacy and data management practices. As we expand into new jurisdictions or verticals, we will need to understand and comply with various new requirements applicable in those jurisdictions or verticals. To the extent applicable to our business or the businesses of our customers, these laws, regulations and industry standards could have negative effects on our business, including by increasing our costs and operating expenses, and delaying or impeding our deployment of new core products or services. Compliance with these laws, regulations and industry standards requires significant management time and attention, and failure to comply could result in negative publicity, subject us to fines or penalties or result in demands that we modify or cease existing business practices. In addition, the costs of compliance with, and other burdens imposed by, such laws, regulations and industry standards may adversely affect our customers’ ability or desire to collect, use, process and store PII using our products and services, which could reduce overall demand for them. Even the perception of privacy and data security concerns, whether or not valid, may inhibit market acceptance of our products and services in certain verticals. In particular, some regulatory bodies have recently become more interested in technologies that we employ including artificial intelligence (“AI”) and face recognition. Any of these outcomes could adversely affect our business and operating results.

If our security measures are breached or unauthorized access to personally identifiable information is otherwise obtained, our reputation may be harmed, and we may incur significant liabilities.

In the ordinary course of our business, we may collect and store sensitive data, including personally identifiable information (“PII”), owned or controlled by ourselves or our customers, and other parties. We may communicate sensitive data electronically, and through relationships with multiple third-party vendors and their subcontractors. These applications and data encompass a wide variety of business-critical information, including commercial information, and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification, and the risk of our being unable to adequately monitor, audit, and modify our controls over our critical information. This risk extends to the third-party vendors and subcontractors we use to manage this sensitive data. As a custodian of this data, we therefore inherit responsibilities related to this data, exposing ourselves to potential threats. Data breaches occur at all levels of corporate sophistication (including at companies with significantly greater resources and security measures than our own) and the aftermath of these breaches can be costly, time-consuming, and damaging to a company’s reputation. Further, data breaches need not occur from malicious attacks or phishing only. Often, employee carelessness can result in sharing PII with a much wider audience than intended. Consequences of such data breaches could result in fines, litigation expenses, costs of implementing better systems, and the damage of negative publicity, all of which could have a material adverse effect on our business operations and financial condition.

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Our collection, processing, use and disclosure of personally identifiable information is subject to evolving and expanding privacy and security regulations.

Data privacy remains evolving, with new regulations coming into effect at both the domestic and international level. For example, various states, such as California, Massachusetts, and others, have implemented similar privacy laws and regulations, such as the California Consumer Privacy Act, which took effect January 1, 2020 (the “CCPA”), and creates new data privacy rights for users. The CCPA requires covered businesses that process personal information of California residents to disclose their data collection, use and sharing practices. Further, the CCPA provides California residents with new data privacy rights (including the ability to opt out of certain disclosures of personal data), imposes new operational requirements for covered businesses, provides for civil penalties for violations as well as a private right of action for data breaches and statutory damages (which is expected to increase data breach class action litigation and result in significant exposure to costly legal judgements and settlements). Aspects of the CCPA and its interpretation and enforcement remain uncertain. In addition, the California Privacy Rights Act of 2020 (the “CPRA”), which took effect January 1, 2023, expanded the CCPA. The CPRA, among other things, gives California residents the ability to limit use of certain sensitive personal information, further restricts the use of cross-contextual advertising, establishes restrictions on the retention of personal information, expands the types of data breaches subject to the CCPA’s private right of action, provides for increased penalties for CPRA violations concerning California residents under the age of 16, and establishes a new California Privacy Protection Agency to implement and enforce the CPRA. The CCPA and other similar laws could impact our business activities depending on how they are interpreted. New legislation proposed or enacted in various other states will continue to shape the data privacy environment nationally. For example, Virginia recently passed its Consumer Data Protection Act, and Colorado recently passed the Colorado Privacy Act, both of which differ from the CPRA and became effective in 2023. Additional states have since also passed comprehensive privacy laws with additional obligations and requirements on businesses. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to confidential, sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts. Additionally, all U.S. states and the District of Columbia have enacted breach notification laws that may require that we notify customers, employees or regulators in the event of unauthorized access to or disclosure of personal or confidential information experienced by us or our service providers. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Moreover, states have been frequently amending existing laws, requiring attention to changing regulatory requirements. We also may be contractually required to notify customers of a security breach. Although we may have contractual protections with our service providers, any actual or perceived security breach could harm our reputation and brand, expose us to potential liability or require us to expend significant resources on data security and in responding to any such actual or perceived breach. Any contractual protections we may have from our service providers may not be sufficient to adequately protect us from any such liabilities and losses, and we may be unable to enforce any such contractual protections. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards.

Data collection includes risks associated with collecting, storing, and processing large datasets, which introduces risks of breaches, data misuse, and compliance challenges with privacy regulations. We must be compliant with data collection, use practices and other data privacy laws and regulations. Failure to comply with these practices may result in claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. The development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly sophisticated. Moreover, despite our efforts, the possibility of these events occurring cannot be eliminated entirely.

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Algorithm Performance Risks: Errors or biases in ML and AI models could harm customer experiences, operational efficiency, and reputation. The loss or disclosure of both the data and the algorithm could be detrimental to the future development and competitive advantage of our services. Any errors with respect to how we may measure the performance of certain operational and business metrics though machine learning algorithm may affect our understanding of certain details of our business, which could affect our longer-term strategies. If our operational and business metrics are not accurate representations of our business, market penetration, retention or engagement; if we discover material inaccuracies in our metrics; or if the metrics we rely on to track our performance do not provide an accurate measurement of our business, our reputation may be harmed, and our operating and financial results could be adversely affected. Search engines frequently modify their search algorithms, and these changes can cause our future services to receive less favorable placements, which could reduce the number of our potential customers. The costs associated with advertising through search engines can also vary significantly from period to period and have generally increased over time. We may be unable to modify our strategies in response to any future search algorithm changes made by the search engines, which could require a change in the strategy we use to generate customer attraction for our future services. We plan to use machine learning and artificial intelligence by employing algorithms as they relate to delivery, pickup, users, environment, and autonomous logistics.

Operational Dependencies: Success is contingent on achieving specific deployment and utilization targets. Delays in reaching these targets may hinder AI/ML development and revenue growth.

Third-Party Reliance Risks: Dependence on third-party and open-source models may limit control over key technologies and expose the company to licensing risks.

Product Development and Quality Control

Defects in our products or failures in quality control could impair our ability to sell our products and services or could result in product liability claims, litigation and other significant events involving substantial costs.

The detection of significant defects in our products or failures in quality control procedures, including those of suppliers, carries several potential consequences. These include delays in bringing products to market, decreased sales, and challenges in gaining market acceptance. Furthermore, such issues may lead to the diversion of development resources and damage to our reputation, with potential regulatory restrictions. Rectifying product defects can incur substantial costs, and identifying suitable remedies may prove difficult. Moreover, errors or defects could result in financial damage to our customers, potentially leading to litigation. Product liability lawsuits, regardless of the outcome, may entail significant time and expenses for defense.

Our technology may contain third-party open-source software components, third-party commercial software, and proprietary software that we develop in-house. Failure to comply with the terms of these underlying software licenses could restrict our ability to provide our offered products and services.

We plan to use a combination of software modules licensed to us by third-party authors under “open source” licenses, third-party commercial software, and internally developed code in our platform. Although open-source software provides flexibility and cost advantages, use and distribution of open-source software may entail greater risks than use of third-party commercial software. Open-source licensors generally do not provide support, warranties, indemnification, or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such open-source code may make it easier for others to compromise our technology.

Some open-source licenses contain requirements that we make available the source code for any modifications or derivative works we create using that open-source software, or that we grant other licenses to our intellectual property. If we combine our proprietary code with open-source software in certain ways, we could, under specific open-source licenses, be required to release the source code of our proprietary software to the public. Such disclosure could allow competitors to develop similar offerings with less development effort or time, resulting in a potential loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software.

Although we monitor our use of open-source software to avoid subjecting our technology to conditions we do not intend, the terms of many open-source licenses have not been interpreted by U.S. or foreign courts. As a result, there is a risk these licenses could be construed in ways that impose unanticipated conditions or restrictions on our ability to provide or distribute our technology. From time to time, companies that incorporate open-source software into their solutions have faced claims challenging the ownership of that software. Consequently, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software.

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Moreover, we cannot assure you that our processes for controlling our use of all third-party and open-source software in our technology will be effective. If we are found to have breached or failed to comply fully with the terms and conditions of an open-source or commercial software license, we could face infringement or other liability. We might also be required to seek costly licenses from third parties on terms that are not economically feasible, to re-engineer our technology, to discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis, or to make generally available-in source code form-our proprietary code. Any of these outcomes could adversely affect our business, financial condition, and results of operations, and could cause the value of our securities to decline or become worthless.

Failures in internet infrastructure or interference with internet or Wi-Fi access could cause prospective users to believe that our systems are unreliable, potentially leading our customers to decline to renew their subscriptions.

Our platform will depends on our users’ internet access. Increasing numbers of users on our platform and increasing bandwidth requirements may degrade the performance of our products or platform due to capacity constraints and other internet infrastructure limitations. If internet service providers and other third parties providing internet services have outages or deteriorations in their quality of service, our users may not have access to our platform or may experience a decrease in the quality of our products. Furthermore, as the rate of adoption of new technologies increases, the networks our platform relies on may not be able to sufficiently adapt to any increased demand for our products. Frequent or persistent interruptions, including those from increased usage stemming from the pandemic, could cause prospective users to believe that our platform is unreliable, leading them to switch to any competitors, which could materially adversely affect our business, financial condition, results of operations, and prospects. Users who access our platform must have an internet or Wi-Fi connection to use our products. Currently, this access is provided by a limited number of companies. These providers could take measures that degrade, disrupt, or increase the cost of user access to third-party services, including our platform, by charging increased fees to third parties or the users of third-party services, any of which would make our platform less attractive to customers and reduce our revenue.

Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems in our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, filtration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We may also use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We intend to develop and maintain an information security program to identify and mitigate cyber risks, but the development and maintenance of this program may be costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, filtration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we may provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. The potential liabilities associated with these events could exceed the insurance coverage we may maintain. Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of technology platforms or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition. Successful cybersecurity attacks or other security incidents however, could result in, for example, one or more of the following: unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft or import or export of sensitive, regulated, or confidential data including personal information and intellectual property, including key innovations in artificial intelligence, quantum, or other disruptive technologies; the loss of access to critical data or systems through ransomware, crypto mining, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

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Artificial intelligence (“AI”) related risks

We may not be successful in our artificial intelligence initiatives, which could adversely affect our business, reputation, or financial results.

The development of generative artificial intelligence (“AI”) technologies is complex, and there are technical challenges associated with achieving the desired level of accuracy, efficiency, and reliability. The algorithms and models utilized in generative AI systems may have limitations, including biases, errors, or inability to handle certain data types or scenarios. Furthermore, there is a risk of system failures, disruptions, or vulnerabilities that could compromise the integrity, security, or privacy of the generated content. These limitations or failures could result in reputational damage, legal liabilities, or loss of user confidence.

We intend to make investments in AI initiatives, including generative AI, to, among other things, develop new products, and develop new features for existing products. There are significant risks involved in development and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. For example, our AI-related efforts may give rise to risks related to accuracy, intellectual property infringement or misappropriation, data privacy, and cybersecurity, among others. In addition, these risks include the possibility of new or enhanced governmental or regulatory scrutiny, litigation, or other legal liability, ethical concerns, negative consumer perceptions as to automation and AI, or other complications that could adversely affect our business, reputation, or financial results. Further, we face significant competition from other companies that are developing their own AI products and technologies. Those other companies may develop AI products and technologies that are similar or superior to our technologies or are more cost-effective to develop and deploy. We cannot guarantee that third parties will not use such AI technologies for improper purposes, including through the dissemination of inaccurate content, intellectual property infringement or misappropriation, furthering cybersecurity attacks, data privacy violations, or to develop competing technologies. As such, it is not possible to predict all of the risks related to the use of AI and changes in laws, rules, directives, and regulations governing the use of AI may adversely affect our ability to develop and use AI or subject us to legal liability.

Once we commence providing our services to potential customers, the adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by our potential customers to continue to adopt infrastructure to support AI use cases in their systems, or our ability to keep up with evolving AI infrastructure requirements, could have a material adverse effect on our business, financial condition, and results of operations.

As part of our growth strategy, we seek to attract and acquire customers focused on AI. We foresee emerging demand from companies that are dedicated to providing infrastructure for AI use cases, AI-dedicated data centers, and larger enterprises, as they begin to build systems to meet their unique requirements. However, AI has been developing at a rapid pace, and continues to evolve and change. If we are unable to keep up with the changing AI landscape or in developing products to meet our customers’ evolving AI needs, or if the AI landscape does not develop to the extent we or our customers expect, our business, and financial results may be adversely impacted. Additionally, our efforts in developing new AI infrastructure technology solutions are inherently risky and may not always succeed. We may incur significant costs and expect significant delays in developing new products or new generations of existing products to adapt to the changing AI landscape, and may not achieve a return on investment or capitalize on the opportunities presented by demand for AI solutions. Moreover, while AI-adoption is likely to continue and may accelerate, the long-term trajectory of this technological trend is uncertain.

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Risk related to technological advancements and obsolescence of product.

Our commercial operations will be exposed to the risk of rapid technological advancements in the development and deployment of our products, which could render our existing infrastructure obsolete and adversely impact our financial performance.

Our industry is characterized by rapid technological change, with companies continually developing and deploying new equipment and techniques to enhance computational efficiency and reduce energy consumption. These advancements may outpace our ability to adapt, maintain, and upgrade our equipment, thereby negatively affecting our competitive position and operational efficiency. As a result, we may be required to make significant capital investments to acquire and implement new technology to maintain our competitiveness. If we are unable to anticipate or adapt to such advancements, or if we fail to allocate our resources efficiently, we may be forced to rely on outdated equipment that becomes increasingly inefficient and expensive to maintain. Additionally, there is a risk that our competitors, who may have greater financial resources and flexibility, will be better positioned to adopt emerging technologies and gain a competitive advantage. This could result in a decline in our market share, revenue, and profitability. Inability to manage these risks could have a material adverse effect on our business, financial condition, and operating results.

Compliance with ever evolving federal, state and foreign laws relating to the handling of information about individuals involves significant expenditure and resources, and any failure by us or our vendors to comply may result in significant liability and negative publicity which could adversely affect our business, results of operations and financial condition.

We will receive, store, handle, transmit, use and otherwise process business information and information related to individuals, including from and about actual and prospective customers, as well as our employees and vendors. We also depend on a number of third-party vendors in relation to the operation of our business, a number of which process data on our behalf and have access to our information systems. We and our vendors are subject to a variety of federal, state and foreign data privacy laws, rules, regulations, industry standards and other requirements, including those that apply generally to the handling of information about individuals, and those that are specific to certain industries, sectors, contexts, or locations. These requirements, and their application, interpretation and amendment are constantly evolving and developing. For example, in the United States, the Federal Trade Commission and state regulators enforce a variety of data privacy issues, such as promises made in privacy policies or failures to appropriately protect information about individuals, as unfair or deceptive acts or practices in or affecting commerce in violation of the Federal Trade Commission Act or similar state laws. In addition, certain states have adopted new or modified privacy and security laws and regulations that may apply to our business. For example, the California Consumer Privacy Act (“CCPA”) requires covered businesses that process personal information of California residents (including residents acting in an employment and business-to-business capacity) to, among other things: provide certain disclosures to California residents regarding the business’s collection, use and disclosure of personal information; receive and respond to requests from California residents to access, delete and correct their personal information, or to opt-out of certain disclosures of their personal information; and enter into specific contractual provisions with service providers that process California resident personal information on the business’s behalf. The enactment of the CCPA has prompted a wave of similar laws in other states in the United States, and there also remains interest in greater regulation regarding the processing of personal information at the federal level as well, which creates a patchwork of overlapping but different state laws. As we have expanded, and may continue to expand, our international presence, we are and may become subject to additional laws relating to the processing of information in countries in which we operate and have customers, including Australia, Brazil, Canada, the European Union, Singapore, South Africa and the United Kingdom. Personal information is increasingly subject to regulation in these and other jurisdictions in which we operate, and the requirements can be more restrictive and rigorous than those in the United States. In particular, we are subject to data protection laws in Europe including the General Data Protection Regulation 2016/679 and the United Kingdom General Data Protection Regulation and Data Protection Act of 2018 (collectively, the “GDPR”), which impose stringent data protection obligations for processors and controllers of personal data with the risk of enforcement action, civil claims (including class actions), significant penalties or requirements for us to cease or change how we process personal data and conduct our business. Amongst other things, the GDPR regulates cross-border transfers of personal information out of the European Economic Area and the United Kingdom. European case law and guidance have imposed additional onerous requirements in relation to data transfers, and we expect the existing legal complexity and uncertainty regarding international personal data transfers to continue. In particular, we expect international transfers from the European Union and the United Kingdom to continue to be subject to enhanced scrutiny by regulators. As regulatory guidance and the enforcement landscape develops, we could suffer additional costs, complaints and/or regulatory investigations or fines, or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our business, financial condition and results of operations. Applicable requirements regarding data privacy and the processing of information in the United States, Europe and other jurisdictions, and the application and interpretation of such requirements, are continuously evolving and subject to potentially differing interpretations, which increases the complexity of compliance and has required, and may require in the future, us to modify our practices, implement a variety of compliance measures, and incur compliance-related costs and expenses. It is also possible that we could become subject to a regulatory inquiry or investigation, and be required to take additional compliance steps or incur costs in remediating any identified issues. We intend to develop and update our policies, procedures and data transfer mechanisms in accordance with requirements under applicable data privacy and protection laws and regulations. Additionally, as these requirements may be inconsistent from one jurisdiction to another or conflict with other rules or our practices, our practices may not comply in the future with all such laws, regulations, requirements and obligations. Moreover, it is possible that new laws, regulations and other requirements, or amendments to or changes in interpretations of existing laws, regulations and other requirements, may require us to incur significant costs, implement new processes, or change our handling of information and business operations. In addition, any failure, or perceived failure, by us to comply with any U.S. federal, state or foreign privacy, processing of personal information, consumer protection or e-marketing related laws, regulations, standards or other requirements to which we may be subject or other legal obligations relating to these matters, any regulatory inquiry, or any significant data breach, could adversely affect our reputation, brand and business, result in claims, investigations, proceedings or actions against us by individuals, consumer rights groups, private and public customers, governmental regulatory entities or others or other penalties or liabilities, or require us to change our operations and/or cease using certain data sets. We could incur significant costs in responding to any inquiries or investigating and defending such claims, investigations, proceedings or actions and, if found liable, pay significant damages or fines or be required to make changes to our business. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity and an erosion of trust. If any of these events were to occur, our business, results of operations and financial condition could be adversely affected.

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A disruption of our IT Systems and capabilities could lead to business disruption and could harm our reputation and result in financial penalty and legal liabilities, which would reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

Our business operations will be reliant on our IT Systems and any interruption may impair our ability to provide our services to our customers. In addition to potential disruptions to our IT Systems from cyber-attacks and cybersecurity incidents, we may also face potential disruptions resulting from equipment failures, shutdowns, power outages, human errors and other events, including disruptions experienced by service providers and other third parties. We may also experience disruptions during the implementation, upgrade or subsequent operation of our IT Systems, including supporting the legacy systems of acquired companies. Moreover, as we transition to new systems, our ability to timely mitigate, manage and patch vulnerabilities related to legacy systems and related legacy third-party technologies could impact security as well as our day-to-day operations. As a result, upgrades to our IT Systems may be expensive undertakings, may not be successful and/or could be abandoned. Additionally, if such upgraded IT Systems fail to operate or are unable to support our growth, our business operations could be severely disrupted, and we could be required to make significant additional expenditures to remedy any such failure. We could also encounter threats to our physical security, including our facilities and personnel, and threats from workplace violence, civil unrest, terrorism, or similar acts, any of which could disrupt our IT Systems and business. Our business, and the business of our suppliers, subcontractors, service providers and customers, could be disrupted by public health crises, such as pandemics and epidemics, and governmental, business and individual actions taken in response, damaging weather or other acts of nature, or other events outside our control. The impact of any such disruptions is difficult to predict, but could lead to operational delays and detrimental impacts on our operations, diversion of management’s attention and resources or loss of business. Any of these developments could have a material and adverse effect on our business, financial condition and results of operations.

We may face a shortage in talent or professionals with the appropriate experience and training in AI technology

AI companies face intense competition for skilled data scientists, machine learning engineers, and AI researchers. A shortage of qualified talent could hinder our product development, delay innovation, or raise our labor costs significantly. We may also be dependent on key AI researchers, as many AI companies, we are highly dependent on the expertise of a few key individuals who are critical to the company’s intellectual property and model development. Losing these individuals could significantly impact the company’s competitive advantage.

Risks Related to our Management and Control Persons

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules because our insiders beneficially own more than 50% of the voting power of our outstanding voting securities.

Our founder and Chief Executive Officer, Daniel S. O’Toole, together with certain management officers collectively beneficially own approximately 68% of the voting power of our outstanding voting securities and we are therefore a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC. We may rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our shares of common stock to be less attractive to certain investors or otherwise harm our trading price. As a result, you would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Additionally, investors may be prevented from effecting matters involving our Company, including:

●	the composition of our Board and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

●	any determination with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price of our common stock because investors may perceive disadvantages in owning stock in a Company that is controlled by a small number of stockholders. Although our Company does not intend to utilize the controlled company exemptions to the Nasdaq corporate governance listing standards, if we are eligible to utilize the controlled company exemptions in the future, we may choose to do so. In such instance we would be exempted from, among other things, the requirements to have a board with a majority of independent members and the requirement that we have a nominating and governance committee and compensation committee that are composed entirely of independent directors and have written charters addressing the respective committee’s purpose and responsibilities.

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You may be diluted by future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

Risks Related to the Ownership of Our Common Stock

The public trading market may not continue to be liquid and the market price of our shares of common stock may be volatile.

An active market for our shares of common stock may not be sustained, which could depress the market price of our shares of common stock and could affect the ability of our stockholders to sell our shares of common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of common stock. An inactive market may also impair our ability to raise capital by selling our shares of common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of common stock as consideration.

In addition, the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

The public price of our common stock also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	the number of shares of our common stock publicly owned and available for trading;

●	overall performance of the equity markets and/or publicly-listed companies that offer competing services and products;

●	actual or anticipated fluctuations in our revenue or other operating metrics;

●	our actual or anticipated operating performance and the operating performance of our competitors;

●	changes in the financial projections we provide to the public or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

●	any major change in our Board, management, or key personnel;

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●	the economy as a whole and market conditions in our industry;

●	rumors and market speculation involving us or other companies in our industry;

●	announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, in the U.S. or globally;

●	lawsuits threatened or filed against us;

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events and

●	sales or expected sales of our common stock by us and our officers, directors and principal stockholders.

In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

If we cannot meet the continued listing requirements of Nasdaq, Nasdaq may delist our securities.

As a public company, we are subject to the reporting requirements and the rules and regulations of the applicable listing standards of Nasdaq. If we fail to maintain compliance with the continued listing standards of Nasdaq, our securities may be delisted, which could negatively affect the market price and liquidity of our securities. In such a case, we may seek to regain compliance by implementing a number of available options. If in the future our securities are delisted from Nasdaq, we could face significant material adverse consequences, including: limited availability of market quotations for our securities; reduced liquidity for our shares; a determination that our shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares; a limited amount of news and analyst coverage; and decreased ability to issue additional securities or obtain additional financing in the future. In addition, as long as our shares are listed on Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale, although the law does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. If we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

There can be no assurance that the Company will be able to comply with the continued listing standards of Nasdaq.

Following our direct listing, if the Company fails to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist the Company’s securities. Such a delisting would likely have a negative effect on the price of the securities and would impair stockholders’ ability to sell or purchase the securities when they wish to do so. In the event of a delisting, the Company can provide no assurance that any action taken by it to restore compliance with listing requirements would allow the securities to become listed again, stabilize the market price or improve the liquidity of the securities, prevent the securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if the securities are not listed on, or become delisted from Nasdaq, for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the securities may be more limited than if the Company was quoted or listed on Nasdaq or another national securities exchange. Stockholders may be unable to sell their securities unless a market can be established or sustained.

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It is not possible to predict how many Pre-Paid Purchases we can or will sell under the Streeterville Purchase Agreement (as defined below), or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under such agreement.

On March 21, 2025, we entered into a securities purchase agreement with Streeterville (the “Streeterville Purchase Agreement”), pursuant to which Streeterville has committed to purchase up to $40 million of our common stock, pursuant to a written request for a Pre-Paid Purchase (defined below) delivered by the Company any time during the commitment period terminating on the 3-year anniversary of the Streeterville Purchase Agreement. Streeterville is obligated to make a Pre-Paid Purchase only if the conditions set forth in the Streeterville Purchase Agreement are all met, including but not limited to (x) the market capitalization of the Company must be greater than or equal to $100 million, (y) there is an effective registration statement filed with the SEC for the resale under the Securities Act of the shares of common stock to be issued in connection with a given Pre-Paid Purchase, and (z) other customary conditions precedent.

Although we generally have the right to control the timing and amount of any sales of the Pre-Paid Purchases to Streeterville under the Streeterville Purchase Agreement, the issuances of common stock, if any, to Streeterville under the Pre-Paid Purchases will depend upon market conditions or other factors that are not under our control. We may ultimately decide to sell to Streeteville all, some or none of the future Pre-Paid Purchases that may be available for us to sell to Streeterville pursuant to the Streeterville Purchase Agreement. Therefore, it is not possible for us to predict, as of the date of this prospectus, whether we may sell any future Pre-Paid Purchases to Streeterville under the Streeterville Purchase Agreement, or the aggregate gross proceeds that we will receive from those sales, if any.

The Streeterville Purchase Agreement does not obligate Streeterville to subscribe for or acquire any shares of common stock under the such agreement if those shares of common stock, when aggregated with all other shares of common stock acquired by Streeterville under the Streeterville Purchase Agreement, would result in Streeterville beneficially owning more than 9.99% of the then outstanding shares of common stock. It is possible that the Company may not have access to the full amount available to it pursuant to the Streeterville Purchase Agreement.

Streeterville may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Streeterville may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. Were such short-selling or hedging activities to occur after the announcement of a put, the Company’s share price will be negatively impacted. Despite such possibility, Streeterville has informed us that it has not engaged, and will not engage, in any short selling of our securities or other hedging activities.

Industry and Market Data

This Prospectus contains estimates made, and other statistical data published by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this Prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings, if any, will be retained for use in the development and operation of our business. In the future, our board of directors may decide, at its discretion, whether dividends may be declared and paid to holders of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with “Selected Financial Data” and the financial statements and related notes included elsewhere in this prospectus. Such discussion and analysis reflect our historical results of operations and financial position and does not give effect to the completion of this offering. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Company Overview

Arrive AI is pioneering the essential infrastructure for the Autonomous Last Mile (“ALM”) era, where the future of last-mile logistics is dominated by drones and robotic delivery systems. We are building a universal ALM network of Arrive Points™—smart lockers and mini-cross-docks—that serve as secure, asynchronous exchange points connecting drones, robots, delivery providers, retailers, and consumers.

Our integrated ALM Platform combines a physical Arrive Point™ Network (delivered as Network-as-a-Service), an ALM Marketplace for dynamic scheduling and transactional optimization, and AI Services for data-driven insights and automation. This comprehensive ecosystem is designed to overcome the key barriers to widespread ALM adoption—interoperability, security, efficiency, and network density—while creating multiple scalable revenue streams.

We believe, much like the original iPhone and App Store catalyzed the smartphone and mobile app revolutions, Arrive AI’s platform provides the “Highest Common Denominator” infrastructure to support and accelerate rapid innovation across the entire automated last-mile industry, serving medical, pharmaceutical, retail, e-commerce, and logistics stakeholders.

Our patented, multi-generational Arrive Points (AP3, AP4, and upcoming AP5) deliver universal compatibility, robust chain-of-custody security, temperature assistance where required, and seamless physical-digital synchronization. By eliminating manual intervention and technical silos, we enable efficient, scalable, and fully autonomous delivery networks that preserve product integrity and unlock exceptional operational efficiency.

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ALM Platform for Industry Innovation

We are building the “Highest Common Denominator” infrastructure to support and catalyze rapid innovation and evolution in the automated last-mile (ALM) delivery industry, similar to the foundational role the original iPhone and the App Store played for the feature phone and mobile app industries. Our integrated ALM Platform combines a physical Arrive Point™ Network, an ALM Marketplace, and AI Services to create a comprehensive ecosystem designed to accelerate the adoption of drone and robotic delivery.

Our ALM Platform is designed to drive future revenue through three complementary pillars:

1. Arrive Point Network (Network-as-a-Service): This hardware-enabled network provides secure, asynchronous delivery and pickup points with features such as temperature assistance and secure chain of custody. We plan to offer access to this network through monthly and annual subscription fees, along with associated installation, support, maintenance, and infrastructure services. This turnkey Network-as-a-Service model is expected to contribute significantly to our revenue as we deploy subsequent generations of Arrive Points.

2. AI Services: Leveraging machine learning (ML) and artificial intelligence (AI), we intend to monetize the vast transactional and environmental data generated by our network. ML will primarily power edge computing and local processing in our fourth- and fifth-generation Arrive Points (AP4 and AP5), while broader AI capabilities will derive actionable insights such as reverse logistics optimization, routing density and arbitrage, and growth forecasting. We also plan to integrate foundational AI models for enhanced device-based human interactions.

3. ALM Marketplace: Our software platform will enable dynamic pricing, management of “gate times,” and optimization of high-demand space across the Arrive Point network, functioning similarly to a Google AdSense-like marketplace. This will facilitate critical ecosystem functions including arrival/departure scheduling, space optimization, smart notifications, micro-weather data, local restrictions, transactional updates, and automation issue resolution. Advanced marketplace capabilities are planned for introduction with our AP5 units.

In year five of our public five-year plan, we aim to generate approximately 50% of revenue from Network-as-a-Service, with the remaining 50% derived from a combination of transactional revenue through the ALM Marketplace and AI Services.

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We differentiate ourselves through a comprehensive, integrated solution:

● Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed to support all major drone and robotic delivery systems, addressing a key barrier to widespread ALM adoption.

● End-to-End Solution: We combine advanced hardware, a robust software platform, and AI/ML capabilities to deliver a complete ecosystem for automated last-mile exchange.

● Early Market Validation: We have secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, providing valuable learning and validation as we refine our path to sustainable economics.

Five-Year Public Plan

The future of last-mile delivery belongs to drones and robots. Arrive AI is building the essential ALM network and platform to enable this transformation. Our five-year plan targets deployment of 100,000 Arrive Points, achieving a revenue model of approximately 50% Network-as-a-Service + 50% Marketplace & AI Services, with a goal of reaching 20x valuation in five years.

This five-year plan outlines our phased approach from early market solutions and product development through pilot programs, strategic refinement, production ramp, and ultimately network scalability. We are currently pre-revenue, with initial deployments focused on pilot validation and iterative learning. Revenue generation is expected to commence as we scale installations and activate subscription, marketplace, and AI service models in line with the milestones shown.

Key phases include transitioning from early third-generation (AP3) units toward fourth- and fifth-generation (AP4 and AP5) hardware that will fully enable marketplace transactional economics and advanced AI services. Our internal stretch goals reflect ambitious network effects and rapid deployment potential as the ALM ecosystem matures.

This plan is forward-looking and subject to change without notice based on market conditions, technological advancements, strategic partnerships, and capital availability.

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Capitalization and Dilution

As of September 30, 2025, we had 34,233,087 shares outstanding. On a fully diluted basis, including outstanding warrants (exercisable for 107,741 shares) and options (exercisable for 609,318 shares), our total share count is 34,950,146. Additionally, under the Streeterville Purchase Agreement (the “Purchase Agreement”), up to 6,792,645 remaining shares may be issuable at a discount to the market price. The Purchase Agreement also specifies the re-purchase of 2,937,500 outstanding pre-delivery shares at par value upon expiration or termination of the agreement.

The table below illustrates potential dilution under different conversion scenarios (unaudited):

Scenario

	Shares Outstanding	% Increase

Current Outstanding (9/30/2025)	34,233,087	-%
With all options and warrants exercised	34,950,146	2%
With maximum Streeterville issuance	41,742,791	22%
With re-purchase of pre-delivery shares	38,805,291	13%

These potential issuances could materially dilute existing stockholders, particularly if conversion occurs at depressed share prices.

Recent Developments

Share Repurchase Program

On September 8, 2025, we announced a share repurchase program of up to $10 million of the Company’s common stock, par value $0.0002 per share, from September 8, 2025 through March 31, 2026. Repurchases may be made from time to time in the open market, through privately negotiated transactions, or under Rule 10b5-1 trading plans, in each case in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and subject to market conditions and other factors, including customary blackout periods. The program may be modified, suspended, or terminated at any time at the Company’s discretion. The timing and actual number of shares repurchased, if any, will depend on a variety of factors, including price, liquidity, and alternative uses of capital.

The Company repurchased 9,700 shares on the open market on September 9, 2025, in multiple lots at an average price of $3.54 per share, and 10,000 shares on the open market on September 11, 2025, in multiple lots at an average price of $4.04 per share.

Issuance of Shares Under the Equity Incentive Plan

On July 18, 2025, we issued 2,264 fully vested shares under the 2023 Equity Incentive Plan to a consultant. On October 6, 2025, we issued 21,876 restricted stock units under the plan to three independent directors, subject to a one-year vesting.

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Results of Operations

Comparison of the Three Months Ended September 30, 2025, and September 30, 2024

Revenues:

	Three Months Ended September 30,		$	%
	2025	2024	Change	Change

Consulting services	$-	$-	$-	NM	%
Installation	2,175	-	2,175	NM
Subscription	5,275	-	5,275	NM
	$7,450	$-	$7,450	NM	%

During the three months ended September 30, 2025, we recognized total revenues of $7,450. Of this, $5,275 was for monthly subscriptions, and $2,175 was for installation fees. Consulting services, and installation fees are typically project-based and non-recurring in nature. Subscription services are recurring and paid either up-front or monthly for an annual term. We anticipate these revenue streams to continue in future quarters while we develop new revenue models for the autonomous delivery marketplace and AI data insight monetization.

As a development stage company, during the three months ended September 30, 2024, we had no revenues. Percentage change from the prior year period is therefore not meaningful (“NM”).

Operating Expenses:

	Three Months Ended September 30,		$	%
	2025	2024	Change	Change

General and administrative	$1,370,347	$791,639	$578,708	73%
Research and development	179,854	7,940	171,914	2,165
Sales and marketing	107,530	28,414	79,116	278
	$1,657,731	$827,993	$829,738	100%

Our third quarter results reflect growing investment in the team size, product development and marketing activities.

General and administrative expenses increased by $578,708 to $1,370,347 for the three months ended September 30, 2025, as compared to the three months ended September 30, 2024. Primary components of general and administrative expenses were:

●	Salaries and benefits in total were $855,046, an increase of $338,796 from the prior year period, reflecting new hiring in product development, engineering and sales and marketing.
●	Base salaries for the period were $540,323, an increase of $305,639 from the same period in the prior year. As of September 30, 2025, the Company had 33 full-time salaried employees, compared with 8 in the same period last year.
●	Stock-based compensation for the period was $289,432, an increase of $14,927 from the same period in the prior year.
●	Legal and professional service fees were $238,677, an increase of $90,099 from the same period in the prior year due to higher spend on investor relations ($40,483), patent expenses ($32,716), compliance ($20,495), and litigation ($18,635), offset by lower consulting services.
●	Insurance expense was $72,421, an increase of $54,475 from the same period in the prior year, due to higher directors’ and officers’ insurance premiums.
● ●

Information technology expense was $46,289, an increase of $37,390 from the same period in the prior year, due to onboarding a new service provider.

General and administrative expense also includes an impairment charge in the current period of $10,541 related to a damaged asset in construction in process.

Research and Development expenses were $179,854 for the three months ended September 30, 2025, an increase of $171,914 as compared to the same period in the prior year. This is primarily due to higher independent contractor spend ($42,911) and a one-time vendor credit in the prior year period of $129,351.

Marketing expenses were $107,530 for the three months ended September 30, 2025, an increase of $79,116 from the same period in the prior year. The increase is due to higher travel expenses ($58,821) and advertising expenses ($20,295) in the current quarter.

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Other Income/Expenses:

	Three Months Ended September 30,		$	%
	2025	2024	Change	Change

Other income	$23,388	$5,434	$17,954	330%
Interest expense and bank charges	(580,021)	(1,192)	(578,829)	48,559
Realized gain (loss) on investments	46,491	-	46,491	NM
Unrealized gain (loss) on investments	(76,120)	-	(76,120)	NM
	$(586,262)	$4,242	$(590,504)	(13,920)%

Other income for the three months ended September 30, 2025, was $23,388. Income was recognized from payroll tax refunds earned under the federal R&D tax credit program of $18,780, and interest income of $4,608.

Interest expense of $580,021 was comprised primarily of investment banking charges resulting from the issuance of the convertible note ($240,000), the amortization of the original issue discount ($165,333), and accrued interest on the note ($165,832). Interest accrued on a right to use asset was $4,405, and other miscellaneous interest and bank fees was $4,451 in the period.

Realized gains on investments were $46,491, and unrealized losses were $76,120 for the quarter ended September 30, 2025. During the quarter, the Company engaged in speculative trading of derivatives, primarily options, resulting in a net realized gain of $104,635. The Company’s short-term investments, primarily in marketable securities, contributed a realized net loss of $58,144 and unrealized net loss of $76,120 for the quarter. These activities are part of the Company’s strategy to generate short-term returns on excess cash.

During the three months ended September 30, 2024, we recognized income from a corporate card rebate program ($5,434). Interest expense and bank fees for the prior-year period were $1,175.

During the three months ended September 30, 2024, we had no realized or unrealized gains or losses on investments. Percentage change from the prior year period is therefore not meaningful (“NM”)

Comparison of the Nine Months Ended September 30, 2025, and September 30, 2024

Revenues:

	Nine Months Ended September 30,		$	%
	2025	2024	Change	Change

Consulting services	$89,000	$-	$89,000	NM	%
Installation	3,675	-	3,675	NM
Subscription	5,500	-	5,500	NM
	$98,175	$-	$98,175	NM	%

During the nine months ended September 30, 2025, we recognized total revenues of $98,175. Of this, $89,000 was for design and consulting services, $3,675 for installation fees, and $5,500 for monthly subscriptions.

As a development stage company, during the nine months ended September 30, 2024, we had no revenues.

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Operating Expenses:

	Nine Months Ended September 30,		$	%
	2025	2024	Change	Change

General and administrative	$7,551,884	$2,395,881	$5,156,003	215%
Research and development	564,585	548,879	15,706	3
Sales and marketing	164,793	281,160	(116,367)	(41)
	$8,281,262	$3,225,920	$5,055,342	157%

Our nine months ended September 30, 2025 results reflect continued investment in product development and marketing activities. General and administrative expenses include one-time costs related to the direct listing and financing transaction.

General and administrative expenses increased by $5,156,003 for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024. Primary components of general and administrative expenses were:

●	Salaries and benefits in total increased by $4,359,704 from the prior year period. This was impacted by $1,866,531 one-time success bonuses paid upon completion of the public listing in May 2025.
●	Excluding the one-time bonus costs, base salaries for the period were $730,687, an increase of $208,822 from the same period in the prior year due to new hiring in product development, engineering and sales and marketing. As of September 30, 2025, the Company had 33 full-time salaried employees, compared with 8 in the same period last year.
●	Stock-based compensation for the period was $3,134,655, an increase of $2,254,535 from the same period in the prior year.
●	Legal and professional service fees were $950,017, an increase of $549,239 from the same period in the prior year due to higher spend on legal fees related to the direct listing ($260,383), investor relations ($106,298), compensation consulting ($77,140), patent expenses ($54,745), and higher transfer agent fees ($19,869).
●	Insurance expense was $147,052, an increase of $93,835 from the same period in the prior year, due to higher directors and officers insurance premiums.

Research and Development expenses were $564,585 for the nine months ended September 30, 2025, an increase of $15,706 as compared to the same period in the prior year. This is primarily due to the timing of vendor engineering projects (lower by $258,861), offset by higher independent contractor spend ($159,342) and one-time success bonuses for independent contractors ($118,250).

Marketing expenses were $164,793 for the nine months ended September 30, 2025, a decrease of $116,367 from the same period in the prior year. The decrease is due to one-time expenses in the prior year period for television advertising ($200,000), offset by higher travel, meals and entertainment expenses ($63,017), and other marketing expenses ($20,616).

Other Income/Expenses:

	Nine Months Ended September 30,		$	%
	2025	2024	Change	Change

Other income	$83,454	$29,523	$53,931	183%
Interest expense and bank charges	(775,410)	(3,209)	(772,201)	24,064
Realized gain (loss) on investments	46,491	-	46,491	NM
Unrealized gain (loss) on investments	(76,120)	-	(76,120)	NM
	$(721,585)	$26,314	$(747,899)	(2,842)%

Other Income of $83,454 for the nine months ended September 30, 2025 was recognized from payroll tax refunds earned under the federal R&D tax credit program of $61,637, state tax refund from the EDGE credit of $16,915, and interest income of $4,902.

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Interest expense of $775,410 for the nine months ended September 30, 2025 was comprised primarily of investment banking charges resulting from the issuance of the convertible note ($240,000), the amortization of the original issue discount ($357,333), and accrued interest on the note ($165,832). Interest accrued on a right to use asset was $4,405, and other miscellaneous interest and bank fees was $7,840 in the period.

Realized gains on investments were $46,491, and unrealized losses were $76,120 for the nine months ended September 30, 2025. During the quarter, the Company engaged in speculative trading of derivatives, primarily options, resulting in a net realized gain of $104,635. The Company’s short-term investments, primarily in marketable securities, contributed a realized net loss of $58,144 and unrealized net loss of $76,120 for the nine months ended September 30, 2025. These activities are part of the Company’s strategy to generate short-term returns on excess cash.

During the nine months ended September 30, 2024, we recognized income from the Indiana EDGE tax credit of $24,089 and no federal R&D tax refunds. We also recognized income from a corporate card rebate program ($5,434). Interest expense and bank fees for the prior-year period was $3,209.

Liquidity and Capital Resources

Our primary sources of liquidity are cash on hand, short-term liquid investments, and the Streeterville Purchase Agreement. As of September 30, 2025, our cash was $816,715, and short-term investments were $1,918,995. There is currently $32 million available under the Streeterville Purchase Agreement.

The balance of cash on-hand and short-term investments represents approximately three and one-half months of runway based on our current average operating losses. Including the remaining proceeds from the Purchase Agreement, our currently available funds are sufficient to fund operations with an increasing burn rate for more than twelve months.

Cash Flow and Liquidity

	Nine Months Ended September 30,		$	%
	2025	2024	Change	Change

Net cash provided by (used in):
Operating activities	$(5,048,431)	$(1,959,447)	$(3,088,984)	(158)%
Investing activities	(2,036,474)	-	(2,036,474)	-
Financing activities	7,772,302	1,925,768	5,846,534	304
Net increase (decrease) in cash	$687,397	$(33,679)	$721,076	(2,141)%

Operating Activities

Net cash used in operating activities was $5,048,431 for the nine months ended September 30, 2025, compared to $1,959,447 for the same period in 2024. The increase in cash outflows of $3,088,984 was primarily due to our increased net loss.

For the nine months ended September 30, 2025, our net loss of $8,904,672 was offset by non-cash items of stock-based compensation expense of $3,134,655, depreciation and amortization expense of $31,048, the amortization of a discount on the convertible debt of $357,333 and amortization of the $240,000 debt issuance costs.

Other working capital movements in the period resulted in a net cash inflow of $185,706, primarily due to an increase in accrued liabilities ($125,842), accounts payable ($43,148), credit card payable ($4,938), and other current assets ($3,458). These inflows were offset by an increase in prepaid expenses of $108,910, accounts receivable of $4,900.

For the nine months ended September 30, 2024, operating cash flow used of $1,959,447 was comprised of our net loss of $3,199,606, offset by non-cash items of stock-based compensation expense of $880,120 and depreciation and amortization of $21,792. Working capital movements in the prior-year period resulted in net cash inflows of $338,247 due to an increase in accounts payable of $408,485, accrued liabilities of $21,889 offset by outflows due to prepaid expenses ($63,407) and the credit card payable ($28,720).

Investing Activities

Net cash used for investing activities was $2,036,474 for the nine months ended September 30, 2025. This was due to an increase in fixed assets for new Arrive Points placed into service or waiting final installation ($87,850). We also incurred a net cash outflow from sales and purchases of short-term investments of $1,948,624. No fixed assets or other investing activities were recorded during the nine months ended September 30, 2024.

Financing Activities

Net cash provided by financing activities was $7,772,302 for the nine months ended September 30, 2025. We received $7,530,000 in proceeds from issuance of convertible debt under the Purchase Agreement. We received net proceeds of $448,056 from other sales of common stock and $573,896 from exercise of outstanding warrants, prior to the direct listing. These cash inflows were offset by payments made on an outstanding note payable of $6,337 and payments for deferred offering costs of $698,570. We made purchases of our common stock under the share repurchase program of $74,743 in the period.

For the nine months ended September 30, 2024, net cash provided by financing activities was $1,925,768, which included $2,031,682 from sales of common stock, offset by payments made on the notes payable of $5,914 and the payment of deferred offering costs of $100,000.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While there are a number of significant accounting policies affecting our consolidated financial statements, management believes the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments.

Quantitative and Qualitative Disclosures About Market Risk

We have periodically utilized derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not intend to hedge any existing or future borrowings and, consequently, we do not expect to be affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we have not yet adopted that management believes are applicable or would have a material impact on our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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BUSINESS

Stockholders should read this section in conjunction with the more detailed information about the Company contained in this prospectus, including our audited financial statements and the other information appearing in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management believes that Arrive AI is pioneering the emerging market for the automated exchange of packages and goods between people, robots, and drones through our Autonomous Last Mile (“ALM”) platform and network of Arrive Points™. However, there can be no assurance that we will achieve these objectives. Arrive AI is a development-stage company that remains pre-revenue as of the date of this prospectus. While we have successfully completed multiple pilot programs and achieved initial production deployments, as described below, these activities have not yet generated material revenue, and there is no guarantee that current or future customers will enter into revenue-generating subscription or service agreements.

Management believes the future of automated last-mile delivery, consumer services, and business operations will increasingly depend on smart, secure, and fault-tolerant exchange points for packages, goods, supplies, food, and medicine between people, robots, and drones. Our Arrive Points™ are designed to serve as the foundational infrastructure for this ecosystem, providing universal, frictionless exchange points that enable new automated ALM services for delivery operators, businesses, and consumers. However, there is no guarantee that our technology will succeed commercially or achieve broad market adoption.

The Arrive Point Network and supporting ALM Platform are intended to support the ALM ecosystem through three primary components:

1. Arrive Point Network (Network-as-a-Service): A network of smart lockers and mini-cross-docks (Arrive Points™) engineered for secure, asynchronous exchanges between people, robots, and drones. Unlike traditional smart lockers, which are typically designed only for human interaction, our multi-generational Arrive Points (AP3, AP4, and AP5) incorporate universal compatibility for autonomous systems, secure chain-of-custody protocols, temperature-controlled compartments where required, and standardized physical and digital interfaces. These features are being validated and refined through customer deployments.

2. ALM Marketplace: A software platform under development that will provide dynamic pricing, gate-time management, high-demand space optimization, arrival/departure scheduling, smart notifications, micro-weather data, local restriction awareness, transactional status updates, and automation obstacle resolution. These capabilities, functioning in a manner similar to programmatic advertising marketplaces, are planned for initial introduction with AP5 units.

3. AI Services: Leveraging machine learning (ML) and artificial intelligence (AI) in two distinct ways: (i) edge-based ML inferencing on Arrive Points for real-time local decision-making, and (ii) centralized AI systems analyzing network-wide transactional and environmental data to generate insights such as reverse logistics optimization, routing density arbitrage, and growth forecasting. We have demonstrated initial AP4 AI capabilities to customers, with further advancements planned for 2026 and beyond. The value of these proprietary models will increase with network scale and utilization. We estimate that approximately 200 actively utilized Arrive Points generating an average of three daily transactions over 12–18 months will provide the critical data mass needed to meaningfully enhance model performance and enable monetization of insights. Lower deployment scale or utilization rates would delay these outcomes.

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We are advancing our technology through structured customer pilots and early production implementations. All initial pilot programs have been fulfilled. We ended 2025 with a production implementation at Hancock Health, a regional hospital network deployment that is now operational and serving as a reference site. Multiple other hospital networks and health systems are observing the Hancock Health deployment and have requested detailed information as they evaluate similar capabilities with Arrive AI.

We began full scale operations in Hancock Regional Hospital in Q4 2025. Our initial route was between the cancer center and the lab moving blood samples for analysis. We engaged a robotics partner to move between our two AP3 units initially with plans to add to the routes to other parts of the hospital and eventually to off-site satellite facilities to link all their locations with ground robots and aerial drones in the near future. We have found that we are able to reduce FTE’s and improve patient care by keeping the nurses at their stations versus hand-carrying samples. The deployment of Arrive Points in this setting allows samples to be left in a secure unit, eliminating hand-offs while maintaining chain of custody. We are in collaboration with Skye Air, and Indian logistics company, to facilitate a more efficient last mile operation. They are currently engaged in what they call “quick commerce” which is deliveries made in 10 minutes or less. We are exploring different Arrive Point configurations to suit local needs. In 2026, we will be showcasing a demonstration site that will prove out a completely autonomous delivery system. With a drone delivering a package to an AP3 unit, and then a ground robot picking it up and delivering it to an AP3 unit inside an office building at the doorstep of the end customer. Furthermore, we are looking to develop a specialized solution for the middle mile network that remains under development. Skye Air is one of the world’s largest drone delivery companies delivering approximately 150,000 packages a month in India.

Intellectual Property

Arrive AI’s innovation leadership began under our former name Dronedek Inc, which secured the first utility patent for smart, secure, climate-controlled drone and robotic package delivery, storage, and pickup.

New and improved technology is needed to support the emerging market for the automated exchange of packages and goods. These exchanges between people, robots, and drones are happening in the autonomous last mile (“ALM”). Our original intellectual property position included four foundational patents by Dan O’Toole which focused on drone deliveries of packages to a smart and secure arrival point. These original patents contained many expansion features, temperature assist, battery exchanges, and various controls which allowed the smart mailbox receptacle devices to receive the data streams and logistics from both residential and commercial customers. Additional development efforts as well as acquisitions extended and expanded the features. The technology extended to multiple sources for the sending and receiving of packages in a safe, secure manner. That effort broadened quickly to include receipt and package exchanges with automated delivery robots and traditional companies with courier driver focused deliveries. These additional business acquisitions and technology developments focused on receiving multiple packages and multiple users. These foundational patents as well as the newly acquired technology consisted of features for tracking packages as well as for collecting data from multiple shipping companies and the commercial and residential customers.

○	US Patent #1 - (DD1) US 9,840,340 Drone Docking Station and Delivery System - 11 claims

○	US Patent #2 -(AB1) US10,210,475 Systems, devices, and/or methods for managing drone deliveries - 23 claims

○	US Patent #3 - (DD2) US 10,457,421 Drone Docking Station and Delivery System - 21 claim

○	US Patent #4 - (AB4)) US 11,556,887 Systems, devices, and/or methods for managing drone deliveries - 17 claims

○	US Patent #5 - (DD3) US 11,738,883 Expanding Floor/ Accordion drone docking station - 39 claims

○	US Patent #6 - (AB2) US 11905013 Devices, and/or Methods for Managing Drone Tethering - 7 claims

○	US Patent #7 (DD4) US 12,304,671 Hot and Cold Section drone docking station Temperature Controlled Device -20 claims including CIP

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○	US Patent #8 (AB4) US12,369,736 Systems, Devices, and/or Methods for Managing Drone Deliveries - 12 claims without CIP

○	US Patent # 9 (DD6) US12,387,072 Smart mailbox receptacle and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone - 19 claims

○	US Patent #10 (DD5) Ser 18/208,803, DD6) ALLOWED 1/21/2026

○	US patents pending - Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications - 19 more claims

Currently there are two (2) additional US patents pending and ready for exam and one (1) additional provisional application in process.

US Claims are 168 to date from the issued and allowed ten US patents.

Additional international patent applications (77 filed) and extensions, based on these patents, are pending in 23 countries and the EU. Seven (7) National/non-US Patents have been issued (based on US Patents 2, 4, and 5), five (5) more are allowed, and 65 are pending.

Patent portfolio was strengthened December 18, 2023, with the acquisition of AirBox Technologies ($1.15M all-stock transaction), adding Patents 2, 4, 6, and 8.

Continued Progress on the Arrive AI Product Roadmap

In 2024, while continuing to conduct unpaid pilots, we secured our first commercial contract with a specialty pharmaceutical delivery company on the East Coast. This customer has agreed to both utilize our third-generation Access Points (AP3) in their operations and act as a Value-Added Reseller (VAR) for the AP3 to their customers. Initial units were delivered in Q4-2024. Production MaaS support is anticipated to commence in early -2025, followed by recurring MaaS revenue in the first half of 2025. The terms of this agreement are confidential and not available for public disclosure. However, they define the nature of the customer’s operations, specify the work to be performed by both parties (SOW), and outline where our services will be used. They also detail the services Arrive AI must provide and establish initial pricing. All terms are subject to change as both parties gain insight into the actual economics, benefits, and sustainability of this initial engagement. We anticipate renegotiation in 2026, and the customer may cancel the existing or any renegotiated agreement at any time.

Our 2025 prospect pipeline includes assisted living communities and hospital chains that have expressed interest in implementing AP3 to support courier, drone, and robotic delivery systems. Arrive AI does not know if any of the assisted living communities and hospital chains that expressed interest will enter into agreements with us for our services.

These opportunities are pending contracts and subject to demonstration pilots, analysis, and drone regulatory approval, with initial phases expected to complete in 2025. If drone regulatory approval is delayed, implementations can proceed at a modified pace using courier and robotic delivery systems while awaiting FAA approval.

AP development progression and roadmap

○	AP1 and AP2: Initial mailboxes / Access Points utilized for customer learning and pilot programs, including successful pilot in Lawrence, Indiana in 2022 with the USPS and local DoorDash and Uber Eats operations.

○	AP3: has completed manufacturing and design enhancements and was deployed in December of 2024 with an East Coast Specialty Pharma logistics company under a signed SOW. In the summer of 2025 we were awarded a two year contract for transportation of items within a hospital using ground robotics and AP3 units for asynchronous delivery.

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○	AP4: is currently under development for a F500 logistics company. Development demonstrations have been completed as part of phase-1 development and phase-2 is expected to begin in Q2-2025. Deployment for a Florida Assisted Living Community is being discussed with customer for 2025. AP4 capabilities continue to expand our target feature set, for example it supports many delivery customers in one system, can support reverse logistics and pickup, and has AI-based Chat interfaces using third-party LLM and Agnetic foundation models to construct our ALM-specific code and intelligent interactions. No resale to deployment agreements or contracts have been executed to-date but are in discussion for 2025. The terms for phase-2 have yet to be established. The customer may cancel the existing or any renegotiated agreement at any time. We anticipate that the phase-2 terms, if and when they are established, will include the nature of the customer’s pilot operations, specify the work to be performed by both parties (SOW), and outline where our services will be used in pilot project. They also detail the services Arrive AI must provide and they establish initial pricing. All terms are subject to change as both parties gain insight into the actual economics, benefits, and sustainability of this initial engagement.

○	AP5: development began in 2025 and will introduce our “universal” solution supporting all drone and robotic delivery operations that require additional ML and AI-based models and processing capabilities to accomplish. We have no customers engaged or asking for these “universal” capabilities at this time but our management team believes they will be industry-leading and highly desirable in the future.

○	All development schedules are naturally subject to change and all Access Point, software, and AI/ML development carries technology development risk and unpredictability that may result in delays or even failure to achieve results and goals.

AI and ML Plans and Capabilities

Arrive AI aspires to establish product-market fit with AP5 and, at that point, anticipates being able to meet the needs of a large group of customers, consistent with projections such as those described in ARK Invest’s Annual Innovation Report in the Autonomous Logistics section. Achieving this milestone depends on Arrive AI developing a product that is easy to use, competitively priced, and supported by strong marketing and sales strategies. Only after establishing product-market fit will Arrive AI pursue the next steps of scaling its business, data collection, and services, with a goal of achieving sustainable revenue and growth by 2027. There is no guarantee that Arrive AI will successfully achieve these objectives or that market adoption will occur as planned.

Arrive AI aspires to scale its operations in a way that produces unique datasets that could potentially serve as the foundation for future monetization through Machine Learning (ML) and Artificial Intelligence (AI). This goal is aspirational and dependent on achieving operational scale and adoption, which are not guaranteed. The platform envisions employing several ML applications, including classification, prediction, interpretation, and generation, to create value, enhance delivery performance, and increase revenue potential. These outcomes rely on sufficient deployment and utilization of ALM Access Points to collect the data necessary to train and refine these models.

Hybrid Development Approach and Proprietary Software

Arrive AI employs a hybrid development approach to create AI and ML capabilities. This approach leverages foundational third-party models from NVIDIA, Google, Azure, OpenAI, and AWS, along with open-source software like LAMA. At this time, none of Arrive AI’s software is proprietary, though the company intends to develop proprietary ML and AI models specifically tailored to its unique data sets as operational data volumes increase. These efforts depend on collecting transactional, logistical, and locational data through AP deployments. For example, Arrive AI has demonstrated AI-based delivery chat capabilities for AP4 by using third-party foundational models. Further ML and AI development will occur during AP5’s evolution, contingent on achieving a critical mass of operational data.

We estimate an 18-month operational data collection timeframe will be required to reach critical mass for effective ML/AI training and improvements. Current estimates assume deployment of at least 200 actively utilized ALM Access Points, with a utilization rate exceeding 3 deliveries per day. Without achieving these deployment and utilization targets, critical mass may be delayed or unattainable. While machine learning and AI are expected to enhance operational efficiencies, Arrive AI also aims to leverage these technologies to generate additional revenue streams. For example, AI-enabled dynamic pricing, predictive maintenance, and tailored customer services are envisioned as revenue-generating applications within the ALM ecosystem.

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Machine Learning and AI Applications in Delivery, Pickup, Users, Environment, and Autonomous Logistics

Arrive AI plans to employ ML and AI algorithms across five key areas, but these plans are contingent on scaling operations and collecting sufficient data, which are not guaranteed. Below are examples of the data points and intended applications for each category, as well as associated risks:

1. Delivery

●	Data Collected: Package dimensions, delivery times, and customer identifiers.
●	Planned Use: Classification algorithms could optimize package placement in ALM mailboxes, while prediction models could anticipate delivery times to pre-emptively unlock mailboxes and reduce theft.
●	Associated Risks: Errors in predictions or classifications may result in misplaced deliveries, theft, or customer dissatisfaction.

2. Pickup

●	Data Collected: Package return types (e.g., resell, refurbish, recycle) and pickup schedules.
●	Planned Use: Algorithms could classify return packages into categories to optimize reverse logistics. Prediction models could anticipate return pickups to improve mailbox space management.
●	Associated Risks: Misclassification or delayed pickups could disrupt reverse logistics networks or create customer dissatisfaction.

3. Users

●	Data Collected: Usage frequency, delivery preferences, and transaction histories.
●	Planned Use: Classification algorithms could group users into categories (e.g., frequent vs. occasional users) to personalize services and optimize delivery schedules.
●	Associated Risks: Misuse or breaches of sensitive user data may create privacy or regulatory challenges.

4. Environment

●	Data Collected: Weather conditions, temperature, and sensor readings from ALM mailboxes.
●	Planned Use: Environmental data could optimize delivery schedules or alert users to potential risks (e.g., extreme temperatures damaging packages).
●	Associated Risks: Inaccurate environmental data could result in delivery delays or damaged packages.

5. Autonomous Logistics

●	Data Collected: Route conditions, mailbox availability, and vehicle telemetry.
●	Planned Use: Algorithms could generate new routes based on environmental conditions, user behavior, and mailbox availability to improve delivery efficiency.
●	Associated Risks: Poorly generated routes could lead to inefficiencies or increased costs.

These are just a few examples of how Arrive AI envisions utilizing AI and ML to enhance its ALM platform and Arrive Points. As we expand our installed ALM AP Network footprint and foundational AI models become more sophisticated, we anticipate identifying additional innovative applications of these technologies. While these advancements have the potential to accelerate growth and revenue generation, achieving these outcomes will depend on successful deployment, sufficient operational data collection, and continued technological progress.

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Competitive Positioning and Market Strategy

Arrive differentiates itself in the emerging ALM market through:

1. First-mover advantage with comprehensive IP portfolio specified elsewhere herein.

2. Purpose-built solutions for autonomous robot and drone delivery integration

3. Comprehensive MaaS offering versus other smart mailbox and locker solutions that uniquely supports automation providers and networks

4. Strategic focus on converting and consolidating potential competitors into partners through our technology leadership

We recognize emerging competition from:

- Smart locker box and mailbox companies are also adapting to ALM trends and may pursue similar capabilities or business as Arrive AI

- Automation providers, like drone and robotic companies and/or operators, are now also developing point solutions for last-mile delivery handoffs and may pursue similar capabilities or business as Arrive AI

Our strategy leverages our intellectual property and technological advantages developed in AP1, AP2, AP3, AP4 and soon to be AP5, to position Arrive AI’s ALM MaaS solutions as the industry standard, anticipating that proprietary point-solutions will transition towards our broader, full-featured, universal ALM network/platform because of cost, interoperability, and customer demand for universal vs. proprietary solution lock-in.

This business foundation, combined with our strategic product rollout and strong intellectual property portfolio, positions Arrive AI to lead the transformation of ALM infrastructure and the formation of an ALM platform for the emerging ALM ecosystem, in the era that will most certainly be transformed by last-mile autonomous logistics as projected by organizations like ARK Invest in their Annual Innovation Report in the Autonomous Logistics sections.

Arrive AI expects to have three primary revenue streams

1.	Mailbox-as-a-service (MaaS) provides our ALM Access Points or ALM mailboxes to both businesses and consumers through a single, monthly subscription fee. This turnkey service includes hardware, software, support, maintenance, installation/uninstallation, and financing for long-term field assets. Our flexible payment structure accommodates various business models in the evolving ALM Industry. In Q4 of 2024 we installed AP3 units (third generation Arrive Points) for which we will provide MaaS in 2025. Arrive AI has a confidential agreement and pricing in place to provide these services for compensation, with an East-Coast Specialty Pharm company. The terms and pricing are confidential and preliminary terms, intended for both parties to learn from the pilot project how effective the terms are in providing sustainable benefits and economics over the course of the first year of operations. Once Arrive AI and the customer have operationalized and learned from these initial services, both parties plan to renegotiate terms and pricing in 2026 to produce new terms that are sustainable and can be disclosed to other customers and the public.

2.	Data monetization via models and insights generated by machine learning and artificial intelligence (“ML” and “AI”). Machine learning facilitates our systems’ ability to learn and improve from experience using data patterns, while artificial intelligence encompasses broader capabilities and models to simulate human intelligence and decision-making. We plan to use both technologies distinctly:

a.	Machine Learning: Primarily deployed in our AP4 and AP5 Access Points devices for local IoT (Internet of Things) data processing, edge computing (inferencing) for environment and transactional models, and interactions models for drones and robots.

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b.	Artificial Intelligence: Used more broadly to analyze and derive insights from our network’s transactional and environmental data through complex AI models, but we will also leverage foundational AI models like ChatGPT or LAMA for device based human interactions.

c.	After 12-18 months of delivering MaaS, Arrive AI should have collected sufficient data to begin to better leverage a growing dataset with AI and ML models for enhanced services and insights for customers and partners. - Note that to meet our data accumulation goals and maximize the effectiveness of our proprietary ALM models, a minimum of 5,000 deployed and actively utilized ALM Access Points will be necessary to generate sufficient data over 12-18 months of operations. If fewer units are deployed or the average utilization rate per unit falls below 50%, the rate of data accumulation will slow, delaying both the expected timeframe for likely AI improvements and the monetization of the resulting insights. These metrics-deployment scale and utilization rate-are critical to achieving the desired scale for AI/ML optimization and network-wide operational improvements.

3.	Operational platform fees. Our network of ALM Access Points, the supporting software and AI plus ML, collectively create an ALM platform that is intended to provide valuable services and insights to all stakeholders in the ALM ecosystem. For example, our automated delivery marketplace (“ADM”) will use a Google-AdSense-like market to help prioritize and optimize high-demand access schedules and space availability for our access point network. The platform will provide a broad array of critical functions for the ALM ecosystem including arrival/departure scheduling, space optimization, smart delivery notifications, micro weather conditions, local restrictions, transactional status updates, and automation issues/obstacles. These capabilities enable ALM automation operators, businesses, and end-customers all to make better value- and data-based operational decisions, such as for a specific Access Point prioritizing time-sensitive food deliveries during peak demand versus optimizing route efficiency for a deferrable delivery at a given time like during the Super Bowl. Another example of ALM platform functionality is our planned mailbox financing exchange (MFE) facilitates dynamic cost-sharing arrangements between financiers, business partners, automation operators, and end-customers. These advanced capabilities will be introduced through our AP5 development and pilot program and will be demonstrated in 2025 at the earliest. At this time we have not engaged any customers or third-parties to participate in, or utilize, these advanced capabilities that have yet to be introduced.

Since inception, we have operated at a loss, with no revenue in 2024 or 2023. Our net losses were $4,537,901 and $7,321,134 for the years ended December 31, 2024, and 2023, respectively.

Key milestones for achieving revenue for sustainable operations include:

○	Initial AP3 units were delivered in Q4-2024.

○	Implementation of contracted use cases in Specialty Pharma and Assisted Living communities in 2025, with potential expansion to hospital environments; no agreements have been executed as of the date of this prospectus. The engagement is underway and the terms of this agreement are confidential and not available for public disclosure. However, they define the nature of the customer’s pilot operations, specify the work to be performed by both parties (SOW), and outline where our services will be used. They also detail the services Arrive AI must provide and establish initial pricing. All terms are subject to change as both parties gain insight into the actual economics, benefits, and sustainability of the initial pilot engagement. We anticipate renegotiation in 2026, and the customer may cancel the existing or any renegotiated agreement at any time.

○	Completion of AP4, is currently in development and the first phase of demonstration has been completed with a prospective Fortune 500 logistics customer, featuring reverse logistics, and domain-specific AI-Chat capabilities in 2025. The second phase of this development has yet to be agreed to by the customer, The terms for phase-2 have yet to be established. We anticipate that the phase-2 terms, if and when they are established, will include the nature of the customer’s pilot operations, specify the work to be performed by both parties (SOW), and outline where our services will be used, which we anticipate to be a large Assisted Living Community. The terms will also detail the services Arrive AI must provide and they establish initial pricing. All terms are subject to change as both parties gain insight into the actual economics, benefits, and sustainability of this initial pilot engagement. The customer may cancel the engagement and terms at any time.

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○	Development of AP5, our comprehensive “universal” solution supporting all drone and robotic delivery operations, which began in 2025. At this time we have not engaged any customers or third-parties to participate in, or utilize, these advanced capabilities that have yet to be introduced.

Our path to profitability relies on achieving product-market fit, for the growing number of ALM automation operators and the businesses seeking to use ALM automation for delivery savings and improved customer experience. We will be able to meet their needs after the successful development and deployment of AP3, AP4, and AP5 (our 3rd, 4th, and 5th generation of ALM Access Points), which will provide universal support for all autonomous delivery systems. Once AP5 is achieved, we can pursue broader market adoption beyond pilot programs to generate scalable and sustainable revenue growth. While we believe in our development plans, and are optimistic that we can continue to achieve them, there is no guarantee that we will achieve product market fit or be successful in our commercialization, development, or planning.

On December 5, 2023, the Company acquired certain assets of AirBox Technologies (“AirBox”), in an all-stock transaction. In addition to certain tangible assets, the acquisition includes AirBox’s patent portfolio, which Arrive believes will broaden the capabilities of its high-tech mailbox system designed for autonomous and conventional package delivery. In addition to acquiring the above mentioned assets, AirBox’s CEO Brandon Pargoe has joined the Arrive team in the role of Vice President of Product Operations, as an independent contractor. In consideration for the asset purchase, the Company issued 94,573 shares at a price of $11.08 per share, which was determined based on the average price per stock of $11.08 issued to investors for cash in 2023 (after giving effect to the Reverse Stock Split retrospectively for all periods presented).

Growth Strategies

ALM mailboxes for the automated and frictionless exchange of packages and goods between people, robots, and drones are a promising new emerging market and category of technology, validated by customer interest and new competition. To obtain sustainable advantageous growth Arrive is employing proven strategies, platform thinking, and playbooks for bringing new technologies to market.

Early Market Progress

Arrive believes an initial focus on medical operations, first on medical campuses and later growing to their extended networks for doctors, clinics, pharmacies and more, will provide a successful and profitable growth path towards more ubiquitous availability of automated delivery and pickup. Market progress:

●	First demonstration of a multi-Smart-Mailbox AP2 deployment and delivery use in partnership with USPS in Lawrence, Indiana 2022

●	Arrive AI delivered pilot or production deployments for:

(a)	A F500 logistics company for delivery in 2025

(b)	A Sunbelt innovation campus

(c)	An East Coast Specialty Pharma logistics company for MaaS which began in 2025

(d)	An Indiana-based regional hospital system for MaaS which began in 2025

●	Other prospective Mid-west hospital chains awaiting further analysis and investigating drone flight approvals

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●	The first post-pilot MaaS production support for customers occurred in Q2 2025, producing our first MaaS recurring revenue generation for Arrive AI.

●	All active partners and customers have executed non-disclosure agreements (NDAs).

By focusing initially on the delivery and pickup of lab samples, medicine and supplies on medical campuses and then reaching out to their local networks of medical business partners, Arrive can build the requisite foundation and ROI for then further spreading ALM mailboxes into communities and other use cases for automated delivery like food, goods, and services.

Arrive AI plans to recruit and partner with strategic leaders in the automated delivery of food, goods, and services by demonstrating the advanced universal AP5 to them in 2026. Currently, we have active customer development and pilot agreements with businesses in the logistics and healthcare sectors, where we are deploying AP3 or collaborating on the design of AP4 with these customers. However, specific customer names cannot be disclosed due to signed confidentiality agreements. Large automation companies like Google Wing, Zipline, Serve Robotics, and Starship Robotics, as well as large retailers and delivery services such as Walmart, DoorDash, and Uber Eats, are independently investing in automated operations and ALM-based business models. These companies are conducting their own pilots in locations such as Dallas, San Francisco, Los Angeles, and Research Triangle Park. While we aim to recruit similar partners and participate in larger pilots, we wish to clarify that Arrive AI and its operations are not affiliated with these companies or their pilots, and there is no guarantee that any affiliation or partnership will occur in the future. Like Arrive AI, these companies are working to systematically build the operations and business cases necessary to deliver the ALM customer experience and capture the projected cost savings of up to 5X for robots and 20X for drones, as highlighted in ARK Invest’s Annual Innovation Report, Autonomous Logistics section. Our current strategy is to focus on automation pilots in critical and high-margin medical logistics (our current pilots) before expanding into larger, lower-margin autonomous automation markets with similar strategic partners. We believe this approach will maximize ROI and accelerate our speed to market.

Begin with a Beachhead

The order of growth for Arrive AI’s go-to-market and ROI starts with a beachhead in medical operations and large assisted living communities. With other automation providers like MatterNet and Aethon succeeding in establishing customers in hospitals, and with Arrive AI having three prospective Mid-west hospital chains, and one large assisted living community as active prospects, we continue to believe these areas remain one of our primary paths to market. We currently have no signed agreements with these prospects.

Establishing a beachhead is a proven strategy, first described in Geoffrey Moore’s Crossing the Chasm, to approach early markets by focusing on niche markets that can be well-served before expanding to adjacent ones. Arrive AI has begun its go-to-market strategy by targeting the ALM needs of two synergistic markets: medical operations and large assisted living communities. While no agreements have been executed yet, we are currently engaged in multiple active discussions regarding technology development partnerships with organizations in these sectors. These discussions cover terms related to joint development timelines, pilot program goals, and technology integration milestones. Although we anticipate finalizing at least two of these partnerships in 2025, there is no guarantee that any agreements will be successfully executed. The number of partnerships and their outcomes will depend on ongoing negotiations and mutual alignment on operational and business goals.

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Medical Operations

Arrive AI defines medical operations as hospitals, medical campuses, and laboratories with associated networks of doctors and clinics. We continue to market and interact with hospitals, medical campuses, and laboratories to prove the value and ROI of better patient outcomes and operational efficiencies by employing Arrive AI’s ALM Access Points across a portfolio of valuable use cases:

(a)	Weekend, off-hour, and holiday lab sample deliveries and pickups when staffing is much lower. This begins with immediate improvements in the time-sensitive receiving, notification, and routing of courier lab sample deliveries, which will be improved with automated drone delivery and robotic pickup.
(b)	For hospitals and labs that are already navigating the use of robots and drones, our APs can make exchanging supplies, medicine and samples between buildings and across campuses more timely, secure, and controlled - eliminating the friction of handoffs and optimizing the utilization/ROI of personnel, robots, and drones as a smart cross-dock and Access Point.
(c)	Lab samples may require rare or costly tests, and surgeries may require specific or rare medical kits that are difficult to maintain an inventory for at every location. ALM mailboxes can serve as an external, dynamic, just-in-time (“JIT”) supply closet to maximize the ROI on rare inventory while supporting better availability and outcomes.
(d)	Leading medical operations are at the cutting edge of formulating custom JIT treatment protocols that can require couriering specialty custom medicines between multiple facilities. Arrive AI’s ALM Access Points can provide a foundational network for optimizing courier and utilization for more reliable inventory and drug movement/re-positioning.
(e)	Similarly, prescription, biologics, and sample delivery networks that extend beyond the medical campus to networks of doctors and clinics can benefit from improved cycle times, notifications, climate control, security, and chain-of-custody capabilities of our ALM mailboxes.

As previously mentioned, Arrive AI has three hospital networks in discussion as active prospects for 2025. No agreements have been executed at this time.

Large Assisted Living Communities

Second, Arrive is simultaneously targeting large, assisted living communities (“LALCs”), where there is already a history of consolidating mail, package, prescription, and food delivery for a large dependent community. For LALCs Arrive can help introduce and improve the smart, secure, and seamless automated exchange of packages, goods, supplies, food, and medicine between people, robots, and drones. By placing banks of Arrive’s ALM mailboxes beside existing walls/banks of US Postal Mailbox Arrive can expedite courier deliveries and residence convenience as a foundation, followed by automated drone and robotic deliveries and ultimately robotic pickup and delivery to residence front doors. Logistics services, whether leveraging automation or not, prefer delivering to a few locations that have banks of ALM mailboxes which are convenient for residents and will ultimately support automated transfers to their front doors if desired. No agreements have been executed at this time.

Emerging Retail Growth

Third, Arrive AI continues progress planned capabilities development with AP5 in 2025, aimed at drone delivery pioneers like Walmart, and drone network providers like Wing, Zipline, and DroneUp, who are all laying the groundwork for residential and retail delivery networks in Dallas and other parts of the US. As Arrive builds its MaaS network and digital platform, we aim to empower these direct-to-consumer initiatives by providing secure autonomous pickup and delivery points, further enhancing their efficiency and effectiveness. We view this expansion as a natural extension of our existing medical operations and ecosystem, leveraging our strong presence in these communities. No agreements have been executed at this time.

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Platform Design

Arrive is also employing platform thinking and strategies in its product and market relationships. What does Arrive AI mean by a platform? At the highest level, a platform is a group of technologies, data, processes, standards, licensing, and business operations/rules that are developed as a collective system and foundation upon which an ecosystem of stakeholders, comprised of businesses, consumers, and investors, can interoperate a share in the profits and benefits of collectively serving a market better than they can do alone or by narrow vertical integrations. It provides a market- driven foundation for multiple, interdependent, stakeholders to collectively supply and consume value more efficiently - like an ecosystem - for a given market opportunity. An example is Apple’s iPhone, app store, chips, operating system, and developer resources together form a platform for multiple independent developers, consumers, suppliers, accessory makers, and others to serve Apple’s iPhone customer/community base. Similarly, Arrive AI’s Mailbox-as-a- Service creates a common foundation for many independent businesses, carriers, automation operators, technology providers to partner in deploy ALM solutions, services, and business models for an evolving set of end-customer needs as a collective ALM ecosystem.

1.	Arrive AI’s automated delivery marketplace (“ADM”) software planned for AP5, provides platform services to multiple partners and automation operators for scheduling arrival and departure times at Arrive AI’s mailboxes (and other locker boxes), optimizing space/inventory utilization of each mailbox, and delivers important real-time location and transaction data and smart notifications, like weather, restrictions, mailbox status, package statuses, and observable automation obstructions upon which Arrive aI’s customers rely. Allowing Arrive AI’s partners to inter-operate in environments with other providers, and to make real-time value-based trade-offs like placing a premium on the ability to deliver food during a major sports event or at dinner time, versus the ability of a carrier to schedule and guarantee delivery at multiple mailboxes on a specific route at a specific time for operational efficiency and margin.

2.	Arrive AI’s mailbox financing exchange (“MFE”) software, also part of AP5 development, will enable partner financiers, businesses, and automation operators to dynamically share and sponsor the cost of Mailbox-as-a-Service between themselves and for end-customers. For example, if a consumer is a loyal Walmart customer, uses DoorDash regularly, and orders prescription deliveries from CVS, these three partners could easily recognize and split the monthly tab for MaaS together for this important customer’s ALM mailbox to further their loyalty, sales, and usage.

While we believe in our development plans and are optimistic that we can continue to achieve them, there is no guarantee that we will achieve product market fit or be successful in our commercialization, development, or planning.

Mechanics of Arrive’s Go-to-market

Since Arrive AI expects to bring a complex mix of hardware, software, and machine learning to market within Arrive AI’s ALM Platform and MaaS aimed at larger medical and assisted living operations and enterprises, our initial go-to-market is modeled after a typical enterprise SaaS sales motion. Arrive will be reliant on a direct consultative sales model in the early market for which marketing activities will provide leads. Arrive will lean heavily on meeting medical and ALM leaders where they congregate like industry trade shows and on providing valuable research and content on how to use our ALM technologies and offerings for target ALM automation operators and customers.

Arrive AI expects to work closely with drone and robotic technology providers and automation operators/networks to coordinate utilizing our MaaS turnkey solution to Arrive AI’s medical operations and assisted living target markets.

Competitive Strengths

There are many smart locker box and mailbox companies, and ALM automation operators (drone and robotic) that are increasingly looking to support ALM goods exchanges in the marketplace. Arrive AI strategically differentiates from them with:

a)	Management currently believes we have the potential to lead the market in IP and pioneering development of the first ALM mailboxes for automated delivery and pickup with advanced capabilities to reduce the friction of exchanges between people, robots, and drones, but there can be no assurance that we will be able to achieve these objectives.
b)	Being approved as a certified US Mailbox (application formally submitted September 15, 2023), which will allow for uniquely advantageous service, deployment, and a secure treatment for Arrive AI’s customers. As of the date hereof, the certified US Mailbox application is currently pending.
c)	Providing an integrated platform of hardware, software, services, and financing, all delivered as an easy-to-use and procure ALM mailbox.
d)	ALM Access Points designed as a modular and extensible product system to allow for flexibility and re/configuration, quick maintenance, and better support - all to lower the cost of ownership, innovation, and learning by Arrive AI’s customers and partners as they rapidly evolve their business models, experiments, requirements, and technologies to better serve their markets and customers.

In many cases we can partner with these competitors to supply them with the last inch of the last mile to make their ALM businesses more successful.

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Industry Overview and Opportunity

US Market Overview

Arrive AI’s end goal and target market is to work with automation technology providers and operators who need to serve businesses needing to deliver automated last-mile logistics, consumers services, and advanced business operations to their business and consumer end-customers.

Arrive AI’s market opportunity lies in developing a smart Mobility-as-a-Service (MaaS) platform that aims to serve as shared infrastructure for the Autonomous Logistics Market (ALM). According to ARK Invest’s ANNUAL Innovation Reports, this market has significant potential, with access to over 165 million U.S. business and residential addresses. While we currently have no U.S. addresses in our portfolio, our smart MaaS platform is scheduled to deploy in December 2024 or early 2025, positioning us to begin serving as core infrastructure for the broader ALM ecosystem.

Arrive AI’s management estimates that capturing just 1% of these addresses (1.65 million) could generate approximately $3.5 billion in annual recurring revenue across our three planned revenue streams: MaaS subscriptions, data and AI monetization, and operational platform fees. Our business model, though currently untested in the market, anticipates annual recurring revenue rates of approximately $360 for residential and $3,600 for commercial MaaS subscriptions. We project that capturing 1% of the market could generate annual MaaS subscription revenue of approximately $1.1 billion by year 10. The remaining $2.4 billion in projected annual revenue would come from data and AI monetization services, including the ADM (automated delivery marketplace), MFE (mailbox finance exchange), reverse logistics arbitrage, and generating unique sales, marketing, and growth insights for our partners and customers. Over the next two years, as part of AP4 and AP5 development, we will be testing and refining these pricing models to support revenue at the scale previously mentioned. These projections are based on Arrive AI management’s internal business forecast models and have not yet been tested in the market.

The following data points support Arrive AI’s large market potential. These figures are based on management’s projections as of December 2023 and may not reflect the actual revenue potential upon the commencement of the Company’s business operations. Management’s projections are based on assumptions including anticipated growth trends in automation and delivery technology, current market reports, and the evolving regulatory landscape. However, these projections are subject to limitations, including potential delays in technology development, market adoption, and unforeseen regulatory or competitive challenges.

1.	According to a report by Grand View Research, the U.S. healthcare robotics market size was valued at $2.6 billion in 2020 and is expected to grow at a compound annual growth rate (“CAGR”) of 27.2% from 2021 to 2028. Hospital delivery is one of the potential applications of healthcare robotics, and it is likely to be a significant segment of the overall market.
2.	According to a report by Research And Markets, the delivery drone market in the United States was valued at $40.7 million in 2020 and is expected to grow at a CAGR of 58.9% from 2021 to 2028.
3.	Drone deliveries, by some of our potential automation partners, have reached impressive levels:

☐	Zipline: In January 2026, Zipline announced it has completed over 2 million commercial deliveries (delivering 20 million items). It has flown more than 125 million autonomous miles. The company recently raised $600 million to accelerate its U.S. expansion into Houston and Phoenix.

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☐	Wing (Alphabet): Wing has transitioned from pilot programs to massive retail integration. Its partnership with Walmart is the primary driver, with a 2026 rollout adding 150 stores in major metros like Los Angeles, Miami, and Nashville.

☐	Walmart: Moving beyond its 2022 stats, Walmart has now completed over 150,000 drone deliveries since 2021. It is currently the first retailer to scale drone delivery across five U.S. states (AR, FL, GA, NC, TX) and is aggressively replacing traditional “last-mile” road logistics with aerial hubs.

☐	Manna Drone Delivery: Manna has surpassed 165,000 successful deliveries and is the first in the industry to claim profitable unit economics. While heavily focused on its European base, it continues to work on U.S. regulatory approvals for a broader launch.

☐	Flytrex: As of late 2024/2025, Flytrex hit the 100,000 delivery milestone in the U.S. alone. Its strategic focus has shifted from “eligible customers” to “population reach,” with a 2026 goal of servicing major U.S. metroplexes via its Part 135 certification and BVLOS (Beyond Visual Line of Sight) approvals.

☐	Matternet: Matternet remains the “gold standard” for certification. It is currently the only delivery drone to hold both FAA Type and Production Certifications and recently secured the LUC in Europe, which effectively allows it to bypass individual flight permits across EU member states.

Regulatory Background

The Postal Reorganization Act of 1970 created the U.S. Postal Service as an independent establishment of the executive branch of the federal government. The Postal Accountability and Enhancement Act of 2006 amended the 1970 Act to give the re-named Postal Regulatory Commission revised oversight authority over many aspects of the U.S. Postal Service, including postal rates, product offerings and service standards. Once we begin our scaled operation and supply the market with Arrive’s ALM Mailboxes, a significant portion of our business will be subject to regulation and oversight by the USPS, posts in other major markets, and the governmental bodies that regulate the postal services themselves. These postal authorities have the power to regulate some of our current products and services and they sometimes also must approve many of our new or future product and service offerings before we can bring them to market. If new or future product and service offerings are not approved or there are significant conditions to approval, regulations on existing products or services are changed, posts utilize their position in the market or their role as product regulator to limit competition in areas where the posts themselves offer solutions, or if we fall out of compliance with the posts’ regulations, our financial performance could be adversely affected.

There has recently been heightened regulatory and enforcement focus relating to the collection, use, retention, transfer, and processing of personal data in the U.S. (at both the state and federal level), including the California Privacy Rights Act, the Virginia Consumer Data Protection Act, and other similar laws that have been or will be enacted by other jurisdictions. In addition, in the U.S., there has been increased legislative and regulatory activity related to artificial intelligence and the risks and challenges artificial intelligence poses, including the current U.S. presidential administration’s executive order to, among other things, establish artificial intelligence safety and security. An actual or alleged failure to comply with applicable U.S. or foreign data protection laws, regulations, or other data protection standards may expose us to litigation (including, in some instances, class action litigation), fines, sanctions, or other penalties, which could harm our reputation and adversely affect our business, results of operations, and financial condition. This regulatory environment is increasingly challenging, based on discretionary factors, and difficult to predict. Consequently, compliance with all applicable regulations in the various jurisdictions in which we do business may present material obligations and risks to our business, including significantly expanded compliance burdens, costs, and enforcement risks; require us to make extensive system or operational changes; or adversely affect the cost or attractiveness of the services we offer. All of these evolving compliance and operational requirements, as well as the uncertain interpretation and enforcement of laws, impose significant costs and regulatory risks that are likely to increase over time. Developing privacy legislation within the U.S. may also create limitations or added requirements on the use and collection of personal data that our ML/AI models will be built for.

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The adoption of drones and autonomous robots for delivery has been gaining momentum in recent years due to the potential for increased efficiency, speed, and cost savings. However, the pace of adoption has been hindered by a variety of legal and regulatory barriers, including the Federal Aviation Administration’s (“FAA”) Beyond Visual Line of Sight (“BVLOS”) requirements. These regulations require operators to demonstrate that their drones can fly beyond the visual line of sight of the pilot or observer and still maintain safe operation. Meeting these requirements has been a significant challenge for many companies seeking to use drones for delivery and has slowed down the pace of adoption. Despite these challenges, many companies are investing heavily in developing and testing delivery drones and robots that can meet the FAA’s BVLOS requirements. As such, Arrive can expect continued progress in the adoption of drones and autonomous robots for delivery, albeit with careful consideration of legal and ethical implications, including compliance with BVLOS requirements.

Also, in our early market focus involving placing our products and providing services to medical facilities, we must also comply with the HIPAA if we handle PHI in the course of our commercial business operations. Please see “Risk Factors-Risks Related to our Business and Future Commercial Operations - Regulations and Compliance-We will be subject to rapidly changing and increasingly stringent laws, regulations, industry standards, and other obligations relating to privacy, data protection, and data security. The restrictions and costs imposed by these requirements, or our actual or perceived failure to comply with them, could harm our business and commercial operations” for detailed discussion. Despite the need to comply with HIPAA, we are only a provider of intelligent mailboxes and do not and will not manufacture, sell or transport medical or biological products or prescriptions, we are not and will not be subject to any regulations in those areas, for example, the Federal Food, Drug, and Cosmetic Act of 1938 and the Medical Device Amendments of 1976.

Regulations Related to the Transportation of Pharmaceutical and Biomedical Products

Even though we do not and will not manufacture, sell or transport medical or biological products or prescriptions, there are several regulations related to the transportation of pharmaceutical and biomedical products and our potential third party service providers may be subject to such regulations, described further below.

Title 21 of the Code of Federal Regulations (CFR) regulates the shipping, warehousing, distribution, and record keeping of pharmaceuticals. Because of the sensitive nature of some pharmaceutical products, there are many federal, state, and local laws that dictate how to package and transport the items. There are also several different federal agencies with oversight, including the Food and Drug Administration (FDA), the FDA’s role is to protect the public’s health by ensuring that the items to be consumed are safe. Prescription drugs and medical devices undergo rigorous screening and testing to ensure they work as the manufacturer claims. Within the context of pharmaceuticals, this means information on the approved temperature range for shipping, warehousing, and distribution. In addition to the FDA’s temperature control requirements, there are other requirements which include hygiene, security, and recordkeeping. The packaging procedures of manufacturers and the transportation third parties must ensure compliance with FDA’s temperature control requirements. When transporting products that require temperatures outside the normal bounds, it usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets, seals, and partitions that allow the transport of products in different temperature zones. The FDA also sets state licensing laws for pharmaceutical companies.

The most relevant of the FDA requirements is the cold supply chain, which is crucial to many different industries. If products go outside of their safe temperature range, it can lead to ineffective medications, vaccines, or devices. This is what makes compliance so crucial in the medical community. For most products, storage and transportation are easy so long as the temperature range remains between 55- and 77-degrees Fahrenheit, but once outside of that comfortable range, things start to become more challenging. Within the cold supply chain, there are four different steps. The first stage is where the supply is from, such as the factory or plant. The second step is the transportation stage. This stage can occur multiple times and is when the medical devices or medication are on the transport vehicle. The third step, storage, is whenever the product is in a cold storage location before arriving at its final destination. This step also has the possibility of happening more than once. The last step is arrival at the market when the products reach the buyers. This is the stage where the items remain before being sold or administered. Our Company will not guarantee the temperature of any of these items as this is a requirement applicable to manufacturer’s and transportation third parties in connection with their packaging procedures.

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Transportation, when transporting products that require temperatures outside the normal bounds, it usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets and seals. Some even have partitions that allow the transport of products in different temperature zones.

Storage, similar to vehicles, for storage purposes, one must ensure the warehouses will remain compliant with the temperature requirements. Some warehouses have a backup generator in the event of a power loss. This will make sure that temperature-sensitive products aren’t lost or damaged. Security, another critical aspect of FDA regulation, is the requirement for who can be around the products while in transit. There are rules about who can and is allowed in proximity to pharmaceuticals. Hygiene, like in restaurants, the FDA is responsible for overseeing the storage conditions of products. Anywhere that the pharmaceuticals are stored must provide adequate cleaning, proper ventilation, and safe storage practices to ensure nothing happens to the products. Recordkeeping, there is a requirement for accurate recordkeeping, which is a requirement for anybody following the FDA-approved pharmaceutical shipping regulations. This work is crucial for products to arrive protected. Being able to provide this documentation also ensures the responsible party pays the cost of any non-compliance problems, including any fines or replacements.

Department of Transportation (DOT), several scenarios may include the involvement of the Department of Transportation in connection with the transport of pharmaceutical products. This is often in connection with the transportation of hazardous materials. Any planned delivery route must comply with all requirements for the transport of whatever item that has the hazardous materials label. Another government agency applicable to pharmaceutical transportation is the DEA (Drug Enforcement Agency). This group gets involved because many different medications double as controlled substances, thanks to the risk of generating addiction. These medications can be anything from painkilling opiates to medicines that address ADHD. Whatever the individual medical product is, the DEA will be involved if there is the possibility of theft.

These regulations have a significant impact on the operations and responsibilities of third parties, such as those who have autonomous mobile robots (“AMRs”) and drone operations, or those imposed on medical facilities regarding control and preservation of certain medications considered perishable or which may need refrigeration. Although they are not directly applicable to our own business and future operations, these regulations related to aviation, medical and biological operations are applicable to our partners by, for example, increasing their compliance cost and financial burden, and may thereby unwilling to transition to a smarter and more modern mailbox provider like us. Our intended operations will comply with the specific requirements for each application as defined by the third parties responsible for compliance.

Market Growth & US Market Overview

●	Package Theft Prevalence: While previous figures cited 64%, more recent data from SafeWise (2025) indicates that 41% of Americans have had a package stolen at least once in their lifetime, an increase from 35% in 2022. Approximately 1 in 4 (25%) experienced theft in the last 12 months alone.
●	Economic Impact: The cost of “porch piracy” has surged significantly. The total economic impact, including replacement costs and retailer losses, reached an estimated $37 billion annually in 2025. Direct merchandise losses alone are estimated between $12 billion and $16 billion per year.
●	Environmental Efficiency: Autonomous trucking and drone delivery continue to be primary drivers for road congestion reduction. Newer industry research suggests that autonomous trucking can increase energy efficiency by up to 32% compared to traditional trucking, while electric drones can reduce CO2 emissions by 80% compared to gas-powered delivery vans.
●	Cost Savings for Light Packages: Drones have achieved a massive cost advantage for the “last mile.” In 2025, drone delivery costs for packages under 5 lbs. dropped to approximately $0.50 per package, compared to over $3.00 for traditional delivery vans. This is critical as items under 5 lbs. represent 90% of all e-commerce packages.

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Large Target Market Progression

●	FAA BVLOS Regulation Update: The FAA is currently in the final stages of “normalizing” Beyond Visual Line of Sight (BVLOS) operations. On August 7, 2025, the FAA published a Notice of Proposed Rulemaking (NPRM) for Part 108, which aims to replace the current waiver-based system with a standard regulatory framework for routine BVLOS flights. As of January 28, 2026, the FAA has reopened the comment period for this rule to finalize right-of-way and safety requirements.
●	Strategic Partnerships & Pilot Progression:

○	Walmart & Wing: This has become the most significant commercial scale-up. In January 2026, Wing and Walmart announced a national expansion to 150 additional stores, aiming for a total of 270 locations by 2027 to reach 40 million Americans.
○	Zipline: Zipline remains a primary partner for Walmart in regions like Dallas and continues to scale its “Platform 2” (P2) operations for home delivery.
○	Amazon Prime Air: Amazon continues to trail behind major retailers, struggling to move beyond its limited footprints in Arizona and Texas due to technical setbacks with its MK30 drone program throughout 2025.
○	Vendor Consolidation: Notably, Walmart ended its partnership with DroneUp in January 2025, consolidating its operations primarily with Wing and Zipline for national scaling.

Intellectual Property

Arrive AI’s intellectual property consists of patents, trademarks and trade secrets. Arrive AI’s trade secrets consist of research and development and know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect Arrive AI’s intellectual property, Arrive relies on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects Arrive AI’s registered trademarks. Arrive also relies on the protection of laws regarding unregistered copyrights for certain content Arrive creates, as well as trade secret laws to protect Arrive AI’s proprietary technology.

Trademarks

Arrive has 17 registered trademarks, all of which are being used in commerce:

No.	Mark	Filed	Serial No	Granted	Reg. No
1	DRONEDEK (words)	July 18, 2019	88522545	June 29, 2021	6399323

2	DRONEDEK	December 29, 2020	90426343	April 5, 2022	6689433
3	AIRBOX	Jan. 28, 2016	86890454	Nov. 07, 2017	5330373
4 1b	MAAS - MAILBOX AS A SERVICE	May 6, 2022	97399527	Allowed June 20, 2023 need show use
5 1b	THE LAST INCH OF THE LAST MILE	May 6, 2022	97399520	Allowed June 20, 2023 need show use
6 1b	ARRIVE	June 20, 2022	97466319	Allowed June 20, 2023 need show use
7 1b	ARRIVAL POINT	June 20, 2022	97466345	Allowed June 20, 2023 need show use
8 1b	ARRIVE PAY	June 20, 2022	97466377	Allowed June 20, 2023 need show use
9 1b	ARRIVE POINTS	June 20, 2022	97466382	Allowed June 20, 2023 need show use

10 11	Arrive - Beyond Delivered	Jan 7, 2024	98345734	Pending
12 1b	Arrive Technology	Jan 7, 2024	98345739	Pending

13 1b	Arrive Go	Jan 7, 2024	98345744	Pending

Arrive has several other trademarks under consideration.

Patents

Arrive has nine (9) US Patents approved, registered, and issued United States patents. Arrive AI has three (3) additional US patent applications in the examination process (1 allowed) by the United States Patent and Trademark Office (“USPTO”). In addition, there are seventy-seven (77) non-U.S. patent applications in process. Seven (7) National/non-US Patents have been issued (based on US Patents 2, 4, and 5), five (5) more are allowed, and and 65 are pending. Most of these first group of smart/ interactive boxes were related to the original drone deliveries. From the Air Box acquisition, Arrive AI added four (4) of the granted US patents, one (1) US patents pending applications, and one (1) international patent pending in the totals above. These additional business acquisitions and technology developments are focused on receiving multiple packages and allowing multiple users. These foundational patents as well as the newly acquired technology (listed below) consisted of over 130+ filed featured claims for tracking packages as well as for collecting data from multiple shipping companies and the commercial and residential customers.

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Patents and Patents Pending: DRONEDEK was initially granted the first US Patent in 2017 with a 2014 priority. A second was granted in 2019 with priority back to the original. A third was issued August 29, 2023 in connection with the expanding floor and homeowners recess into ground. The fourth and fifth US patents have been issued. One was the Hot/ Cold assist patent and the other represents a unit capable of trimode use – deliveries and shipments from a courier (human), a drone, and/or an automated robot. A multi-users such as offices and retirement villages was recently allowed. The multi user applications are starting to enter the National phase in twelve (12) other countries and the EU. Gen AP4/5/6 (Arrive Point) will soon be in the provisional stage. The seventy seven (77) non-US patents applications include the expanding floor, hot/cold assist, and multi unit which are in national phases in 23 other countries at various levels of exam. Arrive has continued to bolster its protected features and functions with additional patents which are currently pending (see table below).

Optional features protected by the patents and applications include: a sensor-equipped, fully autonomous landing pad receptacle; a receptacle for receiving or sending food, medicine, groceries, or parcels; a secure receptacle on a porch, roof, window, house, building, existing edifice or mailbox post; interior temperature control (hot and cold holding section); a curved bottom to mitigate damage to the parcel from abrupt drops; infrared, ultraviolet or ozone virus and bacteria prevention including anthrax and COVID; detection of explosive materials; in-ground vaults for home owners association also known as “HOA” restrictions; mobility on trucks, boats and trailers; weather monitoring station, traffic, human and pet movement with facial recognition cameras; powered by a solar panel and/or 110-volt electrical; assist mechanism for robot/aerial unmanned vehicle systems (“AUVS”); and a charging station or battery exchange to the drones, unmanned aerial vehicles (“UAVs”), and units capable of trimode use (Couriers, Unmanned Robots, and Drones).

International Patents Pending: Patents pending are based on the PCT and World Intellectual Property Organization (“WIPO”). International filings are focused on those global markets that provide the best commercial opportunity (the top 20 nations representing over 80% of the global economy). National patents for various countries have been assessed and are being examined in various stages depending on the country’s rules.

Trademarks: DRONEDEK holds three US trademarks registered, an additional eleven are allowed and ready to show use or pending approval; other marks for US and foreign applications are under consideration for protecting the brands with the transition to ARRIVE.

Licenses: DRONEDEK has an exclusive license to all the patents described herein from the inventor and CEO of Arrive, Daniel S. O’Toole. The details of the terms of use for these licenses are further described herein under the section Related Party Transactions. New patent applications emerging from the engineers and technicians with Arrive AI are protected by language and IP agreements in the handbook and employee intake documents and hiring process.

	DD - Original Development by Dronedek				AB - Acquired from AirBox

	COUNTRY	SERIAL NO.	FILING DATE	PATENT or Publication NO.	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
DD1	U.S.	14/565,418	12/9/2014	9,840,340	Drone Docking Station and Delivery System	Granted in U.S. 12/12/2017	12/9/2034

DD2	U.S.	15/328,027	11/21/2015	10,457,421	Drone Docking Station and Delivery System	Granted in U.S. 10/29/2019	11/21/2035

DD3	U.S.	17233624	4/19/2021	11,738,883	Expanding Floor/Accordion drone docking station	Granted in U.S. 08/29/2023	4/19/2041

DD3A	International 22 countries plus the EU	PCT/US21/ 27879	4/19/2021	WO 2021 - 216397	Expanding Floor/Accordion drone docking station	Pending Internat’ly Ready for National stage - 22 countries	4/19/2041

DD4	U.S.	17233635	4/19/2021	12,304,671	Hot and Cold Section drone docking station Temperature Controlled Device	Granted in U.S. 05/20/2025	4/19/2041

DD4A	International 22 countries plus the EU	PCT/US21/ 27895	4/19/2021	WO2021 - 216407A1	Hot and Cold Section drone docking station Temperature Controlled Device	Pending Internat’ly Ready for National stage - 24 countries	4/19/2041

DD3B	U.S.	18226016	7/25/2023	US 2023-0363562	CIP Expanding Floor/Accordion drone docking station	Pending in U.S.	7/25/2043

DD5	U.S.	18208803	6/12/2023	US 2023-0410028	Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Allowed in U.S. 1/21/2026	6/12/2043

DD5A	International Countries twelve (12) countries plus the EU	PCT/US23/ 25086	6/12/2023	WO2023244549A1	Ditto Title of 18208803	Pending Internat’ly Ready for National stage - 24 countries	6/12/2043

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DD6	U.S.	18226016	07/25/2023	12,387,072	A Smart Mailbox receptacle with heating and cooling features and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone. Mobile features!	Granted in US 08/12/2025	07/25/2043

	Acquired AirBox			Acquired AirBox		Acquired AirBox

AB1	U.S.	15018696	2/8/2016	US 10,210,475	Air Box - Systems, devices, and/or methods for managing drone deliveries	Granted in US 1/30/2019	2/8/2036

AB2	U.S.	16846280	4/11/2020	US 11,905,013	Air Box - Systems, Devices, and/or Methods for Managing Drone Tethering	Granted in US 1/30/2019	4/11/2040

AB3	U.S.	18/078,985	12/11/2022	12,369,736	Air Box CIP - Systems, Devices, and/or Methods for Managing Drone Deliveries	Granted in US 07/29/2025.	12/11/2042

AB4	U.S.	16/054,305	8/3/2018	US 11,556,887	Air Box -Systems, devices, and/or methods for managing drone deliveries.	Granted in U.S.	8/3/2038

AB5	U.S.	19/077684	03/12/2025	US 2025-0235024	CIP Systems, Devices, and/or Methods for Managing Drone Deliveries	Pending in U.S.	4/11/2040

●	Anticipated expiration is the terminology used since maintenance fees are required to be paid to assure the full amount of twenty years. There are no reasons known that those maintenance fees will not be paid when they become due.

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●	Maintenance fees are payments to keep the patents active (alive). These payments are made to the Patenting agency for that country or nation. For example, in the U.S., the regulatory action and fees are made to the USPTO. For other countries, the payment of fees is commonly paid to the patent regulatory office, specific for each country, where the patent application was originally examined, approved, and issued.
●	The regulatory maintenance fee (often called an annuity) is paid every year for most countries. However, for patents issued from the USPTO, the maintenance fee for each of the issued patent is due at 3 to 3.5 years, then at 7 to 7.5 years, and finally 11 to 11.5 years, respectively, after the date of issue with no early payment options. In the event of a late payment, there is a “six-month grace period” to reactivate a late, unintentional, missed payment of the fee, but a surcharge will be incurred during such grace period at 3.5 to 4 years, 7.5 to 8 years, and 11.5 to 12 years, respectively, after the date of issue.
●	The Company will be responsible for paying patent issue fee, maintenance fees, and annuity fees due on each patent granted, transferred or licensed to it.

Recent Developments and Current Licenses Held

Securities Purchase Agreement between Arrive AI Inc. and Streeterville Capital LLC

On March 21, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Streeterville Capital LLC (“Streeterville”). Under the Securities Purchase Agreement, Streeterville agrees to purchase an amount of up to $40,000,000 in pre-paid purchases of the Company’s common stock, $0.0002 par value per share. The original principal amount is a $4,330,000 pre-paid purchase with a $4,000,000 initial purchase price and $320,000 original issue discount. In addition, the Company agrees to pay $10,000 to cover Streeterville’s transaction expenses, along with 62,500 shares of common stock issued as a commitment fee and 2,937,500 shares of common stock as pre-delivery shares to be delivered to Streeterville at closing. The Securities Purchase Agreement is being filed as Exhibit 10.11 to our Direct Listing Registration Statement.

Second Amendment to the Exclusive Patent License Agreement between Arrive AI Inc., formerly Arrive Technology Inc., formerly Dronedek Corporation, and Daniel S. O’Toole

On March 10, 2025, Arrive entered into the second amendment to the Exclusive Patent License Agreement of May 26, 2020 with Daniel S. O’Toole (the “Second Amendment”). The Second Amendment extends the license to perpetuity, covering the full term and life of the patents, and incorporates all terms from the original Agreement and the First Amendment. In the event of a default, the defaulting party has 60 days to cure. If the default is not cured, the license transitions to a non-exclusive license, allowing both parties to seek additional licensees or sources for similar technology, while royalty payments continue into perpetuity or until the 20-year patent term ends. The Second Amendment also removes prior restrictions on the Arrive’s use, sale, or commercialization of the technology after termination, permitting the sale of remaining inventory for up to 90 days post-termination, provided all required reports and payments are made under the Agreement.

First Amendment to the Exclusive Patent Agreement between Arrive AI Inc., formerly Arrive Technology Inc., formerly Dronedek Corporation, and Daniel S. O’Toole

On December 10, 2024, Arrive entered into the first amendment to the Exclusive Patent License Agreement of May 26, 2020 with Daniel S. O’Toole (the “First Amendment”). The First Amendment extends the license term from the original seven years to perpetuity, covering the full term and life of the patents. All terms and conditions from the original Agreement are renewed and incorporated into this First Amendment. The First Amendment ensures the continuation of the exclusive worldwide rights to practice and utilize the licensed inventions, technology, know-how, patents, and patent applications, including the manufacture and marketing of the product.

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Exclusive Patent License Agreement between Arrive AI Inc., formerly Arrive Technology Inc., formerly Dronedek Corporation, and Daniel S. O’Toole

On May 26, 2020, Arrive entered into an Exclusive Patent License Agreement with Daniel S. O’Toole, where Arrive was granted exclusive worldwide rights to use, manufacture, and commercialize patented technology related to secured drone delivery smart mailboxes and receiving containers (the “Products”). The Licensor, Daniel S. O’Toole, owns the intellectual property, including patents and trademarks, and warrants that he has the right to grant these rights. Arrive agrees to pay a pre-revenue fee of $10,000 per month starting June 1, 2020, and once revenue exceeds $10,000 per month, a fee of $25 per unit sold. Arrive is responsible for all development, manufacturing, and patent-related costs, and must diligently exploit the Products. The Agreement has an initial term of seven years, renewable year-to-year, and can be terminated by either party under specific conditions. The Agreement also includes provisions for record-keeping, reporting, infringement defense, and indemnification, with disputes governed by laws of the State of Indiana.

Conversion of warrants

As of February 10, 2026, we had a total of 107,741 warrants outstanding (after giving effect to the Reverse Stock Split). The shares issued upon the exercise of the warrants were registered on July 28, 2025, and may be freely sold upon effectiveness of a registration statement covering such shares, these shares may be freely sold in reliance on an exemption from registration such as Rule 144.

Agreement between Arrive AI Inc., formerly Arrive Technology Inc., formerly Dronedek Corporation, and Helium Network

On December 1, 2022, Arrive issued a press release announcing that it will utilize Helium Network to transmit sensor data for Arrive AI’s ALM mailbox system. Helium Network technology will provide Arrive ALM mailboxes with low- band wireless transmissions that can power low-band electronics. Additionally, Arrive ALM mailboxes may also include Helium Hotspots that can connect Arrive AI’s devices to wireless networks.

Every implementation of ALM operations requires partners to work together. Every ALM project/solution requires autonomous drones and robots, automation operations, end-customer integration and operation, and ALM endpoints for secure, frictionless, and asynchronous handoffs between people, drones, and robots. Arrive continues to have numerous discussions with partners of all types in automation, automation operations, retail, service delivery, and more - all of which Arrive tracks and maintains in its CRM to form an ever-growing pipeline of opportunity which has recently culminated in several SOWs and which Arrive expects to continue to grow. The many partner names referenced throughout this document are all partners that Arrive has many discussions with and whose need for Arrive solutions are at various phases of maturation driven by their market experimentation, innovation, alternatives, and the rate of Arrive product development. Arrive aims to be the leader in ALM Mailboxes and is hopeful that it will have the opportunity to bring many, if not the majority, of these relationships and discussions to fruition as sales for Arrive. Arrive continues to see, and dialogue on, the great rate of progress in ALM by Wing, Zipline, Walmart, Starship, Doordash, CVS, and others. Arrive hopes to establish SOWs with some of these leaders as Arrive makes its AP3 and AP4 products available for pilots and ALM operations. Active SOWs include: a Kentucky logistics company, a Georgia innovation campus, and a Virginia specialty drug logistics company, all of which have also executed non-disclosure agreements (“NDA”).

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Merger with Public Entity and Termination of Merger Agreement

On December 14, 2023, Bruush Oral Care Inc. (“PubCo”), a company incorporated under the laws of British Columbia, Canada, Bruush Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (the “Merger Sub”), and Arrive AI Inc., formerly Arrive Technology Inc., a Delaware corporation (“Arrive”) entered into an agreement and plan of merger (the “Merger Agreement”). Upon the closing of the merger and pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub would merge with and into the Arrive, with Arrive continuing under the name of Arrive after the Merger and as a wholly owned subsidiary of PubCo. Upon closing, PubCo was expected to be renamed “Arrive Technology Inc.” or any name chosen by Arrive, and trade on Nasdaq under the ticker symbol of “ARAI”. As a result of the Merger and as set forth in the Merger Agreement, at closing the outstanding shares of Arrive AI’s common stock, would be exchanged for common shares of PubCo (the “PubCo Shares”) representing, upon issuance, 94.5% of PubCo’s issued and outstanding common shares on a fully diluted basis and the legacy shareholders of PubCo would own shares of PubCo common shares representing 5.5% of PubCo’s issued and outstanding common shares on a fully diluted basis. Prior to Closing, PubCo would, among other things, effect a reverse stock split with respect to PubCo’s common shares at a ratio within the range of 6-for-1 to 200-for-1. PubCo, as of the closing, would maintain a net cash minimum as defined in the terms of the Merger Agreement consisting of cash and cash equivalents after full payment of current liabilities, including any financing in connection with the above referenced amount and all expenses related to the transaction (“Net Cash Minimum”). After closing, PubCo would sell, transfer and assign all existing legacy business, assets and liabilities of PubCo (“Legacy Business”) to a purchaser, including in the form of a newly established entity (“Purchaser”), and pursuant to that certain separation and distribution agreement to be entered into by and between PubCo and Purchaser on terms and conditions to be mutually agreed by PubCo and Purchaser (the “Separation Agreement”). The sale, transfer and assignment of the Legacy Business would be conducted after the Merger became effective. The Merger Agreement contained customary representations and warranties by the parties thereto. Certain of the representations and warranties qualified by materiality. The Merger Agreement also contained pre-closing covenants by the parties thereto, including obligations of the parties to use reasonable efforts to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other applicable parties, in each case, subject to certain exceptions and qualifications. Under the Merger Agreement, the obligations of the parties to consummate the Merger were subject to a number of customary conditions including, among others: “…PubCo having satisfied any applicable continuing listing requirements of Nasdaq and PubCo having not received any notice of non-compliance therewith”.

The PubCo was delisted from the Nasdaq Stock Market LLC in June 2024. The company terminated the Merger Agreement with the PubCo on or around July 11, 2024 on the basis of PubCo’s failure to comply with several of the conditions to the closing of the Merger Agreement, the most relevant ones being PubCo’s failure to comply with the continuous listing requirements and qualifications of the Nasdaq Capital Market and maintain the requisite cash reserves to consummate the transaction.

Human Capital Resources

As of February 10, 2026, Arrive had 43 full-time employees. The Company also has approximately 10 part-time contract employees.

Property

Our corporate headquarters is located at 9100 Fall View Drive, Fishers, Indiana 46037.

Third Party Advisors

Advisory Agreement. On July 16, 2024, Arrive executed an advisory services agreement with Maxim Group LLC (“Maxim”) in connection with a go public transaction including a direct listing. Pursuant to the terms of the Advisory Agreement, upon Closing, Arrive agreed to compensate Maxim with a number of shares of Arrive, equal to that certain percentage from the aggregate value of the transaction as described in the Advisory Agreement. As of the date hereof, Maxim has been issued 532,913 of our shares, after giving effect to the Reverse Stock Split.

Legal Proceedings

From time to time, Arrive AI Inc. may be subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. Other than as set forth below, Arrive AI is not presently a party to any litigation the outcome of which, if determined adversely to us, would in our estimation, have a Material Adverse Effect on our business, operating results, cash flows or financial condition. The following is a summary of the Company’s ongoing legal proceedings:

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Byfield Management, Inc. and Ohrn II, Richard B v. Dronedek Corporation. This is an employment action, originally filed in the Hamilton County Court of the State of Indiana Hamilton Superior Court/File: 5 29 D05-2303-PL-002478. Ohrn, working as Byfield Management, Inc., was the original chief financial officer of the Company under an oral agreement. The amount in dispute includes two years of salary and stock options. The Company terminated this executive contract for cause. The case was moved to Marion Superior Court No. 2 of the State of Indiana on March 15, 2023 CAUSE NO. 49D02-2305-PL-020604. Plaintiffs alleged breach of employment agreement; breach of stock purchase agreement; breach of fiduciary duties and non-payment of salary, bonuses, and benefits. Arrive terminated Ohrn/Byfield’s employment because of several misrepresentations in connection with the financial stability by Ohrn, including bankruptcy and mortgage foreclosure. Indiana is an at-will employment state. Affirmative defenses and counterclaims were filed, discovery documents have been exchanged by the parties, but no further motions are pending. No trial dates or case management plan has been filed. In May 2024, the court asked for a dismissal which prompted the plaintiff to request some third-party documents. No other motions are pending. The settlement demand includes unpaid salary and stock awards. Arrive has engaged Taft Stettinius & Hollister LLP as its external counsel to represent the company in this matter. Although plaintiff’s allegations amount to approximately $29 million in total damages, it is not possible at this time to ascertain an exact figure upon the outcome of this litigation through a court’s final decision, or if any damages may be granted at all.

An initial Cease and Desist letter on Arrive AI’s trademark from Arrive Logistics was received July 19, 2023. An open, positive discussion is ongoing between counsel.

On September 9, 2025, the Company was named as a defendant in Case No. 3:2025cv00721, pending in U.S. District Court for the Eastern District of Virginia. Plaintiffs John Doan and Jami Town claim the Company is in breach of contract for loans made to AirBox Technologies (“AirBox”). The loans were for $25,000 extended to AirBox before the Company purchased its assets in 2023. Damage claims and fees have increased that amount to $45,082. The Company explicitly acquired only the assets of AirBox and therefore does not believe it is liable for any of its previous liabilities. The Company has filed for removal from the claim. The plaintiffs have filed to have the case remanded back to Virginia state court, where it was originally filed on August 13, 2025. Since this matter is still in its initial stages, the Company is unable to predict the outcome at this time.

On October 2, 2025, the Company was the plaintiff in a lawsuit Case No. 1:2025cv02026 filed in federal court in the Southern District of Indiana for misappropriation of US federal and Indiana trade secrets. The defendants are former consultants, Myron Wright, an individual, and Wright Flyer Consulting Group Inc., a Kentucky corporation. The Company is seeking compensatory and punitive damages, attorney fees and costs as well as permanent injunctive relief against the defendants requiring the immediate cessation of all transactions utilizing the Company’s Trade Secrets and return of materials constituting the Trade Secrets. Taft, Stettinius & Hollister, LLP is representing the Company in the matter.

Government Regulation

Arrive is subject to local, state, federal and international laws, statutes, rules, policies, and regulations (collectively “Regulations”) that relate directly or indirectly to Arrive AI’s operations. These include privacy and data protection regulations. Arrive AI’s business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information. As a result, Arrive AI’s business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. Other Regulations that Arrive is subject to, include the following: licensing, permitting, and zoning requirements for the operations of Arrive AI’s offices and other facilities; health, safety, and sanitation requirements; the service of food; working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employments laws and regulations; marketing activities; and environmental protection regulations. Arrive is also subject to common business and tax rules and regulations pertaining to the operation of its business.

While Arrive does not operate AMRs, it’s customers and partners do while utilizing Arrive MaaS. The United States does not have specific regulations governing autonomous mobile robots (“AMRs”). However, AMRs are subject to a number of general safety regulations, including the following:

●	The Federal Motor Carrier Safety Administration (“FMCSA”) regulates AMRs that are used to transport goods on public roads.

●	The Occupational Safety and Health Administration (“OSHA”) regulates AMRs that are used in the workplace.

●	The Consumer Product Safety Commission (“CPSC”) regulates AMRs that are sold to consumers.

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In addition to these general safety regulations, AMRs may also be subject to specific regulations in certain states or localities. For example, the state of California has a number of regulations governing the use of AMRs in public spaces.

The lack of specific regulations governing AMRs can create some challenges for businesses that want to deploy these robots. However, there are a number of organizations that have developed voluntary safety standards for AMRs. These standards can help businesses to ensure that their AMRs are safe to operate.

Some of the voluntary safety standards for AMRs include:

●	ANSI/ITSDF B56.5-2012: Safety Standard for Driverless, Automatic Guided Industrial Vehicles and Automated Functions of Manned Industrial Vehicles

●	ANSI/RIA R15.06-2012: American National Standard for Industrial Robots and Robot Systems - Safety Requirements

●	ISO 13482:2014: Robots and robotic devices - Safety requirements for personal care robots

As the use of AMRs continues to grow, it is likely that the US government will develop more specific regulations governing these robots. In the meantime, businesses that want to deploy AMRs should carefully consider the relevant safety regulations and voluntary standards.

Drone Regulation in the United States

While Arrive does not operate AMRs, it’s customers and partners do while utilizing Arrive MaaS. A part of our business may be subject to air drone operations carried out by third parties, drone operations in the United States is subject to regulations of the Federal Aviation Administration (“FAA”). The FAA has set rules for routine commercial use of small, unmanned aircraft systems (“UAS”) weighing less than 55 pounds that are conducting non-hobbyist operations. UAS operators-for-hire must pass a written test and be vetted by the Transportation Security Administration. The rules include restrictions regarding the right of way in certain areas for drone operations by also requiring the broadcast of remote ID information. These regulations have a significant impact on the operations and responsibilities of third parties, such as those who have AMR and drone operations, or those imposed on medical facilities regarding control and preservation of certain medications considered perishable or which may need refrigeration. Our intended operations will comply with the specific requirements for each application as defined by the third parties responsible for compliance.

We are also subject to the USPS mailbox regulations and specifications which include parameters for residential and commercial installations.

MANAGEMENT

The following table sets forth certain information as of the date of this prospectus about our executive officers and members of our Board.

Directors and Executive Officers	Age	Position/Title

Daniel O’Toole	62	Chief Executive Officer, Chairman
Todd Pepmeier	52	Chief Financial Officer
Mark Hamm	60	Chief Operations Officer, Director
Neerav Shah	54	Chief Strategy Officer, Director
John Ritchison	76	General Counsel, Director
John Gallina	66	Director
Kevin McAdams	68	Director
Laurie Tucker	69	Director

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Executive Officers and Directors

Daniel O’Toole - Chief Executive Officer, Founder, Chairman,

Dan O’Toole is a seasoned entrepreneur with over 37 years of experience in building and scaling successful businesses, positioning him as a strategic leader for Arrive AI’s direct listing on NASDAQ. O’Toole began his career as a top national sales manager in specialty distribution, where he built strong relationships across the environmental industry. He went on to found and exit three companies, most recently Facility Maintenance USA, a provider to Fortune 500 clients like McDonald’s and Enterprise Rent-a-Car. His track record in business expansion and operational oversight demonstrates his capacity to navigate complex markets and manage national portfolios.

In 2020, O’Toole founded Dronedek Inc. (now Arrive AI) and has served as its full-time CEO since incorporation. Under his leadership, the pioneering company in autonomous delivery has secured nearly $11 million in funding and built a community of over 5,000 investors. Arrive AI has built a robust first-position patent portfolio and collaborates with major clients to advance industry innovations. With an experienced board and regular PCAOB audits, Arrive AI maintains transparency and rigorous financial practices, aligning with public market standards. Listing on NASDAQ will provide the necessary capital for Arrive AI to scale its IP portfolio, continue groundbreaking work in autonomous delivery, and create value for its diverse investor base.

Todd Pepmeier - Chief Financial Officer

Todd Pepmeier serves as the Chief Financial Officer of Arrive AI, Inc., bringing 28 years of financial expertise across diverse sectors, including automotive, aerospace, healthcare, and technology. Joining Arrive AI in May 2023, Todd has become instrumental in strengthening the company’s financial operations as it prepares for a potential NASDAQ direct listing. From 2021 to 2023, Todd provided interim CFO support to several early-stage technology firms, focusing on financial structuring, controls, and scalability. From 2016 to 2021, he led Ascension Health’s shared services division, where he optimized finance and operational processes. Concurrently, he served as CFO of Agilify, a technology startup specializing in robotic process automation, where he oversaw a strategic acquisition that marked a successful exit. Todd began his career at Ford Motor Company in the finance leadership program, grounding his approach in rigorous internal controls and public company financial practices. His experience with public and private company finance, internal controls, and regulatory compliance equips him to navigate Arrive AI’s public market entry confidently. Todd’s strategic financial leadership will be critical in positioning Arrive AI for sustainable growth on NASDAQ and delivering value to its broad investor base.

Mark Hamm - Chief Operations Officer, Director

Mark Hamm is the Chief Operating Officer of Arrive AI Inc., formerly Arrive Technology Inc. With over two decades of experience in technology and operations, Mark is uniquely qualified to lead Arrive AI, bringing a proven track record in innovation and strategic execution. In the past five years, he served as Vice President of Innovation at FedEx, where he spearheaded the launch of the Sense Aware business and led key innovation initiatives. Prior to that, Mark held executive positions at ServiceMaster as Vice President of Customer Experience and at AutoZone as Vice President of Information Technology. His extensive experience includes launching and leading technology startups in the B2B SaaS and autonomous drone/robotics sectors. Mark’s expertise encompasses strategy, marketing, business operations, software development, IoT, machine learning, and robotic process automation across the technology, logistics, services, and retail industries, positioning him to drive growth and operational excellence at Arrive AI.

Neerav Shah -Chief Strategy Officer, Director

Neerav Shah brings over two decades of entrepreneurial and leadership experience, uniquely positioning him to support a successful NASDAQ direct listing. He launched and led a high-growth business focused on electromechanical assemblies for the Department of Defense, managing a team of 50 across two locations until 2020, when he joined Arrive AI. Shah’s deep network within defense contracting remains an asset, reinforcing his capability to guide scalable operations under strict regulatory standards. In 2014, Shah co-founded a business leveraging data analytics for infrastructure inspections, utilizing single-rotor Unmanned Aerial Systems (UAS) to improve efficiency and safety in critical infrastructure monitoring. His background in high-stakes industries is complemented by management roles at Sun Microsystems and Kaiser Permanente, where he honed his operational and strategic skills. Shah’s academic background includes an MBA from Purdue University and a BSc from the London School of Economics. His expertise in navigating complex operational landscapes and data-driven decision-making makes him an invaluable asset for a public company aiming to scale sustainably on NASDAQ.

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John Ritchison, JD - Director, Corporate Counsel

John Ritchison serves as Director and Corporate Counsel at Arrive AI Inc., contributing his extensive expertise in engineering, patent law, and global operations to support the company’s strategic initiatives. Since the company’s incorporation as Dronedek Inc. in 2020, John has served as Corporate Counsel while simultaneously maintaining his solo practice in Intellectual Property law, which he has operated for over 22 years. As a registered patent attorney and Indiana-licensed professional engineer, John brings valuable legal and technical insights to Arrive AI’s preparations for a NASDAQ listing. John’s 30-year career with Delphi and General Motors included senior roles in manufacturing and product engineering, with responsibilities spanning U.S. and international markets. His leadership experience includes roles as a plant manager in the U.S. and as General Director of Operations in Europe, where he managed full P&L and balance sheet responsibilities. His extensive experience in manufacturing, engineering, and operations enhances Arrive AI’s approach to scaling and compliance in the autonomous systems industry. John’s academic background includes a JD from Indiana University School of Law, a master’s in mechanical engineering from Rose-Hulman, and a bachelor’s in mathematics. Fluent in English and Portuguese, he is also admitted to practice before the U.S. Supreme Court. John’s blend of legal, technical, and global business experience strengthens Arrive AI’s positioning for sustainable growth on NASDAQ.

John Gallina - Director

John Gallina is the chairman of the Audit and Finance committee and has over 40 years of financial and business management in both a Corporate and Public Accounting environment. John most recently served as Executive Vice President and Chief Financial Officer for Elevance Health, one of the nation’s leading health benefits companies serving 47.5 million members within its family of health plans and representing more than $170 billion in annual revenues, ranked #20 on the Fortune 500 list. He held several executive positions in his nearly 30 years at Elevance Health, including Chief Accounting Officer and Senior Vice President of Internal Audit and Continuous Improvement. He was also a member of the Anthem Initial Public Offering team and was instrumental in the due diligence and integration of Anthem’s acquisitions.

Kevin McAdams, Director

Former VP of Delivery, Retail and Fleet Operations for USPS, oversaw delivery operations for largest last mile network nationally. Implemented policy, programs and innovative logistic solutions for package processing and delivery. Oversaw retail network of 30K facilities which also served as first mile entry points for USPS network. Led fleet operations including fleet maintenance operations and vehicle procurement. Provided Officer-level experience and insight in operational excellence, shipping solutions, planning and strategy for USPS. Currently, Founder and CEO of Vertical Mile Consulting providing insight and solutions for Leadership, Strategy and Operational Excellence in first, middle and last mile logistics.

Laurie Tucker, Director

Laurie Tucker joined our Board on June 1, 2025 and is the chairperson of the Nominating and Governance committee. Laurie is a senior executive with 35 years of experience in operations, technology, supply chain and marketing, expanding markets, leveraging technology and re-engineering the marketing function. She started her career at FedEx Corporation in 1978, serving the global logistics and print services firm offering supply chain digital printing, document management and transportation solutions in different roles over the years. Laurie currently serves on the board of directors of Forward Air Corporation, Bread Financial, and as chair of the board of directors of Memphis, Tenn., Women’s Advocacy Center and has served in the past on numerous other boards, including Iron Mountain and the University of Memphis Board of Visitors.

There are no family relationships between executive officers, directors, or nominees.

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Corporate Governance

Our business and affairs are managed under the direction of our Board of Directors (“Board”). The number of directors is currently determined by our Board, subject to the terms of our certificate of incorporation and bylaws, which provide that the number of directors be determined exclusively by a resolution adopted by directors constituting a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Our Board currently consists of seven directors.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Term of Office

Our directors are appointed to hold office for a three year term or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Corporate Governance Profile

The structure of our corporate governance include the following:

●	Our directors are subject to re-election every three years;
●	Our directors satisfy the Nasdaq listing standards for independence;
●	Generally, all matters to be voted on by stockholders is approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class;
●	We intend to comply with the requirements of the Nasdaq marketplace rules, including having committees comprised of independent directors; and
●	We currently do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

The Board actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The Board committees will assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee will assist the Board with its oversight of the Company’s major financial risk exposures. The Compensation Committee will assist the Board with its oversight of risks arising from the Company’s compensation policies and programs. The Corporate Governance and Nominating Committee will assist the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee will be responsible for evaluating certain risks and overseeing the management of those risks, the entire Board will be regularly informed about the risks.

Director Independence

The Nasdaq marketplace rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. The Nasdaq marketplace rules further require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. These rules require that our Audit and Finance Committee be composed of at least three (3) members, one of whom must be independent on the date of listing on Nasdaq, a majority of whom must be independent by within 90 days of the effective date of our Direct Listing Registration Statement, and all of whom must be independent within one year of the effective date of our Direct Listing Registration Statement.

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Our Board has affirmatively determined that each of John Gallina, Kevin McAdams, and Laurie Tucker qualifies as an independent director, as defined under the applicable corporate governance standards of Nasdaq.

Board Leadership

Daniel O’Toole is the Chairman of the Board. Daniel O’Toole is our Chief Executive Officer and Director.

The Board does not have a lead independent director. To help ensure the independence of the Company’s Board, the independent directors of the Board generally meet without members of management at various times during the year.

Board Committees and Meetings

The Board has established three committees, the Audit and Finance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, to assist with the performance of the Company’s responsibilities. The initial composition of these committees was initially set by the Board in its discretion. Going forward, the Board will designate the members of these committees and the committee chairs based on the recommendation of the Corporate Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which will be available on the investor relations section of our website at Arriveai.com. Copies will also be available in print to any stockholder upon written request. The chair of each committee will develop the agenda for that committee and determine the frequency and length of committee meetings.

The Board will hold quarterly meetings. Directors will be expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

Audit and Finance Committee

The Board formally established an Audit and Finance Committee in October 2023. The Audit and Finance Committee is composed of three (3) members, John Gallina, Kevin McAdams and Laurie Tucker, each of whom is an independent director. John Gallina serves as chair of the Audit and Finance Committee. The committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit and Finance Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit and Finance Committee report for inclusion in our proxy statement for our annual stockholder meetings;
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and
●	approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

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The Board has determined that each member of the Audit and Finance Committee is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and the rules promulgated thereunder.

The Board has determined that John Gallina is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2012. The Board has further determined that each member of the Audit and Finance Committee is financially literate and that at least one member of the committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Compensation Committee

The Board formally established a Compensation Committee in October 2023. The Compensation Committee is composed of two (2) independent directors (as defined under the general independence standards of the Nasdaq listing standards and our Corporate Governance Guidelines): Kevin McAdams, a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act), serves as chair of the Compensation Committee. Laurie Tucker, a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act) also serves on the committee. The committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans; and
●	administer any stock plan, equity incentive plan, inducement plan or other compensation plan adopted for the benefit of our employees and/or directors.

The Compensation Committee will determine and approve all elements of executive officer compensation. It will also provide recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, other than to a subcommittee.

Corporate Governance and Nominating Committee

Our Board formally established a Corporate Governance and Nominating Committee in October 2023. The Corporate Governance and Nominating Committee is composed of two (2) independent directors (as defined under the general independence standards of the Nasdaq listing standards and our Corporate Governance Guidelines): Laurie Tucker, a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act), serves as chair of the committee. Kevin McAdams, a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act) and John Ritchison also serve on the committee. The committee’s primary duties are to:

●	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;
●	review the size and composition of our Board and committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.

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Code of Business Conduct and Ethics

We adopted a written code of business ethics and conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The objective of the Code of Conduct is to provide guidelines for maintaining our and our subsidiaries integrity, reputation, honesty, objectivity and impartiality. The Code of Conduct addresses conflicts of interest, protection of our assets, confidentiality, fair dealing with stockholders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behavior. As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential or the appearance of conflicts of interest. Our Board has ultimate responsibility for the stewardship of the Code of Conduct, and it will monitor compliance through our Corporate Governance and Nominating Committee. Directors, officers and employees are required to annually certify that they have not violated the Code of Conduct. Our Code of Business Conduct and Ethics reflects the foregoing principles. The full text of our Code of Business Conduct and Ethics has been published on our website.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Conduct applicable to our Chief Executive Officer and Chief Financial Officer by posting such information on our website.

Legal Proceedings

To our knowledge, other than as described in the section titled Business - Legal Proceedings in this prospectus, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to emerging growth companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation. The following discussion relates to the compensation of our named executive officers for 2024.

Following the adoption of the Compensation Committee charter in October 2023, the Compensation Committee will determine and approve all elements of executive officer compensation. The Compensation Committee’s primary objectives in determining executive officer compensation are to (i) develop an overall compensation package that is at market levels and thus fosters executive officer retention and (ii) align the interests of our executive officers with our stockholders by linking a significant portion of the compensation package to performance.

Summary Compensation Table

The following table sets forth the compensation paid by the Company to its chief executive officer and other compensated executive officers. The disclosure is provided for the years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary		Bonus	Stock Awards		Total
Dan O’Toole CEO	2022	$403,333	(1)				$403,333
Mark Hamm COO	2022	$140,000					$140,000
Neerav Shah Chief Strategy Officer	2022	$48,000			$218,400	(2)	$266,400

Dan O’Toole CEO	2023	$420,000	(1)				$420,000
Todd Pepmeier CFO	2023	$18,750			$1,361,480	(3)	$1,380,230
Mark Hamm COO	2023	$240,000			$4,143,989	(4)	$4,383,989
Neerav Shah Chief Strategy Officer	2023	$48,000			$332,400	(5)	$380,400

Dan O’Toole CEO	2024	$420,000	(1)				$420,000
Todd Pepmeier CFO	2024	$150,000					$150,000
Mark Hamm COO	2024	$240,000					$240,000
Neerav Shah Chief Strategy Officer	2024	$48,000			$352,560	(6)	$400,560

Dan O’Toole CEO	2025	$586,667	(1)	$1,600,966			$2,187,633
Todd Pepmeier CFO	2025	$193,333		$170,947	$280,000	(7)	$644,280
Mark Hamm COO	2025	$256,667		$137,144	$328,668	(8)	$722,478
Neerav Shah Chief Strategy Officer	2025	$98,667		$76,529	$200,001	(9)	$375,196
John Ritchison, Legal Counsel	2025			$106,250			$106,250

(1)	CEO compensation includes $120,000 each year according to the terms of a patent licensing agreement.

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(2)	30,000 shares at $7.28 per share fair value (after giving effect to the Reverse Stock Split), based on average of share sales during 2022.
(3)	126,250 options at $10.784 per share fair value (after giving effect to the Reverse Stock Split) based on Black Scholes analysis as disclosed in the December 31, 2023 financial statements.
(4)	384,272 options at $10.784 per share fair value (after giving effect to the Reverse Stock Split) based on Black Scholes analysis as disclosed in the December 31, 2023 financial statements.
(5)	30,000 shares at $11.08 per share fair value (after giving effect to the Reverse Stock Split) based on average of share sales during 2023.
(6)	30,000 options at $11.752 per share fair value (after giving effect to the Reverse Stock Split) based on Black Scholes analysis as disclosed in the December 31, 2024 financial statements.
(7)	106,464 restricted stock units at $2.63 per share fair value based on closing price on date of issuance
(8)	124,969 restricted stock units at $2.63 per share fair value based on closing price on date of issuance
(9)	76,046 restricted stock units at $2.63 per share fair value based on closing price on date of issuance

Employment Agreements

Other than as set forth below the Company does not have an employment agreement with any member of the Company’s management team or any members of the Board. However, the Company plans to enter into executive employment agreements with the Company’s management team.

Mark Hamm, COO

On June 1, 2022, the Company entered into an employment agreement with Mr. Hamm as its Chief Operating Officer on at-will basis (“Hamm Agreement”). Pursuant to the Hamm Agreement, Mr. Hamm will receive an annual salary of $240,000. He is eligible to receive stock options at a quantity, issue, and strike price will be such that at a company valuation of $1 billion USD valuation, the net value, after long term capital gains, is $10 million USD (ten million dollars). The vesting schedule allocates the stock options into two equal parts: time-based Non-Qualified Stock Options (NQSO) and performance-based Incentive Stock Options (ISO). The first 50% (NQSO) vests quarterly over four years with a one-year cliff. On day 366, 25% of this tranche vests, followed by 6.25% quarterly until fully vested. If employment ends before day 366, no NQSO options will vest. The remaining 50% (ISO) is performance-based. Half of this portion (25% of the total options) vests when the company valuation sustains $500 million, and the remaining half vests at $1 billion, provided each valuation holds for six months. These options also follow the time-based vesting structure. In the event of a change of control, 50% of all options will vest immediately under a single trigger, with the remaining 50% vesting upon a second trigger. Mr. Hamm may be eligible to bonus compensation out of net revenues of the Company at the sole discretion of the Board of Directors. The employment agreement has been filed as an exhibit to our Direct Listing Registration Statement.

Todd Pepmeier,

On November 13, 2023, the Company entered into an employment agreement with Mr. Pepmeier as its Chief Financial Officer on at-will basis (“Pepmeier Agreement”). Pursuant to the Pepmeier Agreement, Mr. Pepmeier will receive an annual salary of $150,000, an annual bonus of $25,000, and 125,000 stock options with an exercise price of $0.76 per share (after giving effect to the Reverse Stock Split), which will become effective as of August 15, 2023. The stock options’ vesting schedule divides the 125,000 stock options into two equal parts: time-based Non-Qualified Stock Options (NQSO) and performance-based Incentive Stock Options (ISO). The NQSO (62,500 options) vest over four years, with a one-year cliff. After one year, 25% vests, followed by 6.25% quarterly until fully vested. If employment ends before August 15, 2024, no NQSO will vest. The ISO (62,500 options) vest upon achieving company valuation milestones: 50% when the valuation sustains $600 million for six months and the remaining 50% at $1 billion for six months, with time-based vesting requirements. In the event of a change of control, 50% of all options vest immediately under a “single trigger”, with the remaining 50% vesting under “double trigger.” Mr. Pepmeier will also be eligible to receive certain employee benefits. The employment agreement has been filed as an exhibit to our Direct Listing Registration Statement.

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Stock Equity Incentive Plan

During Fiscal Year 2023, the board of directors adopted the Plan. In November, 2025, the board of directors approved an amendment to the Plan to increase the shares allowed under the Plan to 7,000,000. Below is a summary of the Plan, which is qualified in its entirety by the full text of the Plan, attached hereto as Exhibit 10.8 to our Direct Listing Registration Statement, incorporated herein by reference.

Overview and Purpose

The purpose of the Plan is to attract, retain and provide incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan.

Material Terms of the Stock Incentive Plan

The maximum aggregate number of shares that shall be available and may be issued pursuant to awards granted under the Plan shall be, a total of 7,000,000 shares of common stock (after giving effect to the Reverse Stock Split), all of which may be granted as incentive stock options. During the terms of the awards, the Company shall keep available at all times the number of shares of common stock required to satisfy such awards. Shares of common stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an award.

Administration of the Plan

The Plan designates the committee as the initial Plan administrator, if no such committee is appointed, the Board will be the Plan administrator.

The Plan administrator determines which directors, officers, consultants and employees are eligible to receive awards under the Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan administrator may determine.

Eligibility

All directors, employees and consultants are eligible to participate in the Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan administrator.

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Types of Awards

An award may be granted on more than one occasion to the same employee, director or consultant, and, subject to the limitations set forth in the Plan, such award may include a non-qualified stock option, a restricted stock award, a restricted stock unit award, an unrestricted stock award, a performance unit award, a stock appreciation right, a tandem stock appreciation right, any combination thereof or, solely for employees, an incentive stock option.

Options

An option entitles a holder thereof to purchase a prescribed number of shares at an exercise price set at the time of the grant. The Plan administrator will establish the exercise price at the time each option is granted. To the extent that the aggregate fair market value (determined as of the grant date of the respective incentive stock option) of shares of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the company and any “parent corporation” or “subsidiary corporation” thereof exceeds $100,000 (or such other individual limit as may be in effect on the grant date), the portion of such incentive stock options that exceeds such threshold shall be treated as a non-qualified stock option. incentive stock options shall be granted to employees only. No incentive stock option shall be granted more than 10 years from the earlier of (x) the date on which the Plan is adopted by the Board, or (y) the date on which the Plan is approved by the Company’s shareholders.

Restricted Stock Awards

Shares of Common Stock awarded pursuant to a restricted stock award shall be recorded in the company’s books and records in the name of the participant of such restricted stock award. if provided for under the award agreement for the restricted stock award, the participant shall have the right to vote shares of common stock subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the shares of common stock during the restriction period, except that (i) the participant shall not be entitled to delivery of a share certificate (if any) until the restriction period shall have expired, (ii) the company shall retain custody of such share certificate (if any) during the restriction period (with a share power endorsed by the participant in blank), (iii) the participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of common stock during the restriction period, and (iv) a breach of the terms and conditions established by the committee pursuant to the award agreement for the restricted stock award shall cause a forfeiture of the restricted stock award. At the time of such award, the committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to restricted stock award, including, but not limited to, rules pertaining to the effect of termination of employment, director status or consultant status prior to expiration of the restriction period. Such additional terms, conditions or restrictions shall be set forth in an award agreement for the restricted stock award made in conjunction with the award. Such award agreement for the restricted stock award may also include provisions relating to (x) subject to the provisions hereof, accelerated vesting of awards, including, but not limited to, accelerated vesting upon the occurrence of a change in control, (y) tax matters (including provisions covering any applicable withholding requirements), and (z) any other matters not inconsistent with the terms and provisions of the plan that the committee shall, in its sole discretion, determine. The terms and conditions of the respective award agreements for restricted stock awards need not be identical.

Restricted Stock Units

A RSU is a unit equivalent in value to a share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one share of common stock (or the value thereof) for each RSU after a specified vesting period. The Plan administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Plan administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year. The plan administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of RSUs, provided that the terms applicable to RSUs granted to U.S. taxpayers comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), to the extent applicable. Upon settlement, holders will redeem each vested RSU for one fully paid and non-assessable share of common stock in respect of each vested RSU.

Holders of a restricted stock unit Award shall be entitled to receive either a cash payment equal to the Fair Market Value of one share of Common Stock or one share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the Award Agreement for the Restricted Stock Unit Award, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Participant satisfies the applicable vesting requirement.

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Performance Unit Awards

The Plan administrator sets forth in the applicable award agreement for a Performance Unit Award, the performance goals and the performance period to which such performance goals shall apply which the participant and/or the Company would be required to satisfy before the participant would become entitled to payment, the number of units awarded to the participant and the dollar value assigned to each such unit. At the time of such award, the Plan administrator may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or consultant status prior to expiration of the applicable performance period.

Stock Appreciation Rights

The Plan administrator sets forth in the applicable award agreement for a stock appreciation right award the terms and conditions of the stock appreciation right, including (i) the base value for the stock appreciation right, which for purposes of a stock appreciation right which is not a tandem stock appreciation right, shall be not less than the fair market value of a share of common stock on the grant date of the stock appreciation right (unless granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the company or an affiliate), (ii) the number of shares of common stock subject to the stock appreciation right, (iii) the period during which the stock appreciation right may be exercised; provided, however, that no stock appreciation right shall be exercisable after the expiration of 10 years from the grant date, and (iv) any other special rules and/or requirements which the committee imposes upon the stock appreciation right. upon the exercise of all or a portion of a stock appreciation right, the participant shall receive a payment from the company, either in cash or in the form of shares of common stock having an equivalent fair market value or in a combination of both, as determined, in the sole discretion of the committee, equal to the product of: (a) the excess of (i) the fair market value of a share of common stock on the date of exercise, over (ii) the base value, multiplied by; (b) the number of shares of common stock with respect to which the stock appreciation right is exercised.

Tandem Stock Appreciation Rights.

If the Plan administrator grants a stock appreciation right which is intended to be a tandem stock appreciation right, the tandem stock appreciation right shall be granted at the same time as the related option, and the following special rules shall apply: (a) the base value shall be equal to or greater than the exercise price under the related option; (b) the tandem stock appreciation right may be exercised for all or part of the shares of common stock which are subject to the related option, but solely upon the surrender by the participant of the participant’s right to exercise the equivalent portion of the related option (and when a share of common stock is purchased under the related option, an equivalent portion of the related tandem stock appreciation right shall be cancelled); (c) the tandem stock appreciation right shall expire no later than the date of the expiration of the related option; (d) the value of the payment with respect to the tandem stock appreciation right may be no more than 100% of the difference between the exercise price under the related option and the fair market value of a share of common stock subject to the related option at the time the tandem stock appreciation right is exercised, multiplied by the number of shares of common stock with respect to which the tandem stock appreciation right is exercised; and (e) the tandem stock appreciation right may be exercised only when the fair market value of a share of common stock subject to the related option exceeds the exercise price under the related option.

Termination of Plan

The Plan shall continue in effect, unless sooner terminated, until the 10th anniversary of the earlier of the date on which it is adopted by the Board or the date on which it is approved by the shareholders of the Company (in either case, except as to awards outstanding on such date). The Board, in its discretion, may terminate the Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted; provided, however, that the plan’s termination shall not materially and adversely impair the rights of a participant with respect to any award theretofore granted without the written consent of the participant.

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Adjustments Upon Changes in Common Stock

In the event of changes in the outstanding common stock or in the capital structure of the company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan and any award agreements, the exercise price of options, the base value of stock appreciation rights, and the maximum number of shares of common stock will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award. in the case of adjustments unless the committee specifically determines that such adjustment is in the best interests of the company or its affiliates, the committee shall, in the case of incentive stock options, ensure that any adjustments will not constitute a modification, extension or renewal of the incentive stock options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code.

Effect Of a Change in Control

In the event of a Change in Control, the Plan administrator may, but shall not be obligated to (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any award, (ii) cancel awards and cause to be paid to the holders of vested awards the value of such awards, if any, as determined by the committee, in its sole discretion, it being understood that in the case of any option with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control or any stock appreciation right with a base value that equals or exceeds the price paid for a share of common stock in connection with the change in control, the committee may cancel the option or stock appreciation right, as applicable, without the payment of consideration therefor, (iii) provide for the issuance of substitute awards or the assumption or replacement of such awards, or (iv) provide written notice to participants that for a reasonable period prior to the change in control, such awards shall be exercisable, to the extent applicable, as to all shares of common stock subject thereto and upon the occurrence of the change in control, any awards not so exercised shall terminate and be of no further force and effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its affiliates, taken as a whole.

Restrictions on Transfer

No Award under the Plan or any award agreement and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a participant except (i) by will or by the laws of descent and distribution, or (ii) except for an incentive stock option, in the sole discretion of the Plan administrator, by gift to any family member of the participant. An award may be exercisable during the lifetime of the participant only by such participant or by the participant’s guardian or legal representative unless it has been transferred by gift to a family member of the participant, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the participant shall continue to be subject to the tax withholding obligations set forth in the award agreement.

The Plan and the awards granted under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and award agreements shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan or any award agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the “separation from service” (within the meaning of Section 409A of the Code) of a Participant who is a “specified employee” (within the meaning of Section 409A of the Code) shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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Outstanding Equity Awards at December 31, 2025

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our executive officers and directors as of December 31, 2025, after giving effect to the Reverse Stock Split retrospectively for all periods presented.

Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares of restricted stock #	Market value of shares of restricted stock ($) (2)
Mark Hamm	6/1/22	168,119	24,017	192,136	0.82	5/31/32	-	-
Mark Hamm	12/31/25						124,969	$328,668
Todd Pepmeier	8/16/23	703	547	-	0.76	8/15/33	-	-
Todd Pepmeier	11/13/23	35,156	27,344	62,500	0.76	11/12/33	-	$280,000
Todd Pepmeier	12/31/25						106,464
Neerav Shah	4/1/24	11,250	18,750	-	0.76	3/31/34	-	-
Neerav Shah	12/31/25						76,046	$200,001

(1)	This option is 100% vested.
(2)	Market value on grant date

Director Compensation

We intend to establish a director compensation policy. It is currently expected that the non-management directors of the board of directors will be paid an annual directors’ fee, consisting of both cash and equity or other compensation of similar value. Fees to independent directors may be made by issuance of common shares, based on the value of such common share at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent. We expect that any of our executive officers who also serve as directors, however, will not be separately compensated by us for their service as directors. We expect that all members of the board of directors will be reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors.

Fiscal Year 2025 Director Compensation

John Gallina received $22,917 cash compensation and was granted 9,318 vested shares of common stock and 21,551 restricted stock units for his service to the Board in 2025.

Kevin McAdams received $22,917 cash compensation and was granted 9,318 vested shares of common stock and 21,551 restricted stock units for his service to the Board in 2025.

Laurie Tucker received $22,917 cash compensation and was granted 285 vested shares of common stock and 21,551 restricted stock units for her service to the Board in 2025.

Former director William Stafford was granted 9,318 vested shares of common stock for his service to Board in 2025.

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Fiscal Year 2024 Director Compensation

Kevin McAdams and William Stafford were each granted 2,842 shares of common stock (after giving effect to the Reverse Stock Split retrospectively for all periods presented) for their service to the Board in 2024. These shares vested quarterly and were fully vested as of December 31, 2024.

John Gallina was granted 1,592 shares of common stock (after giving effect to the Reverse Stock Split retrospectively for all periods presented) for his service to the Board in the second half of 2024. These shares vested quarterly and were fully vested as of December 31, 2024.

Fiscal Year 2023 Director Compensation

Kevin McAdams and William Stafford were each granted 4,375 shares of common stock (after giving effect to the Reverse Stock Split retrospectively for all periods presented) for their service to the Board in 2023. These shares vested quarterly and were fully vested as of December 31, 2023.

Former director, Greg Beriault, was granted 625 shares of common stock (after giving effect to the Reverse Stock Split retrospectively for all periods presented) for his service as an interim director on October 2, 2023. These shares were fully vested as of December 31, 2023.

Fiscal Year 2022 and 2021 Director Compensation

John Callan (former director) was awarded 33,333 shares of common stock in 2021. These shares vested quarterly, with 6,667 shares of common stock vested in 2021, 13,333 shares of common stock vested in 2022, 13,333 shares of common stock vested as of December 2023, after giving effect to the Reverse Stock Split retrospectively for all periods presented. This award is fully vested.

No other directors received compensation for their service as members of the Board in 2022 or 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since 2020, including currently proposed transactions to which Arrive has been a party in which the amount involved exceeded or will exceed $120,000, and in which any of Arrive AI’s directors (including nominees), executive officers or beneficial holders of more than 5% of Arrive AI’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Exclusive Patent License Agreement

Arrive executed an exclusive patent license agreement on May 26, 2020 with its CEO, the licensor and sole owner of all right, title and interest in certain technology consisting of inventions, know-how, patents and patents applications, technology to be patented and trademarks relating to secured drone delivery ALM mailboxes and receiving containers for residential and commercial applications, collectively the products which are described in more detail in the table below. The Company, as licensee, has the exclusive right to sell, manufacture, and otherwise commercialize the technology and the products worldwide in exchange for a pre-revenue monthly fee equal to $10,000.00. Additionally, once revenue from sales, rentals, and leases begin and exceeds $10,000.00 a month, then the licensee must pay licensor a fee per unit or product sold, rented or leased equal to $25.00. The agreement also includes a provision where the Arrive must commence development and marketing of the products within 36 months of the execution of the agreement in order to remain in force, otherwise at the end of the 36 months, all rights shall revert to licensor with no further rights for such product or obligations of licensor to licensee, however if no action is taken by the licensor, the agreement has a term of seven years, a period which may be extended upon mutual consent and in the best interest for both parties. Although Arrive has commenced development of its products, it has not started conducting commercial operations nor the Company has provided the services or marketing during the agreed upon timeframe. This license agreement also contains other customary representations and covenants of agreements of similar type and scope. Through December 31, 2024, the total of payments made to the CEO under the license agreement is $540,000, The Company estimates that the approximate value of the license agreement once the Company starts generating revenue from commercial operations is approximately $17 million over the course of ten years, this is using the formula of $25 per each installed unit and based on management’s internal sales projections of approximately 675,000 units over that period. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement.

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Products and intellectual property covered by the exclusive patent license agreement with our CEO:

Item	Patent No.	Title	Issue Date	App. No.	Inventor	App. Date
1	US9,840,340B2	Drone Docking Station and delivery system	December 12 2017	14/55,418	Daniel O’Toole	December 9, 2014
2	US10,457,421B2	Drone Docking Station and delivery system	October 29, 2019	15/328,027	Daniel O’Toole	January 21, 2017
3	Pending-PubNoWO2016/094067 June 16, 2016	Drone Docking Station and delivery system	—	PCT/US15/62034	Daniel O’Toole	November 21, 2015
4	Trademark App 88522545	DRONEDEK	Registered	88522545	Daniel O’Toole	July 18, 2019
5	US 12,304,671	Hot and Cold Section drone docking station Temperature Controlled Devic	Issued	63012824 17/233635	Daniel O’Toole	April 20, 2020
6	US 11,738,883	Special Expanding Floor Accordion drone docking station called a Dronedeck Temperature Control Device	Issued	63012824 17/233624	Daniel O’Toole	April 20, 2020
7	TBD	Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Allowed 1/21/2026	18/208,803	Daniel O’Toole et al	June 12, 2023
8	US12,387,072	Smart mailbox receptacle and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone	Issued	19/173,731	Daniel O’Toole et al	July 25, 2023 CIP

On December 10, 2024, the Company and its CEO, Mr. O’Toole, entered into the First Amendment to the Exclusive Patent License Agreement, whereby the term of such agreement was extended beyond the original seven years to perpetuity for the full life of the covered patents. If the Company materially defaults in performing any terms of the agreement and does not cure timely to Mr. O’Toole’s satisfaction, Mr. O’Toole may terminate the agreement upon proper notice. Subsequent to the termination of the agreement, the Company agrees to not engage in the use, sale, or other commercialization of the intellectual properties and not sell related products. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement.

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On March 10, 2025, the Company and its CEO, Mr. O’Toole, entered into the Second Amendment to the Exclusive Patent License Agreement. The Second Amendment extends the license to perpetuity, covering the full term and life of the patents, and incorporates all terms from the original Agreement and the First Amendment. In the event of a default, the defaulting party has 60 days to cure. If the default is not cured, the license transitions to a non-exclusive license, allowing both parties to seek additional licensees or sources for similar technology, while royalty payments continue into perpetuity or until the 20-year patent term ends. The Second Amendment also removes prior restrictions on the Company’s use, sale, or commercialization of the technology after termination, permitting the sale of remaining inventory for up to 90 days post-termination, provided all required reports and payments are made under the Agreement. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement.

PRINCIPAL AND REGISTERED STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 10, 2026 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock.

The Stockholders include substantially all holders of our common stock, including (i) affiliates of the Company and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or the Company within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until the Company has been subject to the reporting requirements of Section 13 or Section 15(d) the Exchange Act for a period of at least 90 days and (ii) our employees. None of such outstanding shares as of the date of this prospectus and registered herein may be freely sold in reliance on an exemption from registration such as Rule 144 at this time. The Stockholders may, or may not, elect to sell their common stock through transactions on Nasdaq at prevailing market prices. As such, the Company will have no input if and when any Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Stockholders may sell all, some, or none of the common stock covered by this prospectus, we cannot determine the number of common stock that will be sold by the Stockholders, or the amount or percentage of shares of common stock that will be held by the Stockholders upon consummation of any particular sale. In addition, the Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on total shares of common stock outstanding as of July 13, 2025 (after giving effect to the Reverse Stock Split).

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The Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion & Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders. The business address of each Stockholder is c/o Arrive AI Inc., formerly Arrive Technology Inc., 651 N. Broad St., Suite 206, Middletown, DE 19709, unless otherwise indicated below.

Name and address of Beneficial Owner	Shares Beneficially Owned		Total Voting %
5% Stockholders:
Dan O’Toole, CEO	23,155,051		63.6
Streeterville Capital, LLC	3,417,917	(1)	9.9

Named Executive Officers and Directors
Daniel O’Toole	23,155,051		63.6
Todd Pepmeier	79,315	(2)	0.2
Mark Hamm	233,791	(3)	0.6
Neerav Shah	114,888	(4)	0.3
John Ritchison	1,302,500		3.6
Kevin McAdams	16,241		0.0
John Gallina	18,202		0.0
Laurie Tucker	7,577		0.0
Directors and Executive Officers as a Group (8 persons)	24,822,840	(5)	67.8

Other Stockholders:
Streeterville Capital, LLC	3,417,917		9.9
X Technology Fund Trust	1,400,000	(6)	3.8
All Other Stockholders (each holding less than 1%)	7,189,123	(7)	19.7
Total Number of Shares	36,934,605		100.0

(1)	Includes (i) 2,937,500 Pre-Delivery Shares (defined below) issued to Streeterville pursuant to the terms of the Streeterville Securities Purchase Agreement (defined below), and shares of common stock that may be issuable upon Streeterville’s exercising of its right to receive Purchase Shares (defined below) in lieu of cash, subject to maximum beneficial ownership limitations. Pursuant to the Pre-Paid Purchases (defined below), the Company will not effect any issuance of Purchase Shares if, after giving effect to such conversion, the holder thereof would, together with its affiliates, in excess of 9.99%, of the outstanding shares of our common stock on such issuance date. John M. Fife has voting and dispositive power over shares held by Streeterville. The address of Streeterville is 297 Auto Mall Drive Suite #4, St. George, Utah 84770.

(2)	Includes (i) 43,827 shares of common stock issuable to Todd Pepmeier upon the exercise of outstanding options within 60 days of this prospectus (all of which were issued as part of the Plan); and (ii) 35,488 outstanding restricted stock units vesting within 60 days of this prospectus (all of which were issued as part of the Plan).

(3)	Includes 192,135 shares of common stock issuable to Mark Hamm upon the exercise of outstanding options within 60 days of this prospectus (all of which were issued as part of the Plan); and (ii) 41,656 outstanding restricted stock units vesting within 60 days of this prospectus (all of which were issued as part of the Plan).

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(4)	Includes (i) 76,415 shares of common stock registered by our Direct Listing Registration Statement and held by Neerav Shah; (ii) 13,125 shares of common stock issuable upon the exercise of outstanding options within 60 days of this prospectus (all of which were issued as part of the Plan); and (iii) 25,348 outstanding restricted stock units vesting within 60 days of this prospectus (all of which were issued as part of the Plan).

(5)	Includes (i) 24,575,986 shares of common stock registered by our Direct Listing Registration Statement and held by the Directors and Executive Officers as a group; (ii) 249,087 shares of common stock issuable upon the exercise of outstanding options within 60 days of this prospectus (all of which were issued as part of the Plan); and (iii) 102,492 outstanding restricted stock units vesting within 60 days of this prospectus (all of which were issued as part of the Plan)

(6)	Includes 1,400,000 shares of common stock held by X Technology Fund Trust (the “Trust”). Christopher McElwee is the trustee of the Trust and has discretionary authority to vote and dispose of the shares held by the Trust. Beneficiaries are the following adult children of our CEO: Steve O’Toole and Reese O’Toole.

(7)	Includes (i) 7,040,620 shares of common stock registered by our Direct Listing Registration Statement; (ii) 107,741 shares of common stock issuable upon the exercise of outstanding warrants, and (iii) 40,762 shares of common stock issuable upon the exercise of outstanding options within 60 days of this prospectus (all of which were issued as part of the Plan).

SELLING STOCKHOLDER

This prospectus covers the possible resale by the selling stockholder identified in the table below of up to 10,000,000 shares of our common stock (the “Resale Shares”). The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act. The selling stockholders may sell some, all, or none of the Resale Shares.

On January 26, 2026, the Company entered into a Pre-Paid Purchase No. 4 (the “Pre-Paid Purchase No. 4”) with Streeterville Capital, LLC, a Utah limited liability company, (“Streeterville”), pursuant to the Streeterville Purchase Agreement dated March 21, 2025 (the “Streeterville Purchase Agreement”). Under the Pre-Paid Purchase No. 4, the Investor paid $10,000,000 to the Company, representing the purchase price for an unsecured promissory note with an original principal balance of $10,800,000, which included an $800,000 original issue discount. The instrument bears interest at 8% per annum, compounded daily, and permits the Investor, at its discretion, to apply amounts outstanding toward the purchase of shares of common shares of the Company (“Purchase Shares”) at the lesser of (i) the initial listing reference price on the Company’s common stock on the Nasdaq Global Market, or (ii) 90% of the lowest VWAP over the ten trading days prior to a purchase notice (but not below a $0.25 floor). The issuance of Purchase Shares is subject to a 9.99% beneficial ownership limitation and must be free-trading under an effective registration statement or exemption. The Company may prepay amounts at 115% of the principal being repaid with five trading days’ notice, subject to restrictions, and is obligated to make monthly $1,375,000 cash repayments (plus accrued interest) upon certain “trigger” events, including sustained price declines below the floor price of $0.25 per share or the share issuance nearing the threshold above which shareholders’ approval is required under the exchange rules. Streeterville may accelerate the Company’s obligation to pay, with default interest at 15% and all outstanding balance becoming immediately due and payable in cash, upon the occurrence of certain events of default include nonpayment, insolvency, covenant breaches, and certain corporate transactions. The Company closed this Pre-Paid Purchase No. 4 on January 26, 2026, and received $10,000,000 in proceeds.

Notwithstanding anything to the contrary, unless and until the Company obtains requisite stockholder approval as required by Nasdaq Listing Rule 5635(d), the total cumulative number of shares of Common Stock that may be issued to Streeterville under all Pre-Paid Purchases cannot exceed the numerical threshold required by that rule (the “Exchange Cap”).

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The foregoing descriptions of the Streeterville Purchase Agreement and Pre-Paid Purchase No. 4 are qualified in their entirety by reference to the Streeterville Purchase Agreement and the Pre-Paid Purchase No. 4 as an exhibit thereto, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2026, and is incorporated by reference herein.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholder. Unless otherwise indicated in the footnotes to the table below, we believe that (i) the selling stockholder is not a broker-dealer or an affiliate of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent the selling stockholder identified is are, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The following table presents information regarding the selling stockholder and the Resale Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects their respective holdings immediately prior to the date of this prospectus, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.

The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of Resale Shares prior to this offering. The percentage of shares beneficially owned before and after this offering is based on shares of our common stock issued and outstanding as of the date of the prospectus.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The business address of the selling stockholder is c/o Arrive AI Inc., 9100 Fall View Drive, Fishers, Indiana 46037, unless otherwise indicated below.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After this Offering (1)	Percent of Shares of Common Stock Beneficially Owned After this Offering (1)
Streeterville Capital, LLC (2)	10,000,000	(2)	10,000,000	-	-%

*	Less than 1%.
(1)	Assumes that the Selling Stockholder sell all shares of common stock beneficially owned as of the date hereof.
(2)	Includes (i) 10,000,000 Resale Shares issued to Streeterville pursuant to the terms of the Streeterville Securities Purchase Agreement. Pursuant to the Pre-Paid Purchases, the Company will not effect any issuance of Purchase Shares if, after giving effect to such conversion, the holder thereof would, together with its affiliates, in excess of 9.99%, of the outstanding shares of our common stock on such issuance date. John M. Fife has voting and dispositive power over shares held by Streeterville. The address of Streeterville is 297 Auto Mall Drive Suite #4, St. George, Utah 84770.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and bylaws, forms of which are filed with the SEC as exhibits to our Direct Listing Registration Statement, and applicable law.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0002 per share, of which 36,434,523 are issued and outstanding as of February 10, 2026, after giving effect to the Reverse Stock Split retrospectively for all periods presented.

Common Stock

As of February 10, 2026, there were 36,434,523 shares of our common stock outstanding held by approximately 4,700 stockholders of record.

Preferred Stock

Our current certificate of incorporation does not permit the issuance of preferred stock and so we have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our Board. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the Company’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

●	upon consummation of the transaction which resulted in the stockholder becoming an interested outstanding, shares owned by:

●	persons who are directors and also officers, and

●	employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors are authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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Exclusive Forum for certain lawsuits

Our current certificate of incorporation provides, that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the above forum exclusivity provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

The forum selection provision is intended to apply “to the fullest extent permitted by applicable law,” subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the exclusive forum provision will not apply to actions brought under the Securities Act, or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws further provide that special meetings of our stockholders may be called by the Chairman of the Board, the Board, President of Arrive AI Inc., formerly Arrive Technology Inc., or by the Board upon written request by the holders of a majority of the voting authority of Arrive AI Inc.

Removal of directors

Our bylaws provide that a member of our Board may be removed from service as a director, with or without cause, only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding and entitled to vote in an election of directors.

Limitation of Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification, except as disclosed below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are currently engaged in legal proceedings which may require us to indemnify certain officers and directors if the outcome of either proceeding is adverse to our interests. Please see the section of this prospectus titled “Legal Proceedings.”

Listing

Our common stock is currently listed on the Nasdaq Global Market under the symbol “ARAI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent and registrar’s address is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125. The transfer agent and registrar can be contacted by phone at: (612) 482-5100 or (888) 290-1175.

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PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the selling stockholder from time to time after the closing date of the offering of up to 10,000,000 shares of common stock to be sold by the Company. We will not receive any of the proceeds from the sale of the Resale Shares. We will bear all fees and expenses incident to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The Resale Shares will only be sold by the selling stockholder pursuant to this prospectus. The selling stockholder may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the Resale Shares are sold through broker-dealers, the selling stockholdes will be responsible for commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

If the selling stockholder effect such transactions by Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The selling stockholder may also sell Resale Shares short and deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge Resale Shares to broker-dealers that in turn may sell such shares.

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The selling stockholder may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Streeterville Capital, LLC and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, Streeterville Capital, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to shares of common stock issued and issuable to it in connection with the Streeterville Purchase Agreement. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of this offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares. With certain exceptions and while the Streeterville Purchase Agreement is in effect, Regulation M may preclude Streeterville, any affiliated purchasers and any broker-dealer or other person who participates in the distribution of the securities from (i) bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares of common stock that is the subject of the distribution until the entire distribution is complete and (ii) bidding for or purchasing any security to stabilize the price of that security.

Once sold under the registration statement of which this prospectus forms a part, the Resale Shares will be freely tradeable in the hands of persons other than our affiliates.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of a substantial number of shares our common stock in the public market or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

Upon our registration, a total of 46,434,523 shares of common stock will be outstanding, and 10,000,000 shares will be registered under this registration statement. Any shares not registered hereunder or under our Direct Listing Registration Statement will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after our registration; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

As described herein, substantially all of our outstanding shares of our common stock will be registered under this registration statement and need not be sold under Rule 144.

Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been an affiliate of our Company during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

As described herein, substantially all of our outstanding shares of our common stock will be registered under this registration statement and need not be sold under Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under our stock incentive plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

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SALE PRICE HISTORY OF COMMON STOCK

Our common stock is on the Nasdaq Global Market. During 2023, we issued in a private placement 5,715 shares of common stock at a price of $7.00 per share, 83,873 shares of common stock at an average price of $10.60 per share, 50,815 shares of common stock at a price of $11.20 per share and 28,071 shares of common stock at a price of $12.16 per share, after giving effect to the Reverse Stock Split. In January, March, July and August 2024, we issued in private placements 13,643 shares of common stock at a price of $11.20 per share, after giving effect to the Reverse Stock Split. From January through October 2024, we issued in private placements 197,515 shares of common stock at a price of $12.16 per share. In November 2024, we issued in private placements 28,291 shares of common stock at a price of $13.00 per share, after giving effect to the Reverse Stock Split. From January 2025 through July 2025, we issued in private placements 37,385 shares of common stock at a price of $13.00 per share. From July 2025 through the date of this document, we issued 3,428,491 at an average price of $2.66 under the Securities Purchase Agreement with Streeterville Capital. This information may have little or no relation to broader market demand for our common stock and thus the subsequent public price of our common stock on Nasdaq. As a result, you should not place undue reliance on this historical private sale price as it may differ materially from the opening public price and subsequent public price of our common stock on Nasdaq. See “Risk Factors- Risks Related to the Ownership of Our Common Stock”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our Common Stock issued pursuant to this Offering. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. The information provided below is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the Internal Revenue Service (the “IRS”) might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of our Common Stock could differ from those described below. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
●	tax-exempt organizations or tax-qualified retirement plans;
●	controlled foreign corporations or passive foreign investment companies;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
●	certain former citizens or former long-term residents of the United States;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Accordingly, this summary does not address tax considerations applicable to partnerships that hold our Common Stock, and partners in such partnerships should consult their tax advisors.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions in cash or other property on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “-Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. A U.S. holder’s adjusted tax basis in its common stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

89

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. For purposes of this summary, a Non-U.S. Holder is any beneficial owner of our Common Stock, other than a partnership, that is not:

●	an individual who is a citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia;
●	a trust if it (i) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
●	an estate whose income is subject to U.S. income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be treated as a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

Dividends

As discussed under “Dividend Policy” above, we do not currently expect to declare or pay dividends to our Common Stockholders in the foreseeable future. In the event that we do make distributions of cash or other property on our Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital, which will first reduce a Non-U.S. Holder’s adjusted tax basis in shares of our Common Stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described below under “Gain on Sale or Other Taxable Disposition of Our Common Stock.”

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Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Common Stock that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying the Non-U.S. Holder’s qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our Common Stock unless:

●	the gain (i) is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, and (ii) if required by an applicable income tax treaty between the United States and the Non-U.S. holder’s country of residence, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States (in which the special rules described below apply);
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our Common Stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States); or
●	the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the stock as a “U.S. real property interest” as defined in Section 897 of the Code.

The FIRPTA rules may apply to a sale, exchange or other disposition of our Common Stock if we are, or were within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, a “U.S. real property holding corporation” (a “USRPHC”), as defined in Section 897 of the Code. In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if beneficially owned by a Non-U.S. Holder that actually or constructively owned more than 5% of our outstanding Common Stock at sometime within the five-year period preceding the disposition.

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If any gain from the sale, exchange or other disposition of our Common Stock (1) is effectively connected with a U.S. trade or business conducted by a Non-U.S. Holder, and (2) if required by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax.” The branch profits tax rate is 30% unless reduced by applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Tax

The estates of non-resident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Common Stock will be U.S. situs property and therefore will be included in the taxable estate of a non-resident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.

Informational Reporting and Backup Withholding

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 24%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided they establish such exemption.

Payments to Non-U.S. Holders of dividends on our Common Stock generally will not be subject to backup withholding, and payments of proceeds made to Non-U.S. Holders by a broker upon a sale of Common Stock will not be subject to information reporting or backup withholding, in each case so long as the Non-U.S. Holder certifies its status as a Non-U.S. Holder (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under “Distributions” will generally satisfy the certification requirements necessary to avoid the backup withholding tax. We must report annually to the IRS any dividends paid to each Non-U.S. Holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides. However, under the Treasury regulations, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the beneficial owner certifies, under penalties of perjury, among other things, its status as a Non-U.S. Holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our Common Stock by a Non-U.S. Holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if you sell our Common Stock through a non-U.S. office of a broker that is:

●	a U.S. person (including a foreign branch or office of such person);
●	a “controlled foreign corporation” for U.S. federal income tax purposes;
●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or
●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence that the beneficial owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

92

Foreign Account Tax Compliance Act

A U.S. federal withholding tax of 30% may apply to dividends and the gross proceeds of a disposition of our Common Stock paid to a foreign financial institution (as specifically defined by the applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our Common Stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States or by providing an IRS Form W-8BEN or similar documentation. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and certifies as such on a Form W-8BEN-E (or any successor of such form). Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders should consult with their own tax advisors regarding the possible implications of the withholding described herein.

The withholding provisions described above generally apply to proceeds from a sale or other disposition of Common Stock and to payments of dividends on our Common Stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Woodbridge, New Jersey.

EXPERTS

Assurance Dimensions, independent registered public accounting firm, has audited the financial statements of Arrive AI Inc., formerly Arrive Technology Inc. for the year ended December 31, 2024 and for the year ended December 31, 2023, as set forth in their report included herein. The report of Assurance Dimensions contains an explanatory paragraph about the ability of Arrive AI Inc. to continue as a going concern. The 2024 and 2023 financial statements of Arrive AI Inc. are included in this prospectus and elsewhere in this registration statement in reliance of Assurance Dimensions report, given on their authority as experts in accounting and auditing.

93

Resignation of Independent Registered Public Accounting Firm

On April 4, 2025, in conjunction with its exit from providing audit services to publicly traded companies, Assurance Dimensions, LLC (“Assurance Dimensions”) resigned from its role as independent registered public accounting firm for Arrive AI Inc. (the “Company”). Assurance Dimensions’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024, and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Assurance Dimensions on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Assurance Dimensions’ satisfaction, would have caused Assurance Dimensions to make reference to the subject matter of any such disagreement in connection with its reports for such years, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assurance Dimensions with a copy of the above disclosures and requested that Assurance Dimensions furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Assurance Dimensions’ letter dated April 16, 2025 is filed as Exhibit 16.1 to our Direct Listing Registration Statement.

Newly Engaged Independent Registered Public Accounting Firm

On April 18, 2025, the Company engaged Stephano Slack LLC (“Stephano Slack”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, neither the Company nor anyone on its behalf has consulted with Stephano Slack regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Stephano Slack concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, has filed and will continue to file periodic reports, proxy statements and other information with the SEC. We also maintain a website at ArriveAI.com. where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Arrive AI, Inc. (formerly Arrive Technology, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Arrive AI, Inc. (formerly Arrive Technology, Inc.) (the Company) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $15,920,555 and a net loss for the current year of $4,537,901. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2022.

Coral Springs, FL

March 12, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053 www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary entities McNamara and Associates, LLC (referred together as “AD LLC”) and AbitOs Advisors, LLC (“AbitOs Advisors”), provide professional services. AD LLC and AbitOs Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AbitOs Advisors provides tax and business consulting services to their clients. AbitOs Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

FINANCIAL STATEMENTS

ARRIVE AI INC. (FORMERLY ARRIVE TECHNOLOGY INC.)

BALANCE SHEETS

December 31, 2024 and 2023

	2024	2023
ASSETS

CURRENT ASSETS
Cash	$129,318	$325,472
Prepaid expenses	55,867	9,143
Deferred offering costs	427,898	-
Other current assets	4,179	-

Total current assets	617,262	334,615

LONG-TERM ASSETS
Property and equipment, net	95,425	85,573
Patents, net	273,601	197,913
Security deposit	1,500	1,500

Long-term assets	370,526	284,986

TOTAL ASSETS	$987,788	$619,601

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,868,689	$1,025,007
Accrued liabilities	79,556	7,925
Credit card payable	3,636	37,399
Current portion of note payable	8,524	7,950

Total current liabilities	1,960,405	1,078,281

NONCURRENT LIABILITIES
Note payable, net of current portion	10,558	19,086

Total liabilities	1,970,963	1,097,367

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0002 par value, 200,000,000 shares authorized, 29,120,905 shares and 28,844,643 issued and outstanding at December 31, 2024, and December 31 2023, respectively, net of treasury stock, 2,500,000 shares at cost	5,822	5,769
Additional paid-in capital, net of offering costs	14,984,561	10,924,624
Subscription receivable	(53,003)	(25,505)
Accumulated deficit	(15,920,555)	(11,382,654)

Total stockholders’ equity	(983,175)	(477,766)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$987,788	$619,601

F-3

ARRIVE AI INC. (FORMERLY ARRIVE TECHNOLOGY INC.)

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2024 and 2023

	2024	2023

REVENUE	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Salaries and wages - office	2,384,925	2,610,407
Impairment losses	-	1,824,923
Legal and professional fees	629,690	1,645,678
Research and development	395,386	214,493
Outside services	364,650	266,225
Marketing	189,076	207,234
Licensing fee - related party	120,000	120,000
Office supplies and software	99,008	106,011
Insurance	83,270	67,005
Taxes and licenses	67,708	69,852
Rent	65,840	40,550
Travel	45,305	68,325
Meals and entertainment	31,801	35,634
Depreciation	28,303	13,106
Shipping and freight	27,243	12,271
Transportation	14,188	13,428
Utilities	6,801	4,000
Bank charges and fees	3,011	709
Interest	1,635	2,937
Amortization	812	287
Repairs and maintenance	197	-

Total general and administrative expenses	4,558,849	7,323,075

OTHER INCOME (EXPENSES)
Other income	39,482	1,941
Other expense	(18,534)	-

Total other income (expenses)	20,948	1,941

NET LOSS	$(4,537,901)	$(7,321,134)

NET LOSS PER SHARE:
Basic and diluted	$(0.16)	$(0.25)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	28,971,543	29,680,228

F-4

ARRIVE AI INC. (FORMERLY ARRIVE TECHNOLOGY INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2024 and 2023

			Additional
		Common	Paid-In Capital,		Note		Total
	Number of	Stock ($)	Net of Offering	Subscription	Receivable from	Accumulated	Stockholders’
	Shares	Par Value	Costs ($)	Receivable ($)	Stockholder ($)	Deficit ($)	Equity

Balance at December 31, 2022	29,604,530	$5,921	$6,508,746	$(85,405)	$-	$(4,061,520)	$2,367,742

Issuance of common stock for cash, net	172,096	34	1,636,876	59,900	-	-	1,696,810

Issuance of common stock for Airbox purchase	94,573	19	1,047,844	-	-	-	1,047,863

Stock-based compensation	98,444	20	1,730,933	-	-	-	1,730,953

Cancellation of common stock	(1,125,000)	(225)	225	-	-	-	-

Net loss	-	-	-	-	-	(7,321,134)	(7,321,134)

Balance at December 31, 2023	28,844,643	5,769	10,924,624	(25,505)	-	(11,382,654)	(477,766)

Issuance of common stock and warrants for cash, net	243,423	47	2,671,077	(27,498)	-	-	2,643,626

Stock-based compensation	32,839	6	1,388,860	-	-	-	1,388,866

Net loss	-	-	-	-	-	(4,537,901)	(4,537,901)

Balance at December 31, 2024	29,120,905	$5,822	$14,984,561	$(53,003)	$-	$(15,920,555)	$(983,175)

F-5

ARRIVE AI INC. (FORMERLY ARRIVE TECHNOLOGY INC.)

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,537,901)	$(7,321,134)
Adjustments to reconcile net loss to net cash from operating activities
Stock-based compensation	1,388,866	1,730,953
Impairment charges	-	1,824,923
Depreciation and amortization	29,115	13,393
Changes in operating assets and liabilities
(Increase) decrease in
Prepaid expenses	(46,724)	(8,886)
Other current assets	(4,179)	5,692
Increase (decrease) in
Accounts payable	843,682	918,562
Accrued liabilities	71,631	-
Credit card payable	(33,763)	19,706

Total adjustments	2,248,628	4,504,343

Net cash used in operating activities	(2,289,273)	(2,816,791)

CASH FLOWS FROM INVESTING ACTIVITIES
Construction in progress	-	(104,991)
Purchase of property and equipment	(38,155)	-
Patent filing costs	(76,500)	-

Net cash used in investing activities	(114,655)	(104,991)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of stock and warrants	2,643,626	1,696,810
Deferred offering costs	(427,898)	-
Payments on note payable	(7,954)	(6,652)

Net cash provided by financing activities	2,207,774	1,690,158

NET DECREASE IN CASH	(196,154)	(1,231,624)

CASH, BEGINNING OF YEAR	325,472	1,557,096

CASH, END OF YEAR	$129,318	$325,472

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,635	$2,937
Income taxes	$-	$-

NONCASH TRANSACTIONS

Issuance of shares for AirBox asset purchase	$-	$1,047,863

F-6

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

1. NATURE OF OPERATIONS

Arrive AI Inc. (formerly Arrive Technology Inc.) (the Company) was incorporated on April 30, 2020, in the State of Delaware as Dronedek Corporation. On July 27, 2023, Dronedek Corporation changed its name to Arrive Technology Inc. On September 27, 2024, Arrive Technology Inc. changed its name to Arrive AI Inc. The Company is a developmental technology company with a focus on designing and implementing a commercially viable smart mailbox for drone, robotic and human package receiving and storage.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Cash

Cash is defined as currency on hand and on-demand deposits. Cash equivalents are unrestricted highly liquid cash investments purchased with a maturity of three (3) months or less. There were no cash equivalents at December 31, 2024 and 2023.

Concentration of Credit Risk

The Company maintains its cash balances at one financial institution. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to a specified limit. The Company’s balances at the financial institutions periodically exceed federally insured limits. At December 31, 2024 and 2023, the Company’s uninsured cash balances totaled approximately $0 and $75,000, respectively.

F-7

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk (continued)

Management believes that the Company is not exposed to any significant risk concerning its cash balances. To date, the Company has not recognized any losses caused by uninsured balances.

Property and Equipment

The property and equipment is recorded at cost. The Company’s policy is to depreciate the cost of the property and equipment using the straight-line method over the estimated useful life of the asset. The costs of maintenance and repairs are charged to expense when incurred (none noted in the current or prior year as it relates to the vehicle). The useful life of the property and equipment for purposes of computing depreciation is:

Useful Life

Vehicle and Equipment	3-5 years

Intangible Assets – Patents

The Company capitalizes external costs, such as filing fees, registration documentation, and attorney fees associated with the application and issuance of patents. The Company expenses costs associated with maintaining and defending patents subsequent to issuance in the period incurred. The Company amortizes capitalized patent costs for internally generated patents on a straight-line basis over 20 years or the period in which the goods associated with the patent will be revenue-generating, which represents the estimated useful lives of the patents. The estimated useful lives for internally generated patents are based on the assessment of the following factors: the integrated nature of the patent portfolios being licensed (including the ability of the patent to generate viable goods and revenues), the overall makeup of the patent portfolio over time, and the length of license agreements for such patents. The Company assesses the potential impairment of all capitalized patent costs when events or changes in circumstances indicate that the carrying amount of the Company’s patent portfolio may not be recoverable.

Impairment of Long-Lived Assets

Intangibles and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any long-lived asset may not be fully recoverable. In the event that facts and circumstances indicate that the carrying amount of any long-lived assets may be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the asset (or group of assets) would be compared to the assets’ (or group of assets’) carrying amount to determine if a write-down to fair value is required on the basis of the assets’ associated undiscounted cash flows. In 2023, certain capital costs included in construction-in-progress were identified as items with no future estimated cash flows,

F-8

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets (continued)

accordingly, the carrying costs of those items were identified as impaired and charged off as period cost.

The Company has three types of long-lived assets: property and equipment, including a vehicle, aerial drones; construction-in-progress (CIP), and intangible patent assets including those acquired by the acquisition of Airbox Technology in 2023. The vehicle and drone hexacopter were evaluated for impairment, and no impairments were considered necessary as of December 31, 2024.

In order to evaluate CIP for impairment, the accumulated costs were analyzed and categorized according to the specific generation of product to which they applied. It was determined that $630,657 was accumulated for the original mock-up unit in 2020, and the first 21 “Gen 1” units, and $196,403 was accumulated for “Gen 2.0/2.1”. These projects were fully complete in 2023 and are considered obsolete. The form and functionality of these early units have been superseded by the Company’s current “Gen 3” production Arrive Point units. As a result of this analysis, the Company decided to write-off the accumulated cost of the prototype, Gen 1 and Gen 2 units as of December 31, 2023. Total impairment losses recognized on CIP amounted to $827,060 in 2023.

The Company acquired three “Gen 3” Arrive Point units in December 2024 for approximately $38,000. The units are expected to enter commercial service in early 2025. The Company believes the cost of the Gen 3 Arrive Point units have an alternative future use and the cost of these units and associated installation costs were capitalized but had not been placed into service as of December 31, 2024. These units will be placed into service once accepted by the end customer or tested for impairment within twelve months. No impairment loss on these units was recognized as of December 31, 2024.

The Company acquired intangible assets as part of the Airbox asset purchase in the form of a patent portfolio. As of December 31, 2023, two patents were issued, one was imminent (awarded February 2024), and two were pending. The acquisition was completed on December 5, 2023, management performed a detailed analysis of the estimated future cash flows related to the above-mentioned tangible and intangible assets and recognized an impairment of $997,863, as of December 31, 2023. No impairment loss on the other patents was recognized in 2024 or 2023. As of December 31, 2024 and 2023, total impairment charges were $0 and $1,824,923, respectively.

Accounts Payable and Accrued Liabilities

Payables are obligations to pay for materials or services that have been acquired or have been rendered in the ordinary course of business from suppliers or vendors. Payables and accrued liabilities are classified as current if payment is due within one year.

F-9

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity Financing

The Company engages in equity financing transactions to obtain the funds necessary to continue operations and develop a commercially viable drone delivery system. These equity financing transactions involve the issuance of common stock and at times, if the cash investment by each investor exceeds $250,000, include equity warrants.

Equity warrants are instruments that bestow upon the holder of the instrument the right to buy a particular stock at a predetermined price within a stipulated time frame. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 480, the Company classified the warrants as equity instruments and carries the warrants at the grant date fair market value.

Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable into additional common shares at an agreed-upon price, as defined in the Stock and Warrant Purchase Agreement (“the agreement”) prior to the expiration of the warrants as stipulated by the terms of the transaction in the agreement. The fair value of the stock purchase warrants issued is determined by using the Black-Scholes-Merton (“Black-Scholes”) model. The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of warrants, including the warrants’ expected terms and the price volatility of the underlying stocks. The Company calculates the fair value of warrants granted by using the Black-Scholes pricing model with the following assumptions:

Expected Volatility: The Company estimated volatility for warrants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the warrant for a term that is approximately equal to the warrants’ expected terms.

Expected Term: The expected term of the Company’s warrants represents the period that the warrants are expected to be outstanding (typically, to expiration). The Company used the time remaining to the expiration of the warrants (contractual expiration) to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate: The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is equal to the warrants’ expected terms at the grant date.

Dividend Yield: The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

F-10

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity Financing (continued)

The warrants have not been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or qualified under any state or foreign securities laws and may not be offered for sale, sold, pledged, hypothecated, or otherwise transferred or assigned unless (i) a registration statement covering such shares is effective under the act and is qualified under applicable state and foreign law or (ii) the transaction is exempt from the registration and prospectus delivery requirements under the act and the qualification requirements under applicable state and foreign law and, if the corporation requests, an opinion satisfactory to the corporation to such effect has been rendered by counsel. The Company registered with the Security and Exchange Commission (SEC) on July 16, 2021, however, is not yet traded on the public market.

Loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had 910,189 and 652,857 warrants outstanding as of December 31, 2024 and 2023, respectively. The weighted average exercise price for these warrants is $2.52 and $2.38 per share, respectively. These warrants are excluded from the weighted average number of shares because they are considered anti-dilutive. The warrants (on a post-reverse split basis), if exercised, will convert on a 4 to 1 per share basis.

The Company had 614,704 and 569,331 options outstanding (on a post-reverse split basis) as of December 31, 2024 and 2023, respectively, with grant date fair values of $10.30 to $11.94 per share (as adjusted for the 1-for-4 reverse split). The weighted average exercise price for these options is $0.80 per share. These options are excluded from the weighted average number of shares because they are considered anti-dilutive. Refer to Note 17 for additional information on the stock split.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - Expenses of Offering. For the years ended December 31, 2024 and 2023, there were $229,994 and $126,512 of offering costs, respectively. Accumulated offering costs were $577,634 and $347,640 as of December 31, 2024 and 2023, respectively. These offering costs consisted of professional, regulatory, and other costs; all of which were charged to additional paid-in capital for all funding campaigns (crowdfunding, seed series, StartEngine, PicMii, etc.) held by the Company.

F-11

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Offering Costs (Continued)

Deferred offering costs related to the proposed public offerings, see Note 7, totaled $427,898 and $0 as of December 31, 2024 and 2023, respectively.

General and Administrative Expenses

General and administrative expenses include general compensation (including stock compensation), compensation for executive management, employee benefits, finance administration, and human resources, facility costs (including rent and common area maintenance charges), professional service fees, and other general overhead costs to support the Company’s operations.

Research and Development

Research and development (R&D) costs, that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include fees paid to outside suppliers for the Company’s proprietary technology. For the years ended December 31, 2024 and 2023, the Company had R&D costs totaling $395,386 and $214,493, respectively.

Marketing Expenses

The Company uses various marketing methods to create brand awareness to promote and alert the public about future product and service offerings to generate future capital or revenue when a viable product is created. The Company’s policy is to charge marketing costs to expenses in the period they are incurred. Marketing expenses were $189,076 and $207,234 for the years ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation, as applicable. For stock-based compensation with performance conditions, the Company records compensation expenses when the performance condition is met. The Company uses the Black-Scholes model to estimate the fair value of stock options and forfeitures are accounted for when incurred.

The average price of one (1) share of the Company’s common stock (as adjusted for the 1-for-4 reverse split), which was determined to be $12.00 and $11.08 as of December 31, 2024 and 2023, respectively.

F-12

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (continued)

The prior company transaction method utilizes actual transactions in the Company’s non-controlling, non-marketable private company equity interests. Therefore, the result is reflective of a non-controlling, non-marketable private company value and no discount for lack of control or marketability was considered necessary in the application of this methodology. As part of this methodology, there are a number of limiting assumptions, however, management believes it appropriately represents the fair market value indication for one (1) share of the Company’s common stock. Since the Company’s stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of the life cycle, size, market capitalization, and financial leverage of the other companies.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2024 and 2023, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 17). The Company evaluates uncertain income tax positions in order to determine if it is more likely than not that they would be sustained upon examination. As the Company was incorporated in 2020, the Company’s Federal income tax returns for all years of operation are subject to examination by the Internal Revenue Service.

Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows established frameworks for measuring fair value and expands disclosures about fair value measurements (Note 4).

F-13

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Guidance

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through earnings. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in FASB ASC 326 were subscription receivable. The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires incremental disclosures about reportable segments but does not change the definition of a segment or the guidance for determining reportable segments. The requirements are effective for annual reporting periods beginning on January 1, 2024, and are required to be applied retrospectively. The Company has adopted the additional disclosure requirements under ASU 2023-07. The additional requirements did not have a material impact on the financial statements.

3. SEGMENT REPORTING

The Company’s principal business is described in Note 1.  The Company has determined that it operates in a single operating and reportable segment. The Company’s Chief Financial Officer is designated as the chief operating decision maker (“CODM”). The CODM manages operations and reviews the financial information as a single operating segment at the entity level for the purposes of allocating resources and evaluating its financial performance.

4. GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of December 31, 2024, the Company has an accumulated deficit of $15,920,555 and a net loss for the current year of $4,537,901. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company is subject to a number of risk similar to those of other companies of similar size in its industry, including,

F-14

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

4.	GOING CONCERN (Continued)

but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

5. FAIR VALUE MEASUREMENTS

The Company reports all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access at the measurement date.

Level 2: Inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

a.	Quoted prices for similar assets or liabilities in active markets,
b.	Quoted prices for identical or similar assets or liabilities in inactive markets,
c.	Inputs other than quoted prices that are observable for the asset or liability, and Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-15

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

5.	FAIR VALUE MEASUREMENTS (Continued)

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The financial statements as of and for the 12 months ended December 31, 2024 and 2023, do not include any nonrecurring fair value measurements relating to assets or liabilities.

The Company measures the warrants using Level 3 unobservable inputs within the Black-Scholes pricing model, as described in Note 2. The Company used various key assumptions, such as the fair value of the common stock, volatility, the risk-free interest rate, and expected term (remaining contractual term of the warrants).

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2024	2023

Vehicle	$58,443	$58,443
Equipment	50,000	50,000
Construction in progress	38,155	-

Total property and equipment	146,598	108,443
Less: accumulated depreciation	(51,173)	(22,870)

TOTAL PROPERTY AND EQUIPMENT, NET	$95,425	$85,573

For the years ended December 31, 2024 and 2023, total depreciation expense was $28,303 and $13,106, respectively. In December 2023, the Company acquired fixed assets as part of an asset purchase agreement. See details in Note 15.

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	2024	2023
Deferred offering costs	$427,898	$-

Prepaid payroll wages	$38,271	$-
Prepaid insurance	10,017	1,714
Prepaid software and other	7,579	7,429

TOTAL PREPAID EXPENSES	$483,765	$9,143

F-16

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

7.	PREPAID EXPENSES AND OTHER CURRENT ASSETS (Continued)

Pursuant to ASC 340-10-S99-1, costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed. The Company filed its S-1 Registration Statement on December 23, 2024 and an amended S-1/A on January 27, 2025. The Company is working to resolve all remaining inquiries before the registration can become effective.

8. PATENTS, NET

Patents consist of the following:

	2024	2023

Patents	$274,700	$198,200
Total patents	274,700	198,200
Less: accumulated amortization	(1,099)	(287)

TOTAL PATENTS	$273,601	$197,913

As of December 31, 2024, five (5) of the Company’s fifty-nine (59) patents were approved and began being amortized over twenty years. As of December 31, 2023, three (3) patents were approved by the countries in which the patent applications were filed. During the year ended December 31, 2024 the Company filed for thirteen (13) patents for a total filing fee of $76,500. Amortization expense was $812 and $287 for the years ended December 31, 2024 and 2023, respectively.

9. NOTE PAYABLE

Note payable consists of the following:

	2024	2023
Vehicle note payable entered into during 2022 for $40,248 with monthly installment payments of $799, including interest at 6.99% per annum. The loan is collateralized by the respective vehicle and is due in February 2027.	$19,082	$27,036

Total long-term debt	19,082	27,036

Less current portion	(8,524)	(7,950)

LONG-TERM PORTION	$10,558	$19,086

F-17

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

9.	NOTE PAYABLE (Continued)

The balance of the above debt matures as follows:

Year Ended December 31,	Amount
2025	$8,524
2026	9,140
2027	1,418

TOTAL LONG-TERM DEBT	$19,082

Interest expense related to this note payable for the years ended December 31, 2024 and 2023, was $1,635 and $2,937, respectively.

10. COMMITMENTS AND CONTINGENCIES

On January 29, 2024, the Company was included in the SEC Form F-4 filed by Brüush Oral Care, Inc. to register the intent of the parties to merge into a new public company, per the signed Merger Agreement of December 15th. Bruush failed to remedy several deficiencies cited by Nasdaq in a timely manner, and was officially de-listed from the Nasdaq exchange on or about June 28, 2024.

As a direct consequence of the delisting of Bruush shares, the merger was terminated. The terms of the merger included a termination fee of $250,000 in the event either party caused the termination. The Company assessed the collection of the termination fee as not probable, thus a receivable has not been recorded.

Lease Obligation

Effective April 1, 2024, the Company expanded its leased office space. The new term is nine months, and thereafter a month-to-month lease which can be canceled with a 90-day written notice and agreement to suitable terms by both parties. Under this lease, base rent is $3,600 per month. The Company is required to pay insurance, listing the property owner as an additional insured, and normal maintenance costs for certain of this leased property.

Under FASB ASU No. 2016-02, Topic 842, Leases, allows companies to elect certain policies for short-term leases. To qualify as a short-term lease, a lease must have an initial term of 12 months or less and not include renewal options or a purchase option that the lessee is reasonably certain to exercise.

The lease arrangement is a month-to-month arrangement that can be canceled with a 30-day written notice and agreement of suitable terms and does not include a purchase option. Due to the insignificant nature of the lease transaction, the Company has not recorded the potential right-of-use asset and the related lease liability and has recorded lease expenses on a straight-line basis.

F-18

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters.

The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim. On February 7, 2024, the Company entered into a settlement agreement to resolve a long-standing dispute. The settlement relates to a case brought against the Company’s CEO in 2020, prior to the formation of the Company, by a contractor hired to perform certain services for the Company. As a result of the agreement, on February 8, 2024 a payment of $18,500 was made in exchange for full settlement and mutual release of all claims in the matter. The payment is included in other expense on the statement of operations.

11. RELATED-PARTY TRANSACTIONS

On May 26, 2020, the Company entered into a 3-year agreement with a stockholder of the Company for the use of patents. Beginning June 1, 2020, the Company began paying the stockholder a monthly license fee of $10,000. Once revenue from sales, rentals, and leases begins, the Company is required to pay $25.00 per unit sold. If the Company does not sell 400 units per month (or $10,000), the original fixed $10,000 is paid. Accordingly, the Company recorded licensing fee costs in the amount of $120,000 for the years ended December 31, 2024 and 2023.

On December 10, 2024, the Company amended the agreement to extend the term from seven years to perpetuity for the full term and life of the patents. The Company rents a warehouse from an officer and shareholder for $2,250 a month on a month-to-month basis.

12. STOCKHOLDERS’ EQUITY

Common Stock

As of April 30, 2020 (date of incorporation), the Company had 100,000,000 shares of common stock, with a par value of $0.0001, authorized and available to issue for purposes of satisfying any future transactions. No other class of stock has been authorized or is available for issuance.

F-19

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

12.	STOCKHOLDERS’ EQUITY (Continued)

Common Stock (Continued)

Effective September 15, 2021, the Company authorized a 2-for-1 stock split, with 200,000,000 shares authorized and available, with a par value of $0.00005, to issue for purposes of satisfying any future transactions.

Effective November 25, 2024, the Company authorized a 1-for-4 reverse stock split, with 200,000,000 shares authorized and available to issue for purposes of satisfying any future transactions. The par value is now $0.0002.

For the year ended December 31, 2024, the Company issued 276,262 shares of common stock as follows (on a post-reverse split basis):

a)	68,743 shares, of which 41,119 shares are inclusive of warrants issued and deemed as equity, as described in Note 12, in January, April, July, August, September, October, November and December 2024 with accredited investors in exchange for cash of $825,000 at an average of $12.00 per share (as adjusted for the 1-for-4 reverse split).
b)	174,680 shares issued through a crowdfunding campaign with other investors in March, June, July, August, September, October and November 2024 in exchange for net cash of $1,818,626, at an average of $10.41 per share (as adjusted for the 1-for-4 reverse split).
c)	32,839 shares issued with employees or consultants via stock awards, recognized as compensation expense, valued at an average of $12.50 per share (as adjusted for the 1-for-4 reverse split), for a total of $410,632, based on the price per stock issued to investors for cash during the year ended December 31, 2024.

For the year ended December 31, 2023, the Company issued and cancelled 365,113 and 1,125,000 shares of common stock, respectively, as follows (on a post-reverse split basis):

a)	13,334 restricted shares, subject to a time-based vesting schedule which began July 1, 2021, with shares vesting quarterly (3,333 per quarter), recognized as compensation expense, valued at $0.84 per share (as adjusted for the 1-for-4 reverse split) based on the prevailing fair market value report at the grant date.
b)	76,360 shares issued with employees or consultants via stock awards, subject to a performance threshold and time-based vesting schedule, recognized as compensation expense, valued at $11.08 per share (as adjusted for the 1-for-4 reverse split) based on the average price per stock issued to investors for cash in 2023.

c)	8,750 restricted shares in January 2023, subject to a milestone-based vesting schedule, with shares vesting ratably over seven milestones, recognized as compensation expense. The shares were valued at $11.08 per share (as adjusted for the 1-for-4 reverse split) based on the average price per stock issued to investors for cash in 2023.

F-20

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

12.	STOCKHOLDERS’ EQUITY (Continued)

Common Stock (Continued)

d)	34,800 shares during 2023 (January, May, July, August, and October) with accredited investors in exchange for $389,753 at $11.20 per share (as adjusted for the 1-for-4 reverse split).
e)	5,715 shares in June 2023 with an accredited investor in exchange for cash of $40,002 at $7.00 per share (as adjusted for the 1-for-4 reverse split).
f)	87,495 shares through a crowdfunding campaign with other investors in 2023 in exchange for net cash and services in kind of $881,969 and $34,679, respectively, at an average of $10.52 per share (as adjusted for the 1-for-4 reverse split).
g)	44,086 shares issued through a crowdfunding campaign with other investors in November 2023 in exchange for net cash of $520,708, at an average of $11.80 per share (as adjusted for the 1-for-4 reverse split).
h)	94,573 shares issued as consideration for an asset purchase agreement with AirBox executed on December 5, 2023, based on the average price per stock of $11.08 (as adjusted for the 1-for-4 reverse split) issued to investors for cash in 2023, for a total consideration of $1,047,863.
i)	Cancelled 1,125,000 shares issued to a founding member on April 30, 2020, which were issued at $0.00096 per share (as adjusted for the 1-for-4 reverse split).

Treasury Stock

The Company recognizes treasury stock based on the amount paid to repurchase its shares and is recorded as a reduction of stockholders’ equity on the balance sheets. As treasury stock is not considered outstanding for share count purposes, it is excluded from average common shares outstanding for basic and diluted earnings per share. As of December 31, 2024 and 2023, the Company had 2,500,000 shares (on a post-reverse split basis) in treasury with a cost of $500.

Stock-Based Compensation - Employees and Non-Employees

Substantially all stock-based compensation, on the date of grant, is fully vested. In certain instances, there may be performance or service requirements in order to vest. As of December 31, 2024, all stock issued as stock-based compensation were fully vested, except for the individuals discussed below. As there are no other classes of stock, all awards are in exchange for common stock.

In October 2023, an officer of the Company was issued 192,136 non-qualified stock option units (on a post-reverse split basis), with 60,043 units (on a post-reverse split basis) vesting immediately, and 12,008 units (on a post-reverse split basis) vesting quarterly commencing from December 1, 2023, with the remaining units vesting on June 1, 2026. The fair market value of these stock option units on the grant date, which was determined by using the Black-Scholes model, was $10.784 (as adjusted for the 1-for-4 reverse split). As of

F-21

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

12.	STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation - Employees and Non-Employees (Continued)

December 31, 2024, total unvested units are 72,051 units (on a post-reverse split basis) with related unrecognized compensation expense of $776,998.

The same officer was also issued an additional 192,136 incentive stock option units (on a post-reverse split basis), subject to both time and performance vesting criteria. The fair market value of these stock option units on the grant date, which was determined by using the Black-Scholes model, was $10.784 (as adjusted for the 1-for-4 reverse split). As of December 31, 2024, none of these units have vested, therefore the total unvested units and the related unrecognized compensation expense was 192,136 (on a post-reverse split basis) and $2,071,995, respectively.

At December 31, 2024, twelve other employees were issued 230,432 stock option units (on a post-reverse split basis), subject to a time-based or time and performance-based vesting schedule. The fair market value of these stock option units on the grant date, which was determined by using the Black-Scholes model, range from $10.304 to $11.936 (as adjusted for the 1-for-4 reverse split). As of December 31, 2024, total unvested units are 188,688 units (on a post-reverse split basis) with related unrecognized compensation expense of $2,081,686.

For the year ended December 31, 2024, total compensation expense related to stock options was $978,234. As of December 31, 2024, total unvested units are 452,875 (on a post-reverse split basis) with related unrecognized compensation expense of $4,930,679.

13. WARRANTS

Warrants are issued in connection with the issuance of common stock and included in the statement of changes in stockholders’ equity as a component of additional paid-in capital, net of offering costs. During the year ended December 31, 2024, the Company issued warrants with a fair value of $405,580 in combination with common stock as described in Note 11. The warrants will become exercisable on the fourth anniversary of the date of the individual agreement. The fair market value, on the date of grant, for each of the warrants issued below, was determined based on the methodologies described in Notes 2 and 4. The warrants (on a post-reverse split basis) convert on a 4 to 1 per share basis.

F-22

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

13.	WARRANTS (Continued)

	Number of Warrants Outstanding	Weighted Average Exercise Price	Number of Warrants Exercisable

BALANCE, JANUARY 1, 2023	652,857	$2.38	652,857
Issued	-	-	-

BALANCE, DECEMBER 31, 2023	652,857	$2.38	652,857

BALANCE, JANUARY 1, 2024	652,857	$2.38	652,857
Issued	257,332	$2.87	257,332

BALANCE, DECEMBER 31, 2024	910,189	$2.52	910,189

The following table reflects the warrants outstanding as at December 31, 2024:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	0.19 years	250,000	$240,250
May 11, 2025	Warrant	2.38	0.36 years	260,000	253,240
June 8, 2026	Warrant	2.38	1.44 years	142,857	184,857
April 29, 2028	Warrant	2.81	1.33 years	175,095	251,962
September 9, 2028	Warrant	3.02	3.69 years	82,237	153,619

		$2.52	0.97 years	910,189	$1,083,928

The following table reflects the warrants outstanding at December 31, 2023:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	1.19 years	250,000	$240,250
May 11, 2025	Warrant	2.38	1.36 years	260,000	253,240
June 8, 2026	Warrant	2.38	2.44 years	142,857	184,857

		$2.38	4.99 years	652,857	$678,347

F-23

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

13.	WARRANTS (Continued)

The following table sets forth the assumptions used to estimate the fair values of the warrants for the year ended December 31:

	2024	2023
Expected term	1.5 – 3.7 years	1.2 – 2.4 years
Expected volatility	95%	150%
Risk-free interest rate	3.6% – 4.5%	4.2% – 4.4%
Expected dividend yield	0.0%	0.0%
Fair value on the date of grant	$1.44 – $1.87	$0.96 – $1.29

14. EQUITY INCENTIVE PLAN

The Company created the 2023 Equity Incentive Plan (the Plan) on April 27, 2023, under which shares of common stock became available for issuance not to exceed 1,500,000 (on a post-reverse split basis). The Stock Plan is designed to attract, retain, and motivate key employees. Currently, the fair value is recognized as an expense over the vesting period of the award. Option awards are generally granted with an exercise price equal to the fair market value, as adjusted for the 1-for-4 reverse split, of the Company’s stock at the date of grant, vest over a five-year period, and expire after ten years. There are certain situations that may accelerate the vesting or termination of all outstanding options, such as a change in control. As of December 31, 2024, 885,296 shares (on a post-reverse split basis) were available for grant. The compensation expenses related to incentive units is included in general and administrative expenses with a corresponding increased to additional paid-in-capital.

The assumptions used to calculate the fair value of options (on a post-reverse split basis) granted during the year ended December 31, 2024 are as follows:

Weighted-average volatility	95.00%
Risk-free rate	3.81%
Dividend yield	0.00%
Expected term years	10

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding (on a post-reverse split basis) as of December 31, 2024:

	Share Options	Weighted Average Exercise Price
OUTSTANDING – DECEMBER 31, 2023	569,331	$0.80
Granted	45,565	0.76
Cancelled	(192)	0.76

OUTSTANDING – DECEMBER 31, 2024	614,704	$0.80

F-24

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

14.	EQUITY INCENTIVE PLAN (Continued)

The following is a summary of share options (on a post-reverse split basis) vested and exercisable at December 31, 2024:

Share Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life-Years	Aggregate Intrinsic Value

169,829	$0.80	8.9	$2,056,845

The following is a summary of the changes in nonvested share options (on a post-reverse split basis) as of December 31, 2024:

	Share Options	Weighted Average Grant Date Fair Value
NONVESTED SHARE OPTIONS - DECEMBER 31, 2023	494,105	$10.80
Granted	45,565	11.80
Vested	(86,665)	10.89
Cancelled	(130)	10.30
NONVESTED SHARE OPTIONS - DECEMBER 31, 2024	452,875	$10.89

There were 45,565 options (on a post-reverse split basis) granted during the year ended December 31, 2024 and each option had an average grant date fair value of $11.80 per share (as adjusted for the 1-for-4 reverse split). As of December 31, 2024, there was $4,930,679 unrecognized compensation expense related to nonvested stock options to be recognized over the remaining vesting period. Total compensation expense related to stock options during the year ended December 31, 2024 was $978,234. No options were exercised during the year ended December 31, 2024.

15. RESEARCH AND DEVELOPMENT CREDITS

Under the Internal Revenue Service (IRS) Form 6765, the Company is eligible to claim a credit related to research and development expenses. The research credit is generally allowed for expenses paid or incurred for qualified research. Qualified research means research for which expenses may be treated as section 174 expenses. This research must be undertaken for discovering information that is technological in nature, and its application must be intended for use in developing a new or improved business component of the taxpayer. The payroll tax credit election is an annual election made by a qualified small business specifying the amount of research credit, not to exceed $250,000, that may be used against the employer portion of social security liability. The credit is the smallest of

F-25

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

15.	RESEARCH AND DEVELOPMENT CREDITS (Continued)

the current year’s research credit, an elected amount not to exceed $250,000, or the general business credit carryforward for the tax year. As of December 31, 2024, the Company continues to earn tax credits under this program to be used against future employment tax obligations.

16. ASSET ACQUISITION

On December 5, 2023, the Company acquired certain assets of AirBox Technologies (“AirBox”), in an all-stock transaction. In addition to certain tangible assets, the acquisition includes AirBox’s patent portfolio, which Arrive believes will broaden the capabilities of its high-tech mailbox system designed for autonomous and conventional package delivery.

In addition to acquiring the above mentioned assets, AirBox’s CEO Brandon Pargoe joined the Arrive AI team as Vice President of Product Operations. In consideration for the asset purchase, the Company issued 94,573 shares (on a post-reverse split basis) at a price of $11.08 per share (as adjusted for the 1-for-4 reverse split), which was determined based on the average price per stock (as adjusted for the 1-for-4 reverse split) of $11.08 issued to investors for cash in 2023. The assets acquired for which the related purchase price was allocated were as follows:

Assets Acquired	Amount
Drone Hexacopter	$50,000
Patents	997,863
Total Purchase Price	$1,047,863

A drone Hexacopter was presented as part of the property and equipment. The patents were subsequently determined to be fully impaired at December 31, 2023. See detailed discussion in Note 2.

17. RECLASSIFICATIONS

The Company executed a 1-for-4 reverse stock split on November 25, 2024. This reverse split is considered a recognized subsequent event; accordingly, certain amounts in prior periods have been reclassified to reflect the impact of the reverse split.

The Company’s number of warrants remain the same as previously reported and as a result of the reverse split, if exercised, will convert on a 4 to 1 per share basis.

As a result of the 1-for-4 reverse stock split, the number of option awards under its equity incentive plan have been adjusted on a 4 to 1 per option basis. Accordingly, the exercise price is increased to 4 times the original stated price.

F-26

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

17.	RECLASSIFICATIONS (Continued)

The table below presents the effect of the reverse split on prior year financial statement amounts and disclosures.

December 31, 2023

Financial Statement Element	Pre-Reverse Split	Post-Reverse Split

Par value of common stock, per share	$0.00005	$0.0002
Shares authorized	200,000,000	200,000,000
Shares issued and outstanding	115,378,570	28,844,643
Treasury stock	10,000,000	2,500,000

18. INCOME TAXES

The net deferred tax amounts in the accompanying balance sheets include the following components:

	2024	2023
FEDERAL
Deferred tax assets	$3,284,218	$2,213,108
Deferred tax assets valuation allowance	(3,284,218)	(2,213,108)

NET DEFERRED FEDERAL TAX ASSETS, NET OF ALLOWANCE	$-	$-
STATE
Deferred tax assets	$666,140	$504,101
Deferred tax assets valuation allowance	(666,140)	(504,101)

NET DEFERRED STATE TAX ASSETS, NET OF ALLOWANCE	$-	$-

The income tax benefit consists of the following for the years ended December 31:

	2024	2023

Federal	$1,071,110	$1,380,691
State	162,039	315,933
Valuation allowance	(1,233,149)	(1,696,624)

INCOME TAX BENEFIT	$-	$-

F-27

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

18.	INCOME TAXES (Continued)

The change in the valuation allowance of the following at December 31:

	2024	2023

Beginning balance, January 1	$2,717,209	$1,020,585
Change in valuation allowance	1,233,149	1,696,624

VALUATION ALLOWANCE	$3,950,358	$2,717,209

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to the future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance on deferred tax assets has increased by $1,233,149 during the year ended December 31, 2024.

A reconciliation of the statutory tax rate to the Company’s effective tax rates as of December 31, 2024 and 2023 is as follows:

	2024	2023

Statutory federal income tax rate	21.0%	21.0%
State taxes	3.9%	5.0%
Change in valuation allowance	(24.9%)	(26.0%)

INCOME TAX BENEFIT	0.0%	0.0%

Economic Development for a Growing Economy (EDGE) Tax Credit

The EDGE Tax Credit (the Credit) provides an incentive to businesses to support job creation, capital investment and to improve the standard of living for Indiana residents. The refundable corporate income tax credit is calculated as a percentage (not to exceed 100%) of the expected increased tax withholdings generated from new job creation. The credit certification is phased in annually for up to ten years based on the employment ramp-up outlined by the business.

F-28

ARRIVE AI INC.

(FORMERLY ARRIVE TECHNOLOGY INC.)

NOTES TO FINANCIAL STATEMENTS (Continued)

18.	INCOME TAXES (Continued)

Economic Development for a Growing Economy (EDGE) Tax Credit (Continued)

As identified in Note 1, the Company is not expected to have taxable income within the next operating year from the date these financial statements are issued, therefore, the Credit is classified as a long-term asset to be used against future Indiana taxable income. For the years ended December 31, 2024 and 2023, the Company was eligible for the Credit in the amount of $17,103 and $17,073, respectively. For the years ended December 31, 2024 and 2023, the Company recorded a valuation allowance against the available Credit as State taxable income is not expected.

19. SUBSEQUENT EVENTS

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. These events and transactions either provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements (that is, recognized subsequent events), or provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date (that is, non-recognized subsequent events).

The Company continues to raise capital from external investors.  Since December 31, 2024, the Company has issued 17,225 shares (on a post-reverse split basis) for $223,925 on a crowdfunding platform, as well as 4,000 shares (on a post-reverse split basis) to two accredited investors for $52,000.  The Company has also awarded 610,221 shares (on a post-reverse split basis) to directors and consultants in exchange for services.

The Company has evaluated subsequent events through March 12, 2025, which was the date that these financial statements were available for issuance.

F-29

CONDENSED FINANCIAL STATEMENTS

ARRIVE AI INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024

ASSETS

CURRENT ASSETS
Cash	$816,715	$129,318
Accounts receivable	4,900	-
Prepaid expenses	164,777	55,867
Deferred offering costs	6,312,586	427,898
Investments at fair value	1,918,995	-
Other current assets	721	4,179

Total current assets	9,218,694	617,262

LONG-TERM ASSETS
Property and equipment, net	152,915	95,425
Right of use assets - operating leases	73,041	-
Patents, net	272,914	273,601
Security deposit	1,500	1,500

Long-term assets	500,370	370,526

TOTAL ASSETS	$9,719,064	$987,788

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$707,100	$1,868,689
Accrued liabilities	205,398	79,556
Credit card payable	8,574	3,636
Current portion of operating lease liability	38,041	-
Convertible note payable, net of discount of $282,667 and issuance costs of $240,000	4,002,333	-
Current portion of note payable	8,982	8,524

Total current liabilities	4,970,428	1,960,405

NONCURRENT LIABILITIES
Noncurrent portion of operating lease liability	35,000	-
Note payables, net of current portion	3,763	10,558

Total liabilities	5,009,191	1,970,963

Commitments and Contingencies (See Note 13)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0002 par value, 200,000,000 shares authorized, 34,233,087 issued and 34,213,387 outstanding as at September 30, 2025, and 29,120,905 issued and outstanding at December 31, 2024	6,845	5,822
Treasury stock, at cost, 19,700 and -0- shares as of September 30, 2025, and December 31, 2024	(74,743)	-
Additional paid-in capital	29,602,998	14,984,561
Subscription receivable	-	(53,003)
Accumulated deficit	(24,825,227)	(15,920,555)

Total stockholders’ equity (deficit)	4,709,873	(983,175)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$9,719,064	$987,788

See accompanying condensed notes to unaudited financial statements.

F-30

ARRIVE AI INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

REVENUE	$7,450	$-	$98,175	$-

OPERATING EXPENSES
General and administrative	1,370,347	791,639	7,551,884	2,395,881
Research and development	179,854	7,940	564,585	548,879
Sales and marketing	107,530	28,414	164,793	281,160

Total operating expenses	1,657,731	827,993	8,281,262	3,225,920

OTHER INCOME (EXPENSES)
Other income	23,388	5,434	83,454	29,523
Interest expense and bank charges	(580,021)	(1,192)	(775,410)	(3,209)
Realized gain on investments	46,491	-	46,491	-
Unrealized loss on investments	(76,120)	-	(76,120)	-

Total other income (expenses)	(586,262)	4,242	(721,585)	26,314

NET LOSS BEFORE TAXES	(2,236,543)	(823,751)	(8,904,672)	(3,199,606)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(2,236,543)	$(823,751)	$(8,904,672)	$(3,199,606)

NET LOSS PER SHARE:
Basic and diluted	$(0.07)	$(0.03)	$(0.28)	$(0.11)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	33,241,510	29,000,241	31,515,121	28,935,738

See accompanying condensed notes to unaudited financial statements.

F-31

ARRIVE AI INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Nine Months Ended September 30, 2025 and 2024 (Unaudited)

	Number of Common Shares	Common Stock ($)	Number of Treasury Shares	Treasury Stock ($)	Additional Paid-In Capital,	Subscription Receivable ($)	Accumulated Deficit ($)	Total Stockholders’ Equity (Deficit) ($)

BALANCE, JANUARY 1, 2025	29,120,905	$5,822	-	$-	$14,984,561	$(53,003)	$(15,920,555)	$(983,175)

Issuance of common stock, net	33,846	6	-	-	380,527	40,219	-	420,752

Issuance of common stock upon exercise of warrants, net	62,500	13	-	-	296,863	-	-	296,876

Issuance of common stock for deferred offering costs	532,913	107	-	-	6,927,762	-	-	6,927,869

Stock-based compensation	84,874	17	-	-	1,348,228	-	-	1,348,245

Net loss	-	-	-	-	-	-	(1,978,165)	(1,978,165)

BALANCE, MARCH 31, 2025	29,835,038	$5,965	-	$-	$23,937,941	$(12,784)	$(17,898,720)	$6,032,402

Issuance of common stock, net	2,941,039	589	-	-	15,402	7,617	-	23,608

Issuance of common stock upon exercise of warrants, net	58,320	12	-	-	277,008	-	-	277,020

Issuance of common stock for options exercise	690	-	-	-	8,970	-	-	8,970

Issuance of common stock for settlement of debt	92,673	19	-	-	1,204,718	-	-	1,204,737

Reclassification of deferred offering costs	-	-	-	-	(871,882)	-	-	(871,882)

Stock-based compensation	95,625	19	-	-	1,487,989	-	-	1,488,008

Net loss	-	-	-	-	-	-	(4,689,964)	(4,689,964)

BALANCE, JUNE 30, 2025	33,023,385	$6,604	-	$-	$26,060,146	$(5,167)	$(22,588,684)	$3,472,899

Issuance of common stock, net	-	-	-	-	(1,471)	5,167	-	3,696

Issuance of common stock for options exercise	83	-	-	-	299	-	-	299

Issuance of common stock for the conversion of convertible notes	1,207,355	241	-	-	4,124,759	-	-	4,125,000

Repurchase of common stock	-	-	19,700	(74,743)	-	-	-	(74,743)

Reclassification of deferred offering costs	-	-	-	-	(869,868)	-	-	(869,868)

Stock-based compensation	2,264	-	-	-	289,133	-	-	289,133

Net loss	-	-	-	-	-	-	(2,236,543)	(2,236,543)

BALANCE, SEPTEMBER 30, 2025	34,233,087	6,845	19,700	(74,743)	29,602,998	-	(24,825,227)	4,709,873

BALANCE, JANUARY 1, 2024	28,844,643	$5,769			$10,924,624	$(25,505)	$(11,382,654)	$(477,766)

Issuance of common stock, net	75,343	15	-	-	824,603	(50,260)	-	774,358

Stock-based compensation	-	-	-	-	246,612	-	-	246,612

Net loss	-	-	-	-	-	-	(916,753)	(916,753)

BALANCE, MARCH 31, 2024	28,919,986	$5,784		-	$11,995,839	$(75,765)	$(12,299,407)	$(373,549)

Issuance of common stock and warrants for cash, net	33,997	6	-	-	356,650	70,219	-	426,875

Stock-based compensation	11,787	2	-	-	359,001	-	-	359,003

Net loss	-	-	-	-	-	-	(1,459,102)	(1,459,102)

BALANCE, JUNE 30, 2024	28,965,770	$5,792			$12,711,490	$(5,546)	$(13,758,509)	$(1,046,773)

Issuance of common stock and warrants	76,661	15	-	-	848,852	(18,418)	-	830,449

Stock-based compensation - stock awards	375	-	-	-	4,494	-	-	4,494

Stock-based compensation - stock options	-	-	-	-	270,011	-	-	270,011

Net loss	-	-	-	-	-	-	(823,751)	(823,751)

BALANCE, SEPTEMBER 30, 2024	29,042,806	$5,807			$13,834,847	$(23,964)	$(14,582,260)	$(765,570)

See accompanying condensed notes to unaudited financial statements.

F-32

ARRIVE AI INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2025 and 2024 (Unaudited)

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,904,672)	$(3,199,606)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	3,134,655	880,120
Depreciation and amortization	31,048	21,792
Amortization of discount on convertible debt	357,333	-
Amortization of issuance costs on convertible debt	240,000	-
Realized gain on investments	(46,491)	-
Unrealized depreciation on investments	76,120	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(4,900)	-
Prepaid expenses	(108,910)	(63,407)
Other current assets	3,458	-
Increase (decrease) in
Accounts payable	43,148	408,485
Accrued liabilities	125,842	21,889
Credit card payable	4,938	(28,720)

Net cash used in operating activities	(5,048,431)	(1,959,447)

CASH FLOWS FROM INVESTING ACTIVITIES
Construction in progress	(87,850)	-
Proceeds from sales of investments	3,018,635	-
Purchase of investments	(4,967,259)	-

Net cash used in investing activities	(2,036,474)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	448,056	2,031,682
Purchase of treasury stock	(74,743)	-
Proceeds from the exercise of warrants, net	573,896	-
Repayments of note payables	(6,337)	(5,914)
Proceeds from issuance of convertible debt	7,530,000	-
Deferred offering costs	(698,570)	(100,000)

Net cash provided by financing activities	7,772,302	1,925,768

NET INCREASE (DECREASE) IN CASH	687,397	(33,679)

CASH, BEGINNING OF PERIOD	129,318	325,472

CASH, END OF PERIOD	$816,715	$291,793

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$175,640	$1,277
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION
Common stock issued as payment of offering costs	$6,927,869	$-
Common stock issued as settlement of legal expenses	$1,204,737	$-
Conversion of notes payable to common stock	$4,125,000	$-
Deferred offering costs recognized as additional paid-in capital	$1,741,750	$-
Cashless exercise of stock options	$9,269	$-

See accompanying condensed notes to unaudited financial statements.

F-33

ARRIVE AI INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

For the nine months ended September 30, 2025

(Unaudited)

1.	NATURE OF OPERATIONS

Arrive AI Inc. (the Company) was incorporated on April 30, 2020, in the State of Delaware as Dronedek Corporation. On July 27, 2023, Dronedek Corporation changed its name to Arrive Technology Inc. On September 27, 2024, Arrive Technology Inc. changed its name to Arrive AI Inc. The Company is a developmental technology company with a focus on designing and implementing a commercially viable smart mailbox for drone, robotic and human package receiving and storage.

The Company is subject to a number of risk similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements (unaudited) have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and with the instructions to Form 10-Q of Regulation S-K. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and related notes thereto for the year ended December 31, 2024. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended December 31, 2024, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

F-34

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company maintains its cash balances at two financial institutions. The accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to a specified limit. The Company’s balances at the financial institutions periodically exceed federally insured limits. At September 30, 2025 and December 31, 2024, the Company’s uninsured cash balances totaled approximately $541,775 and $0, respectively.

Management believes that the Company is not exposed to any significant risk concerning its cash balances. To date, the Company has not recognized any losses caused by uninsured balances.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are customer obligations due under normal trade terms, which are typically due upon receipt of the invoice. Credit is extended based on evaluation of a customer’s financial condition and collateral is not required. Accounts receivable are stated at amounts due from customers net of an allowance for credit losses. The Company recognizes an allowance for expected credit losses at each balance sheet date. This estimate is derived from a review of the Company’s historical losses based on the aging of receivables. Receivables with similar risk characteristics are pooled for the estimation of expected credits losses. Management adjusts its historical estimate based on its assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. At each reporting date, the Company updates its estimate of expected credit losses to reflect any changes in credit risk since the receivable was initially recorded.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in earnings in the year of recovery, in accordance with the entity’s accounting policy election. The Company has not incurred material write-offs as a whole for the nine months ended September 30, 2025. Based upon the information available, no allowances for credit losses has been recorded as the Company believes the balance is fully collectable.

Property and Equipment

The property and equipment is recorded at cost. The Company’s policy is to depreciate the cost of the property and equipment using the straight-line method over the estimated useful life of the asset. The costs of maintenance and repairs are charged to expense when incurred (none noted in the current or prior year as it relates to vehicles). The useful life of the property and equipment for purposes of computing depreciation is:

Useful Life

Vehicles and Equipment	2-5 years

F-35

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets – Patents

The Company capitalizes external costs, such as filing fees, registration documentation, and attorney fees associated with the application and issuance of patents. The Company expenses costs associated with maintaining and defending patents subsequent to issuance in the period incurred. The Company amortizes capitalized patent costs for internally generated patents on a straight-line basis over 20 years or the period in which the goods associated with the patent will be revenue-generating, which represents the estimated useful lives of the patents. The estimated useful lives for internally generated patents are based on the assessment of the following factors: the integrated nature of the patent portfolios being licensed (including the ability of the patent to generate viable goods and revenues), the overall makeup of the patent portfolio over time, and the length of license agreements for such patents. The Company assesses the potential impairment of all capitalized patent costs when events or changes in circumstances indicate that the carrying amount of the Company’s patent portfolio may not be recoverable.

Impairment of Long-Lived Assets

Intangibles and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any long-lived asset may not be fully recoverable. In the event that facts and circumstances indicate that the carrying amount of any long-lived assets may be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the asset (or group of assets) would be compared to the assets’ (or group of assets’) carrying amount to determine if a write-down to fair value is required on the basis of the assets’ associated undiscounted cash flows.

The Company has three types of long-lived assets: property and equipment, including operational Arrive Point units, vehicles, office equipment, and aerial drones; construction-in-progress (CIP), and intangible patent assets including those acquired by the acquisition of Airbox Technology in 2023. The vehicles and drone hexacopter were evaluated for impairment, and no impairments were considered necessary as of September 30, 2025.

The Company acquired three “Gen 3” (or “AP3”) Arrive Point units in December 2024, and four in April 2025. These units are recorded as construction in progress until they are placed into service. Six units have been delivered to customer sites, four of which have been placed into revenue service and are being depreciated on a straight-lined basis over two years. One unit not yet entered into service was damaged beyond repair. An impairment loss of $10,541 was recognized as of September 30, 2025. No impairment loss on these units was recognized as of September 30, 2024.

F-36

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is derived from consulting and implementation services provided to clients and recurring subscription services for access to the Arrive Point network. Revenue is recognized over time as services are performed, based on the transfer of control to the customer. Contracts are typically short-term in nature and do not contain significant variable consideration or multiple performance obligations.

Disaggregated revenue as of the three and nine months ended September 30, 2025 is as follows:

	Three Months	Nine Months
	Ended September 30	Ended September 30
Revenue source

Consulting services	$-	$89,000
Installation services	2,175	3,675
Subscription fees	5,275	5,500

TOTAL REVENUE	$7,450	$98,175
Timing of Revenue Recognition

Services transferred over time	$5,275	$94,500
Services transferred at a point in time	2,175	3,675

TOTAL REVENUE	$7,450	$98,175

The Company did not generate revenue during the three and nine months ended September 30, 2024.

Various economic factors affect the recognition of revenue and cash flows including availability of skilled labor and prompt payment by customers. The Company did not generate revenue during the three or nine months ended September 30, 2024. As such, no comparative disaggregation is presented for that period.

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deposits (contract liabilities) on the balance sheet. The Company may request advances or deposits from customers before revenue is recognized, which results in contract liabilities. These contract liabilities are released as the performance obligations are satisfied.

F-37

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contract Balances (continued)

As of September 30, 2025, there were no such liabilities or contract assets included within the balance sheet. The beginning and ending contract balances were as follows:

	September 30, 2025	January 1, 2025

Accounts receivable	$4,900	$-

Significant Judgments and Estimates

There are no significant judgments involved in the recognition of revenue from the services provided by the Company.

Equity Financing

The Company engages in equity financing transactions to obtain the funds necessary to continue operations and develop a commercially viable drone delivery system. These equity financing transactions involve the issuance of common stock and may include equity warrants.

Equity warrants are instruments that bestow upon the holder of the instrument the right to buy a particular stock at a predetermined price within a stipulated time frame. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 480, the Company classified the warrants as equity instruments.

Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable into additional common shares at an agreed-upon price, as defined in the Stock and Warrant Purchase Agreement (“the agreement”) prior to the expiration of the warrants as stipulated by the terms of the transaction in the agreement.

The shares eligible for issuance under the outstanding warrants were registered under the Securities Act of 1933 on July 28, 2025.

Treasury Stock

In September 2025, the Board of Directors authorized the Company to repurchase shares of common stock. The Company repurchased 19,700 shares for $74,743 during the nine months ended September 30, 2025. The stock is held in Treasury and recorded using the cost method.

F-38

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per share

The Company follows FASB ASC 260, “Earnings per Share,” resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for the three and nine months ended September 30, 2025 and 2024, common stock equivalents, including stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and dilutive loss per share were the same. See footnotes 16 and 17 for the details on these instruments.

Comprehensive Loss

The Company follows FASB ASC 220.10, “Reporting Comprehensive Income (Loss).” Comprehensive loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net loss. Since the Company has no items of other comprehensive loss, comprehensive loss is equal to net loss.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - Expenses of Offering. During the three and nine months ended September 30, 2025, the Company recognized $0 and $7,626,439, respectively, in deferred offering costs related to ongoing and anticipated capital raising activities. These costs primarily consisted of legal, advisory, and other professional service fees incurred in connection with financing efforts.

During the nine months ended September 30, 2025, the Company raised gross proceeds of $9,037,007, which included $8,650,000 under prepaid purchase agreements and $387,007 through a crowdfunding offering. Of the total deferred offering costs recognized, $869,868 and $1,741,750 were allocated and recognized as a reduction of proceeds raised under the prepaid purchase agreements for the three and nine months ended September 30, 2025, respectively, based on a pro-rata allocation of total expected funding (Note 9 and 12). In addition, $1,471 and $91,543 of offering costs were directly associated with the crowdfunding raise and were recognized as a reduction to the related proceeds for the three and nine months ended September 30, 2025, respectively.

The remaining deferred offering costs are included as current asset on the balance sheet and will be recognized as a reduction to additional paid-in capital upon completion of the related equity offerings.

Research and Development

Research and development (R&D) costs, that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include fees paid to outside consultants for the Company’s proprietary technology.

F-39

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development (Continued)

For the three and nine months ended September 30, 2025, and 2024, the Company had R&D costs totaling $179,854 and $564,585 and $7,940 and $548,879, respectively.

Marketing Expenses

The Company uses various marketing methods to create brand awareness to promote and alert the public about future product and service offerings to generate future capital or revenue when a viable product is created. The Company’s policy is to charge marketing costs to expenses in the period they are incurred.

Marketing expenses were $107,530 and $164,793 and $28,414 and $281,160 for the three and nine months ended September 30, 2025 and 2024, respectively.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation, as applicable. For stock-based compensation with performance conditions, the Company records compensation expenses when the performance condition is met. The Company uses the Black-Scholes model to estimate the fair value of stock options and forfeitures are accounted for when incurred.

The average fair value of one (1) share of the Company’s common stock was determined to be $13.00 for the period of January 1, 2025 to May 15, 2025 and $12.71 as of December 31, 2024. On May 15, 2025, the Company completed its initial public offering and its common stock began trading on the Nasdaq Stock Exchange. Subsequent to May 15, 2025, the price of the Company’s common stock was determined by the Nasdaq daily closing stock price.

Prior to May 15, 2025, the fair value of common stock is based on the prior Company’s transaction method. The prior company transaction method utilizes actual transactions in the Company’s non-controlling, non-marketable private company equity interests. Therefore, the result is reflective of a non-controlling, non-marketable private company value and no discount for lack of control or marketability was considered necessary in the application of this methodology. As part of this methodology, there are a number of limiting assumptions, however, management believes it appropriately represents the fair market value indication for one (1) share of the Company’s common stock. Since, prior to May 15, 2025, the Company’s stock was not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of the life cycle, size, market capitalization, and financial leverage of the other companies.

F-40

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

There is no income tax benefit for the losses for the three and nine months ended September 30, 2025 and 2024 since management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of January 1, 2025, the Company had no unrecognized tax benefits, or any tax related interest or penalties, and it does not expect significant changes in the amount of unrecognized tax benefits to occur within the next twelve months. There were no changes in the Company’s unrecognized tax benefits during the three and nine month period ended September 30, 2025. The Company did not recognize any interest or penalties during 2025 related to unrecognized tax benefits.

With few exceptions, the U.S. and state income tax returns filed for the tax years ending on December 31, 2021 and thereafter are subject to examination by the relevant taxing authorities. Net operating loss (NOL) carryforwards are subject to examination in the year they are utilized regardless of whether the tax year in which they are generated has been closed by the statute. The amount subject to disallowance is limited to the NOL utilized. Accordingly, the Company may be subject to examination for prior NOLs generated as such NOLs are utilized.

Fair Value of Financial Instruments

The carrying value of the Company’s short-term financial instruments such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values because of their short maturities. The estimated fair value of the Company’s debt approximates the carrying value due to the interest rates on the debt approximating current market interest rates.

Recently Adopted Accounting Standard

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires incremental disclosures about reportable segments but does not change the definition of a segment or the guidance for determining reportable segments. The requirements are effective for annual reporting periods beginning on January 1, 2024, and are required to be applied retrospectively. The Company has adopted the additional disclosure requirements under ASU 2023-07. The additional requirements did not have a material impact on the financial statements.

F-41

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standard Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, ASC Subtopic “Disaggregation of Income Statement Expenses (ASC 220-40): Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures”. The amendments require additional disclosure of the nature of expenses included in the income statement. The amendments in this update are effective for public business entities for fiscal years, beginning after December 15, 2026. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its financial statements.

3.	SEGMENT REPORTING

The Company’s principal business is described in Note 1. The Company has determined that it operates in a single operating and reportable segment. The Company’s Chief Financial Officer is designated as the chief operating decision maker (“CODM”). The CODM evaluates the business as a whole and does not receive discrete financial information for separate business units. The CODM is responsible for evaluating financial results and making resource allocation decisions.

Significant Segment Expenses

The Company considers the following as significant expenses in evaluating its segment performance:

●	Research and Development: Includes costs related to materials and supplies, prototype hardware development, and third-party consulting costs.

●	General and Administrative: Includes personnel costs, contractor expenses, and other overhead expenses.

●	Legal and Professional Fees: Includes the cost of legal services to expand and maintain the Company’s patent portfolio, fees associated with various business transactions, and compliance with regulatory requirements.

Entity-Wide Disclosures

●	Geographic Revenue Information: For both the three and nine months ended September 30, 2025, 100% of the Company’s net sales were generated in the United States.

●	Major Customers: The Company has one customer that accounted for 10% or more of total revenue.

The Company did not generate revenue during the three and nine months ended September 30, 2024.

F-42

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

4.	GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of September 30, 2025, the Company has an accumulated deficit of $24,825,227 and a net loss for the current period of $8,904,672. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company. These financial statements do not include any adjustments that might result from the Company’s inability to continue as a going concern

5.	FAIR VALUE MEASUREMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

F-43

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

5.	FAIR VALUE MEASUREMENTS (Continued)

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value as of September 30, 2025:

	Fair Value of September 30, 2025
	Level 1	Level 2	Level 3	Total
Money market funds	$-	$24,940	$-	$24,940
Common stock and Mutual funds	1,918,995	-	-	1,918,995
TOTAL INVESTMENTS AT FAIR VALUE	$1,918,995	$24,940	$-	$1,943,935

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2025	December 31, 2024

Vehicles	$94,751	$58,443
Equipment	115,784	50,000
Construction in progress	23,914	38,155

Total property and equipment	234,449	146,598
Less: accumulated depreciation	(81,534)	(51,173)

TOTAL PROPERTY AND EQUIPMENT, NET	$152,915	$95,425

For the three and nine months ended September 30, 2025 and 2024, total depreciation expense was $13,695 and $30,360 and $7,089 and $21,215, respectively.

7.	PREPAID EXPENSES

Prepaid expenses and other current assets consist of the following:

	September 30, 2025	December 31, 2024
Prepaid payroll wages	$38,271	$38,271
Prepaid insurance	74,929	10,017
Prepaid software and other	51,577	7,579

TOTAL PREPAID EXPENSES	$164,777	$55,867

F-44

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

8.	LEASES

The Company leases ground robots from a third-party, which are implemented in customer solutions. The robots are used on delivery routes to transport goods between Arrive Point units.

At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term, and (3) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease and non-lease component based on the component’s relative stand-alone price to determine the lease payments. Lease and non-lease components are accounted for separately.

Leases are classified as either finance leases or operating leases based on criteria in Topic 842. The Company has operating leases which are generally comprised of distinctly identified assets (ground robots) whereby the Company derives all economic benefits through customer contracts for use of the service through the term of the contract. The Company may elect to purchase the assets for a residual value at the end of the lease term.

At lease commencement, the Company records a lease liability equal to the present value of the remaining lease payments, discounted using the rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. A corresponding right-of-use asset (“ROU asset”) is recorded, measured based on the initial measurement of the lease liability. ROU assets also include any lease payments made and exclude lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Lease expense for operating leases, consisting of lease payments, is recognized on a straight-line basis over the lease term. Included in lease expense are any variable lease payments incurred in the period that were not included in the initial lease liability. Lease expense for finance leases consists of the amortization of the ROU asset on a straight-line basis over the shorter of the useful life of the asset or the lease term, and interest expense is calculated using the effective interest rate method.

The following is a summary of the lease cost recognized in the Company’s consolidated statement of operations:

Operating Leases	Three months ended September 30, 2025	Nine months ended September 30, 2025
Lease cost in general and administrative expense
Operating lease expense	$8,195	$8,195
Total lease cost in general and administrative expense	$8,195	$8,195

F-45

ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

8.	LEASES (Continued)

The following is a summary of the impact of the Company’s leases on the statements of cash flows:

	Three months ended September 30, 2025	Nine months ended September 30, 2025
Leasing activity in cash flows from operating activities
Operating leases	$12,600	$12,600
Total leasing activity in cash flows from operating activities	$12,600	$12,600

The weighted-average remaining lease term in years and weighted-average discount rate for operating leases at September 30, 2025 is 1.75 and 23.70%.

The future minimum lease payments required under the Company’s leases as of September 30, 2025 are as follows:

Future minimum lease payments
2025	$50,400
2026	37,800
Toal future minimum lease payments	88,200
Less: Amount representing interest	(15,159)
Present value of lease liabilities	73,041
Less: current portion	(38,041)
Long-term portion	$35,000

9.	DEFERRED OFFERING COSTS

Pursuant to ASC 340-10-S99-1, costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering. The Company’s registration statement was declared effective and the stock began trading on May 15, 2025. During the three months ended March 31, 2025, the Company issued 532,913 shares of common stock in exchange for investment banking advisory services with a fair value of $6,927,869, which was recorded as deferred offering costs. During the six months ended June 30, 2025, the Company recorded an additional $698,570 for filing and legal fees related to the transaction. As of September 30, 2025, $1,741,750 of the deferred offering costs have been recorded as a reduction of the proceeds, in proportion to the funds received from the offering, which were recognized in additional paid-in capital.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	PATENTS, NET

Patents consist of the following:

	September 30, 2025	December 31, 2024

Patents	$274,700	$274,700
Less: accumulated amortization	(1,786)	(1,099)

TOTAL PATENTS	$272,914	$273,601

As of September 30, 2025, six of the Company’s fifty-seven international patents were issued and began being amortized over twenty years. As of September 30, 2024, five of the Company’s forty-four patents were approved by the countries in which the patent applications were filed. Amortization expense was $235 and $688 and $234 and $577 for the three and nine months ended September 30, 2025 and 2024, respectively.

11.	NOTE PAYABLE

Note payable consists of the following:

	September 30, 2025	December 31, 2024
Vehicle note payable for $40,248 with monthly installment payments of $799, including interest at 6.99% per annum. The loan is collateralized by the respective vehicle and is due in February 2027.	$12,745	$19,082

Less current portion	(8,982)	(8,524)

LONG-TERM PORTION	$3,763	$10,558

The balance of the above debt matures as follows:

Twelve Months Ending September 30,	Amount
2026	$8,982
2027	3,763

TOTAL	$12,745

Interest expense related to this note payable for the three and nine months ended September 30, 2025 and 2024, was $248 and $855 and $389 and $1,277, respectively.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

12.	CONVERTIBLE NOTE PAYABLE

On March 21, 2025, the Company issued a convertible promissory note with a face amount of $4,330,000, with a $4,000,000 initial purchase price and a $320,000 original issue discount, to Streeterville Capital LLC (“Streeterville”). On August 11, 2025 the Company issued a second convertible promissory note with a face amount $4,320,000, with a $4,000,000 initial purchase price and a $320,000 original issue discount, to Streeterville. The notes bear interest at a rate of 8% per annum and are pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated March 21, 2025. Under the purchase agreement, Streeterville agrees to purchase an amount of up to $40,000,000 in pre-paid purchases of the Company’s common stock, $0.0002 par value per share. The original principal amount is a $8,650,000 pre-paid purchase with a $8,000,000 initial purchase price and $640,000 original issue discount. In addition, the Company paid $10,000 to cover Streeterville’s transaction expenses, along with 62,500 shares of common stock issued as a commitment fee at closing, with a fair value of $812,500. The commitment fee was recorded as stock based compensation. A 6% fee on gross proceeds due to the Company’s investment banker of $480,000 has been capitalized in the notes payable as issuance costs. The original issue discount and issuance costs are amortized to interest expense using the effective method over a period of six months. In May 2025, Streeterville purchased 2,937,500 shares of common stock, at par value, in exchange for $588. The Company has the right to repurchase these pre-delivery shares at par value.

	September 30, 2025	December 31, 2024
March 21, 2025 issuance	$4,330,000	$-
August 11, 2025 issuance	4,320,000	-
Discount	(640,000)	-
Issuance costs	(480,000)	-
Amortization of discount and issuance costs	597,333	-
Conversion of note	(4,125,000)	-
TOTAL BALANCE	$4,002,333	$-

During the three months ended September 30, 2025, Streeterville converted $4,125,000 of the notes payable for 1,207,355 shares of common stock. Upon conversion, the Company immediately expensed to interest expense the remaining unamortized discount and issuance costs relative to the proportion of notes converted to total outstanding notes. During the three and nine months ended September 30, 2025 and 2024, the Company recognized interest expense associated with the amortization of the discount and issuance costs of $405,333 and $597,333 and $0 and $0, respectively. During the three and nine months ended September 30, 2025, the Company also recognized interest expense of $165,823 and $0, respectively.

13.	COMMITMENTS AND CONTINGENCIES

Lease Obligation

Effective April 1, 2024, the Company expanded its leased office space. The new term is nine months, and thereafter a month-to-month lease which can be canceled with a 90-day written notice and agreement to suitable terms by both parties. Under this lease, base rent is $3,600 per month. The Company is required to pay insurance, listing the property owner as an additional insured, and normal maintenance costs for certain of this leased property. Additionally, the Company rents a warehouse from an officer and shareholder for $2,250 per month on a month-to-month basis.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

13.	COMMITMENTS AND CONTINGENCIES (Continued)

Lease Obligation (Continued)

FASB ASU No. 2016-02, Topic 842, Leases, allows companies to elect certain policies for short-term leases. The Company has elected not to recognize right-of-use assets and lease liabilities arising from short-term leases with an initial term of 12 months or less.

Litigation

On September 9, 2025, John Doan and Jami Town named the Company as a defendant in Case No. 3:2025cv00721, pending in U.S. District Court for the Eastern District of Virginia. Doan and Town claim the Company is in breach of contract for loans made to AirBox. The loans were extended to AirBox before the Company purchased its assets in 2023. The Company explicitly acquired only the assets of AirBox and therefore does not believe it is liable for any of its previous liabilities. The Company has filed for removal from the claim. The plaintiffs have filed to have the case remanded to Virginia state court, where it was originally filed on August 13, 2025. Since this matter is still in its initial stages, the Company is unable to predict the outcome at this time.

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters.

The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

14.	RELATED-PARTY TRANSACTIONS

On May 26, 2020, the Company entered into a three year agreement with a stockholder of the Company for the use of a patent. Beginning June 1, 2020, the Company began paying the stockholder a monthly license fee of $10,000. Once revenue from sales, rentals, and leases begins, the Company is required to pay $25.00 per unit sold. If the Company does not sell 400 units per month (or $10,000), the original fixed $10,000 is paid. Accordingly, for the three and nine months ended September 30, 2025 and 2024, the Company recorded licensing fee costs in the amount of $30,000 and $90,000 each period, respectively.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

14.	RELATED-PARTY TRANSACTIONS (Continued)

On March 10, 2025, the Company entered into the second amendment to the Exclusive Patent License Agreement of May 26, 2020. The Second Amendment extends the license to perpetuity, covering the full term and life of the patents, and cures in the event of default. The Second Amendment also removes prior restrictions on the Company’s use, sale, or commercialization of the technology after termination, permitting the sale of remaining inventory for up to 90 days post-termination, provided all required reports and payments are made under the Agreement.

15.	STOCKHOLDERS’ EQUITY

Common Stock

As of April 30, 2020 (date of incorporation), the Company had 100,000,000 shares of common stock, with a par value of $0.0001, authorized and available to issue for purposes of satisfying any future transactions. No other class of stock has been authorized or is available for issuance.

Effective September 15, 2021, the Company authorized a 2-for-1 stock split, with 200,000,000 shares authorized and available, with a par value of $0.00005, to issue for purposes of satisfying any future transactions. Effective November 25, 2024, the Company authorized a 1-for-4 reverse stock split, with 200,000,000 shares authorized and available to issue for purposes of satisfying any future transactions. The par value is now $0.0002.

During the nine months ended September 30, 2025, the Company issued 5,112,182 shares of common stock as follows:

a)	11,692 shares with accredited investors in exchange for cash of $152,000 at an average share price of $13.00 per share. 7,692 of the shares were issued with warrants and deemed as equity, as described in Note 16.
b)	2,937,500 shares with an accredited investor in exchange for cash of $588. The shares were issued at par value, subject to the securities purchase agreement, dated March 21, 2025, by and between Streeterville Capital, LLC and the Company (the “Purchase Agreement”), as described in Note 12.
c)	120,820 warrants exercised, for 120,820 shares in exchange for cash of $573,895.
d)	25,693 shares issued through a crowdfunding campaign with other investors in exchange for net cash of $295,469, at an average share price of $11.50 per share net of offering costs.
e)	147,374 shares issued to employees and consultants, recognized as compensation expense, fair valued at $13.00 per share, for a total fair value of $1,915,862, based on the price per stock issued to investors for cash during the period January 1, 2025 to May 15, 2025.
f)	35,389 shares issued to employees or consultants via stock awards, recognized as compensation expense, for a total of $451,567, fair valued based on the Company’s closing stock price on the day the shares were issued.
g)	773 shares issued for the cashless exercise of vested options under the 2023 equity incentive plan, for a total of $9,269, fair value based on the Company’s closing stock price on the day the shares were exercised.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

15.	STOCKHOLDERS’ EQUITY (Continued)

Common Stock (Continued)

h)	532,913 shares issued to a consultant via stock awards, recognized as deferred offering costs, fair valued at $13.00 per share, for a total of $6,927,869, based on the price per stock issued to investors for cash.
i)	92,673 shares issued with a consultant as settlement of legal expenses incurred in prior periods, fair valued at $13.00 per share, for a total of $1,204,737, based on the price per stock issued to investors for cash.
j)	1,207,355 shares issued, with a fair value of $4,125,000, as a conversion of $4,125,000 notes payable, as described in Note 12.

,

Share Repurchase Program

On September 8, 2025, the Company announced a new share repurchase program (the “Repurchase Program”), pursuant to which the Company may purchase up to $10 million of its common stock through March 31, 2026.

Share repurchases under the Repurchase Program may be made from time to time through various means, including open market purchases, privately negotiated transactions, and/or pursuant to Rule 10b5-1 trading plans, in each case in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The timing, volume, and nature of share repurchases pursuant to the Repurchase Program are at the discretion of management and may be suspended or discontinued at any time. Shares repurchased under the Repurchase Program are held for sale and are included in the category of treasury stock.

The following table sets forth the Company’s share repurchases:

Three and nine months ended September 30, 2025
Total number of shares repurchased	19,700
Amount repurchased	$74,743
Average price per share	$3.79

Share repurchases for the three months ended September 30, 2025 were made on the open market subject to regulatory constraints. As of September 30, 2025, the Company had approximately $9.925 million available for repurchase remaining under the repurchase program.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

16.	WARRANTS

The following table summarizes the warrants outstanding as of September 30, 2025:

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value

BALANCE, DECEMBER 31, 2024	227,549	$10.08	$4.76	0.97	$598,996

Granted	7,692	11.00	8.55	3.45	-
Exercised	(120,820)	9.52	3.87	-	-
Cancelled/Expired	(6,680)	9.52	3.90	-	-

BALANCE, SEPTEMBER 30, 2025	107,741	$10.80	$6.09	1.27	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $3.64 for the Company’s common shares on September 30, 2025 and the closing stock price of $12.71 for the Company’s common shares on December 31, 2024.

17.	EQUITY INCENTIVE PLAN

The Company created the 2023 Equity Incentive Plan (the Plan) on April 27, 2023, under which shares of common stock became available for issuance not to exceed 1,500,000. The Stock Plan is designed to attract, retain, and motivate key employees. Currently, the fair value is recognized as an expense over the vesting period of the award. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant, vest over a four-year period, and expire after ten years. There are certain situations that may accelerate the vesting or termination of all outstanding options, such as a change in control. As of September 30, 2025, 854,042 shares were available for grant. The compensation expenses related to incentive units is included in general and administrative expenses with a corresponding increase to additional paid-in-capital.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

17.	EQUITY INCENTIVE PLAN (Continued)

The following table summarizes the options outstanding as of September 30, 2025:

	Share Options Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value

BALANCE, DECEMBER 31, 2024	614,704	$0.80	$10.88	8.87	$7,322,656

Granted	-	-	-	-	-
Exercised	(1,251)	0.76	10.30	-	-
Canceled/Expired	(4,135)	0.76	11.69	-	-

BALANCE, SEPTEMBER 30, 2025	609,318	$0.80	$10.87	8.12	$1,731,782

EXERCISABLE, SEPTEMBER 30, 2025	226,590	$0.80	$10.87	8.12	$643,211

The following table summarizes the nonvested share options for the nine months ended September 30, 2025:

	Nonvested Share Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value

BALANCE, DECEMBER 31, 2024	452,875	$0.80	$10.89	8.88	$5,396,007

Vested	(66,737)	0.79	10.92	8.15	190,042
Canceled/Expired	(3,079)	0.76	12.38	-	-

BALANCE, SEPTEMBER 30, 2025	382,729	$0.80	$10.87	8.13	$1,088,571

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying share options and the closing stock price of $3.64 for the Company’s common shares on September 30, 2025 and the closing stock price of $12.71 for the Company’s common shares on December 31, 2024.

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ARRIVE AI INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

17.	EQUITY INCENTIVE PLAN (Continued)

There were no options granted during the nine months ended September 30, 2025. As of September 30, 2025, there was $4,161,913 unrecognized compensation expense related to nonvested stock options to be recognized through June 30, 2028. Total compensation expense related to stock options during the three and nine months ended September 30, 2025 and September 30, 2024 was $268,191 and $757,957 and $270,011 and $732,293, respectively. During the nine months ended September 30, 2025 there were 1,251 options exercised in a cashless exchange for 773 shares.

Additionally, fully vested stock awards of 2,264 and 35,389 shares were issued under the Plan to employees during the three and nine months ended September 30, 2025 resulting in compensation expense of $20,942 and $541,567, respectively.

18.	RESEARCH AND DEVELOPMENT TAX CREDITS

The Company qualifies as a small business under Internal Revenue Code Section 41(h) and has elected to apply a portion of its federal research and development (R&D) credit against the employer portion of Social Security payroll taxes, in accordance with IRS Form 6765.

As of September 30, 2025, the Company had $226,011 of unused payroll tax credits. These credits are being applied as an offset to the Company’s payroll tax liability and are recognized as a reduction of payroll tax expense in the period the benefit is realized.

19. SUBSEQUENT EVENTS

On October 1, 2025, the Company signed a new five-year lease agreement for office space in Fishers Indiana. The lessor and building owner is a related party owned by the Company’s CEO Dan O’Toole. Under the triple-net lease, the Company is responsible for monthly rent expense plus taxes, insurance and common area maintenance. The lease term is October 1, 2025 through September 30, 2030, with a monthly rent payment of $54,366.

On October 2, 2025 the Company was the plaintiff in a lawsuit filed in federal court in the Southern District of Indiana for misappropriation of trade secrets. Taft, Stettinius & Hollister, LLP is representing the Company in the matter. Since this matter is still in its initial stages, the Company is unable to predict the outcome at this time.

On October 6, 2025, the Company awarded 21,876 restricted stock units with a fair value of $108,942 to three independent board members for their services during the third quarter of 2025. These shares vest on September 30, 2026 and are expensed as compensation expense over the vesting period.

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Up to 10,000,000 Shares of Common Stock

ARRIVE AI INC.

PROSPECTUS

April 9, 2026